Exhibit 10.1.2

THE
CONSOLIDATED EDISON
THRIFT SAVINGS PLAN

Includes:

•	The Consolidated Edison
Company of New York, Inc.
Tax Reduction Act Stock Ownership Plan

•	The Consolidated Edison
Company of New York, Inc.
Employee Stock Ownership Plan
and

•	The Defined Contribution Pension Formula

Issued a Favorable Determination Letter on
January 29, 2015

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Exhibit 10.1.2

Taking Into Account the Following Amendments:

•	Amended as of May 8, 2002 For Inclusion of the Employee Stock Ownership Plan;

•	Amended August 2003 For Favorable Determination Letter and the Economic Growth and Tax Relief Reconciliation Act;

•
Amended Effective as of January 1, 2005 To Take Into Account Changes Made By The Collective Bargaining Agreement For Local 1-2 Of The Utility Workers Of America, AFL-CIO, As Effective June 27, 2004, Through June 28, 2008;

•
Amended Effective as of January 1, 2005 to Take Into Account the Collective Bargaining Agreement for Local 503, of the International Brotherhood of Electrical Workers, AFL-CIO, As effective June 1, 2004, Through June 1, 2009;

•	Amended Effective February 1, 2007 for Changes in Loan Provision for CECONY Management or CEI Participants;

•	Amended December 2008 In Accordance with the November 2008 IRS Favorable Determination Letter;

•	Amended Effective as of July 1, 2008 To Take Into Account Changes Made By the 2008 -2012 Collective Bargaining Agreement For Local 1-2 Of The Utility Workers of America, AFL-CIO.

•
Restated as of January 31, 2007 in Accordance with Revenue Procedure 2006-66 and Notice 2005-101. The Restatement Reflects Changes Under EGTRRA, with technical corrections made by the Job Creation and Worker Assistance Act of 2002 (JCWAA),

the Pension Funding Equity Act of 2004 (PFEA), and the American Jobs Creation Act of 2004 (AJCA)

•	Amended Effective as of January 1, 2013, To Take Into Account Changes Made By the 2012 -2016 Collective Bargaining Agreement For Local 1-2 of the Utility Workers of America, AFL-CIO.

•	Amended Effective as of July 1, 2013 To Take Into Account Changes Made By the 2013 -2017 Collective Bargaining Agreement For Local 3 of The International Brotherhood of Electrical Workers, AFL-CIO.

•	Amended Effective as of June 2014 To Take Into Account Changes Made By the 2014 -2017 Collective Bargaining Agreement For Local 503 Of The International Brotherhood of Electrical Workers, AFL-CIO.

•	Amended February 2015 to Incorporate the Amendments Approved by the IRS Favorable Determination Letter dated January 29, 2015.

2

Exhibit 10.1.2

•
Amended Effective January 2016 to Take Into Account Administrative Non-material Changes (such as, and for the sake of uniform administration, consolidating language of those provisions the apply identically to CECONY and O&R Management Participants).

•
Amended and Restated as of December 31, 2016, To Take Into Account Changes Made By the 2016 -2020 Collective Bargaining Agreement For Local 1-2 of the Utility Workers of America, AFL-CIO and the Changes Approved by the Boards in November 2016.

3

Exhibit 10.1.2

THE CONSOLIDATED EDISON THRIFT SAVINGS PLAN

Introduction

The purpose of the Consolidated Edison Thrift Savings Plan (the “Thrift Savings Plan”) is to establish a convenient way for each eligible employee of the parent company, Consolidated Edison, Inc. (the “Company” and/or “CEI”) and of certain of the controlled group affiliates of CEI, to provide his or her retirement income by saving on a regular and long-term basis, while concurrently offering each employee an additional incentive to continue his or her career with the Company. The Thrift Savings Plan is intended to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), Sections 401(k) and 401(m) and to qualify under Section 401(a). The trust established under and as a part of the Thrift Savings Plan is intended to qualify under Code Section 501(a). The Thrift Savings Plan and its trust provide each Participant with an opportunity to defer a portion of his or her compensation and to invest and reinvest that deferred savings under the Thrift Savings Plan on a tax-deferred basis. It is intended that a Participant’s Pre-Tax contributions, and, if applicable, Roth Contributions, as defined in the Thrift Savings Plan, shall constitute payments by each Employer as contributions to the trust fund on behalf of the Participant, within the meaning of Code Section 401(k).
The Thrift Savings Plan was originally established and made effective on January 1, 1987, by the Consolidated Edison Company of New York, Inc. (“CECONY”) as the Consolidated Edison Retirement Income Savings Plan for Weekly Employees (“CECONY Weekly Plan”). Thereafter, the CECONY Weekly Plan was amended from time to time. On December 1, 1996, the CECONY Weekly Plan was amended and restated in its entirety, among other reasons, to make a transition from Bankers Trust Company as trustee and Record Keeper to Vanguard Fiduciary Trust Company.
Effective January 1, 1998, CEI was formed and CECONY became a subsidiary corporation of CEI. From time to time thereafter, wholly-owned affiliates of CEI were formed and together with CEI create a controlled group, as defined in Code Section 414(b), in which CEI is the parent corporation. In July 1999, CEI acquired Orange and Rockland Utilities, Inc. (“O&R”).
On July 20, 2000, for administrative ease, to facilitate the transfer of employees from one affiliate to another, and to reduce the cost of operational expenses, the Board of Trustees of CECONY and the Board of Directors of O&R approved the merger (“Merger”), effective January 1, 2001, of the following plans into the CECONY Weekly Plan:

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Exhibit 10.1.2

i.	the Consolidated Edison Thrift Savings Plan for Management Employees (the “CECONY Management Plan”);

ii.	the Orange and Rockland Utilities, Inc. Management Employees Savings Plan (the “O&R Management Plan”) and

iii.	the Orange and Rockland Utilities, Inc. Hourly Group Savings Plan (the “O&R Hourly Plan”).
The CECONY Weekly Plan, the CECONY Management Plan, the O&R Management Plan and the O&R Hourly Plan are called the Prior Plans.
The CECONY Weekly Plan, renamed the Consolidated Edison Thrift Savings Plan, was also amended, effective January 1, 2001, to take into account the Merger, among other things, and restated constitutes the single plan and a continuation of each one of the Prior Plans.
In the Thrift Savings Plan, CEI is the Company, CECONY is the Plan Sponsor and an Employer, O&R is an Employer, and certain existing and future affiliates are, or will become, Employers. The Thrift Savings Plan document serves as a single tax-qualified defined contribution plan under Internal Code Section 401(a), incorporating several formulas.
The Thrift Savings Plan is amended for the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1993, the Retirement Protection Act of 1994, as enacted under the Uruguay Round Agreements Act (General Agreement on Tariffs and Trade), the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, and certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amended Thrift Savings Plan is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions, effectuating EGTRRA, became effective January 1, 2002. The EGTRRA amendments supersede the provisions of the Thrift Savings Plan to the extent those provisions are inconsistent with the provisions of the EGTRRA amendments.
Additionally, the Thrift Savings Plan document serves as the official plan document for the Consolidated Edison Company of New York, Inc. Tax Reduction Act Stock Ownership Plan (“TRASOP”). The TRASOP is a plan separate from the Thrift Savings Plan. CECONY has entered into a separate trust agreement with Vanguard Fiduciary Trust Company under the TRASOP. Participation in the TRASOP is frozen.
The Thrift Savings Plan is amended to take into account the changes made by the collective bargaining agreement covering employees who are members of Local 1-2 of the Utility Workers Union of America, AFL-CIO, as effective June 24, 2000, Local 3 of the International

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Exhibit 10.1.2

Brotherhood of Electrical Workers, AFL-CIO, as effective June 24, 2001, and the collective bargaining agreement for Local 503 of the International Brotherhood of Electrical Workers, AFL-CIO, as effective June 20, 2000.
Effective May 8, 2002, the Company amended the Thrift Savings Plan to incorporate, as a separate part, an employee stock ownership plan (“ESOP”). All Participants are eligible to participate in the ESOP. Any Participant who elects as an Investment Fund, the Company Stock Fund for his or her Employer Matching Contributions, will be deemed to be an ESOP Participant. Only Employer Matching Contributions will be contributed to the ESOP.
On July 30, 2003, the Internal Revenue Service issued a favorable determination letter to the Thrift Savings Plan finding that the Thrift Savings Plan met the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1993, the Uruguay Round Agreements Act (General Agreement on Tariffs and Trade), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000. The favorable determination letter was subject to the adoption of the proposed amendments submitted to the IRS on June 23, 2003 and now integrated into this Plan document.
Revenue Procedure 2005- 66 announced the opening of the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16 (EGTRRA) determination letter program for individually designed plans. The Thrift Savings Plan was amended to meet all requirements set forth in Revenue Procedure 2005-66. Revenue Procedure 2006- 4 is intended as good faith compliance with the requirements of EGTRRA, is to be construed in accordance with EGTRRA and the guidance issued there under. Except as otherwise provided, the provisions of EGTRRA that have an earlier effective date were effective as of the first day of the plan year beginning after December 31, 2001.
The Thrift Savings Plan was amended to take into account the changes made by the Collective Bargaining Agreement covering employees who are members of Local 1-2 of the Utility Workers of America, AFL-CIO, as effective June 27, 2004, through June 28, 2008 and the Collective Bargaining Agreement for Local 503, of the International Brotherhood of Electrical Workers, AFL-CIO, as effective June 1, 2004.
On November 10, 2008, the Internal Revenue Service issued a favorable determination letter to the Thrift Savings Plan finding that the Thrift Savings Plan met the requirements of the 2005 Cumulative List of Changes in Plan Qualification Requirements. The November 10, 2008 Letter expired on January 31, 2012. The November 10, 2008 Determination Letter may not be

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Exhibit 10.1.2

relied on after the end of the Thrift Savings Plan’s first five-year remedial amendment cycle that ends more than 12 months after the application was received.
On April 21, 2009, the Public Service Commission of New York State issued an “Order Setting Rates” reflecting a proposed downward adjustment to the revenue requirement of CECONY amounting to $60 million (“April ’09 Austerity Order”). In response to the April ‘09 Austerity Order, CECONY adopted amendments to take into account certain austerity measures, including a temporary reduction of employer matching contributions for CECONY management participants.
Also, on May 15, 2009, the PSC issued an order (“May ’09 Austerity Order”) directing major electric and gas utilities in New York to examine their capital expenditures, operation and maintenance expenses, and any other areas over which it has discretion in order to identify costs that may be reduced without impairing the ability to provide safe and adequate service. Pursuant to the May ’09 Austerity Order, O&R adopted amendments to take into account certain austerity measures including a temporary reduction of employer matching contributions for O&R management participants.
The Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”) added IRC Section 401(a)(9)(H) that provides for a suspension of the minimum distribution requirement for calendar year 2009 applicable to defined contribution plans. Under WRERA, a plan amendment made pursuant to WRERA section 201 may be retroactively effective, if, in addition to meeting the other applicable requirements, the amendment was made on or before the last day of the first plan year beginning on or after January 1, 2011. The Plan Administrator timely adopted an amendment.
The Thrift Savings Plan was amended to take into account the changes made by the Collective Bargaining Agreement covering employees who are members of Local 1-2 of the Utility Workers of America, AFL-CIO, as effective June 27, 2008, through June 28, 2012.
Effective January 1, 2013, as a result of the Board of Trustees and the Board of Directors of O&R, having each and together adopted recommendations from the Total Rewards Study, the Thrift Savings Plan is amended to take into account the Total Reward Study changes to the employer matching contribution formula for a CECONY Management Participant and an O&R Management Participant who is covered under the Cash Balance Pension Formula in the Consolidated Edison Retirement Plan.
The Thrift Savings Plan was also amended to take into account the approval by the Board of Trustees to a change in the structure of the Named Fiduciaries.

7

Exhibit 10.1.2

The Thrift Savings Plan, in accordance with the collective bargaining agreement between the Utility Workers Union of America, AFL-CIO, and its Local 1-2 and Consolidated Edison Company of New York, Inc., dated July 26, 2012, through June 25, 2016, was amended in two parts: one, to provide that, effective January 1, 2013, a CECONY Weekly Participant who is (i) a Local 1-2 Employee; (ii) actively participating; and (iii) covered under the Cash Balance Pension Formula, will be entitled to a one hundred percent matching contribution. Also CECONY will increase the maximum Participating Contributions (contributions subject to an employer matching contribution) on an annual basis as set forth in the Local 1-2 CBA dated July 26, 2012.
In accordance with the collective bargaining agreement between the International Brotherhood of Electrical Workers, AFL-CIO, and its Local 3 and Consolidated Edison Company of New York, Inc., dated June 30, 2013, through June 24, 2017, the Thrift Savings Plan was amended to take into account: (i) a new Defined Contribution Pension Formula (“DCPF”); (ii) the entry of certain Local 3 Employees transferring from the Consolidated Edison Retirement Plan into the DCPF; (iii) the increase in the maximum Participating Contributions (contributions subject to an Employer Matching Contribution); and (iv) the increase in the percentage -- from 50% to either 75% or 100% -- of the Employer Matching Contributions for certain Local 3 Employees.
The newly adopted DCPF will be incorporated into the Thrift Savings Plan document. Many of the provisions, terms, and conditions of the Thrift Savings Plan will apply to each Participant covered under the DCPF. If and when there is a difference between whether, or the manner in which, a provision, term, or condition will apply under the DCPF, in general, the difference will be indicated.
In accordance with the collective bargaining agreement, effective June 1, 2014, up to and through May 31, 2017, between the International Brotherhood of Electrical Workers, AFL-CIO, and its Local 503, and Orange and Rockland Utilities, Inc., the Thrift Savings Plan is being amended to take into account the entry of certain Local 503 Employees transferring from the Consolidated Edison Retirement Plan into the DCPF; and the entry of newly hired Local 503 Employees into the DCPF.
In June 2014, in order for the Service to complete its issuance of a favorable determination letter, amendments were required. Accordingly, the Thrift Savings Plan was amended in June 2014 to address the Service’s concerns. In December 2014, the IRS notified the Plan Administrator that, in order for the Service to complete its issuance of a favorable

8

Exhibit 10.1.2

determination letter, additional amendments are required. Accordingly, the Thrift Savings Plan was amended to address the Service’s requests.
On January 29, 2015, the IRS issued a favorable determination letter taking into account the following Amendments: (1) December 18, 2014: amended to take into account changes requested by the Internal Revenue Service in order to secure a Favorable Determination Letter; (2) June 11, 2013: amended to take into account the changes resulting from the total rewards study; changes to the named fiduciaries structure; and changes resulting from the 2012 - 2016 collective bargaining contract between Local 1-2 and CECONY; (3) January 25, 2012: amended to eliminate a pre-EGTRRA requirement associated with a hardship distribution; (4) December 13, 2011: amended for newly added IRC Section 401(a)(9)(h) that waived calendar year 2009 required minimum distributions; (5) May 18, 2011: amended to take into account Vanguard’s loan procedures with regard to prepayments; (6) September 29, 2009: amended to take into account the Public Service Commission’s order of Austerity; and (7) June 16, 2014: amended to take into account the changes resulting from the 2013 - 2017 collective bargaining contract between the International Brotherhood of Electrical Workers, Local 3 and Consolidated Edison Company Of New York, Inc. As of February 2015, each of these Amendments has been incorporated into the Plan.
Effective January 2016, having the authority to amend the Thrift Savings Plan when necessary or desirable for uniform or efficient administration, the Plan Administrator has elected to exercise his authority and amend, through a restatement, the Thrift Savings Plan to address non-material administrative issues that had been discovered during a self-initiated comprehensive internal review with the Record keeper, the Vanguard Group. Those provisions which required modification to ensure operational consistencies have been properly revised and approved by the Plan Administrator.
The Thrift Savings Plan, in accordance with the Collective Bargaining Contract between the Utility Workers Union of America, AFL-CIO, and Local 1-2 and Consolidated Edison Company of New York, Inc., commencing June 26, 2016 and through June 20, 2020, is amended for each CECONY Weekly Employee who is a member of Local 1-2, as follows:

i.	effective January 1, 2017, he or she may make Roth Contributions;

ii.	effective January 1, 2018, employee contributions will be based on a percentage of his or her straight- time pay;

9

Exhibit 10.1.2

iii.	effective January 1, 2018, he or she may contribute up to, but no more than, 50% of pay;

iv.
effective on January 1, 2018, the maximum Employer Matching Contribution for an employee covered under the Final Average Pay Formula in the Retirement Plan will be 50% of the first 6% of his or her contribution up to but not to exceed $1,600, effective on and after January 1, 2019, not to exceed $1,650, and effective on and after January 1, 2020, not to exceed $1,700;

v.
beginning on January 1, 2018, the maximum Employer Matching Contribution for each employee covered under the Cash Balance Pension Formula in the Retirement Plan or the Defined Contribution Pension Formula in the Thrift Savings Plan, will be 100% of the first 6% of an employee’s contribution up to but not to exceed $3,200.00; beginning on and after January 1, 2019, not to exceed $3,300.00 and beginning on and after January 1, 2020, not to exceed $3,400.00;

vi.	an employee hired on or after January 1, 2018, and an employee hired before January 1, 2018, who is not participating in the Thrift Savings Plan, will be subject to an Auto Enrollment Feature;

vii.	effective July 2019, each employee contributing less than 2% will be subject to an Auto Escalation Feature;

viii.
Provisional Customer Field Representatives are eligible to participate in the 401(k) formula but not eligible to participate in the 401(m) - employer matching contribution formula, the loan feature, the Auto Enrollment Feature, the Auto Escalation Feature, the Defined Contribution Pension Formula, or the ESOP; and

ix.	a Local 1-2 employee who is first hired on or after July 1, 2016, or is covered under the Cash Balance Pension Formula in the Retirement Plan, each will be given a Pension Choice.

10

Exhibit 10.1.2

The Thrift Savings Plan is amended to provide that effective January 1, 2017, in general, each employee who is hired, reinstated, rehired, reemployed or otherwise returning after a break in service on the management payroll of CECONY, O&R, or a CEI Affiliate, will be covered under the Defined Contribution Pension Formula. Additionally, each CECONY, O&R, or CEI Affiliate management employee who is covered under the Cash Balance Pension Formula in the Retirement Plan will be given a Pension Choice to transfer out of the Retirement Plan and covered under the Defined Contribution Pension Formula.

Effective January 1, 2017, Con Edison Transmission, Inc. is a CEI Affiliate and has adopted and become a Participating Employer.

Except as otherwise specifically provided herein, the rights and benefits of any Participant who retires or whose employment is terminated are determined in accordance with the provisions of the Thrift Savings Plan as in effect and operative at the time of such retirement or termination.

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Exhibit 10.1.2

TABLE OF CONTENTS
Page

Article I.	Definitions 1

1.01	Account Balance 1

1.02	Actual Deferral Percentage 1

1.03	Affiliate 2

1.04	After-Tax Contribution 2

1.05	After-Tax Contributions Subaccount 2

1.06	Annual Dollar Limit 2

1.07	Annuity Starting Date 3

1.08	Austerity Period 3

1.09	Average Actual Deferral Percentage 3

1.10	Average Contribution Percentage 3

1.11	Beneficiary 3

1.12	Board 3

1.13	Break in Service 3

1.14	Cash Balance Pension Formula 3

1.15	CECONY 3

1.16	CECONY Management Employee 4

1.17	CECONY Management Participant 4

1.18	CECONY Management Plan 4

1.19	CECONY Participant 4

1.20	CECONY Weekly Employee 4

1.21	CECONY Weekly Participant 4

1.22	CECONY Weekly Plan 4

1.23	CEI 4

1.24	CEI Affiliate or CEI Affiliates 4

1.25	CEI Employee 4

1.26	CEI Participant 4

1.27	Code 4

1.28	Company 4

1.29	Company Stock and Company Stock Fund 4

1.30	Compensation 4

1.31	Compensation Credit Contributions 6

1.32	Contribution Percentage 6

1.33	Cost-of-Living Adjustment 6

1.34	Defined Contribution Pension Formula Subaccount 6

1.35	Disability 7

1.36	Eligible Employee 7

1.37	Employee 7

1.38	Employer 7

1.39	Employer Contribution 7

1.40	Employer Matching Contribution 7

1.41	Employer Matching Contributions Subaccount 7

1.42	ERISA 7

1.43	ESOP 8

1.44	ESOP Effective Date 8

1.45	ESOP Trust Fund 8

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Exhibit 10.1.2

1.46	Excess Aggregate Contributions 8

1.47	Excess Contributions 8

1.48	Excess Elective Deferral Percentage (Excess Pre-Tax Contributions) 8

1.49	Excess Pre-Tax Contributions 9

1.50	Highly Compensated Employee 9

1.51	Hour of Service 9

1.52	Investment Fund 10

1.53	Investment Manager 10

1.54	Leased Employee 10

1.55	Loan Reserve 10

1.56	Local 1-2 Employee 10

1.57	Local 3 Employee 10

1.58	Named Fiduciaries 10

1.59	Non-Highly Compensated Management Employee 11

1.60	Non-Participating Contribution 11

1.61	O&R 11

1.62	O&R Employee 11

1.63	O&R Hourly Employee 11

1.64	O&R Hourly Plan 11

1.65	O&R Management Employee 11

1.66	O&R Management Plan 11

1.67	O&R Participant 11

1.68	Participant 11

1.69	Participating Contribution 11

1.70	Payroll Period 11

1.71	Pension Choice 12

1.72	PCFR 12

1.73	Plan 12

1.74	Plan Administrator 12

1.75	Plan Year 12

1.76	Pre-Tax Contribution 12

1.77	Pre-Tax Contributions Subaccount 12

1.78	Prior Plan or Prior Plans 12

1.79	Qualified Default Investment Alternative 13

1.80	Qualifying Employer Securities 13

1.81	Qualified Non-Elective Contribution 13

1.82	Record Keeper 13

1.83	Retirement 13

1.84	Retirement Plan 13

1.85	Rollover Contributions 13

1.86	Rollover Contributions Subaccount 14

1.87	Roth Contributions 14

1.88	Roth Contributions Subaccount 14

1.89	Section 125 Contributions 14

1.90	Section 132 Contributions 14

1.91	Shares 14

1.92	Statutory Compensation 14

1.93	Total Compensation 14

1.94	Top Heavy Group 15

Exhibit 10.1.2

1.95	Top-Heavy Plan 15

1.96	Transferred Employer and Employee PAYSOP Contributions 15

1.97	TRASOP 15

1.98	TRASOP Account 15

1.99	TRASOP Trust Fund 15

1.100	Trust Fund 15

1.101	Trustee 15

1.102	Valuation Date 15

1.103	Vested Portion 15

1.104	Year of Service 16

Article II.	Eligibility and Participation 17

2.01	Eligibility 17

2.02	Eligibility to Participate in the Defined Contribution Pension Formula 17

2.03	Participation 17

2.04	Reemployment of Former Employees and Former Participants 18

2.05	Transferred Participants 18

2.06	Termination of Participation 18

2.07	Participation in ESOP 19

Article III.	Contributions 20

3.01	Contribution Election 20

3.02	Pre-Tax Contribution Dollar Limitation and Re-characterization 23

3.03	Return of Excess Pre-Tax Contributions 23

3.04	Excess Deferrals to Other Plans 24

3.05	Participating Contributions Eligible for Employer Matching Contributions 24

3.06	Rollover Contributions 35

3.07	Changes in Contributions 36

3.08	Payment To Trust 36

3.09	No Contributions to TRASOP 36

3.10	Catch-Up Contributions 36

3.11	Employer Matching Contributions to ESOP 37

3.12	Auto Enrollment Feature 37

3.13	Auto Escalation Feature 38

Article IV.	Investment Elections - Timing and Frequency 41

4.01	Employer Matching Contributions Election 41

4.02	Participant Pre-Tax Contributions, After-Tax Contributions and Rollover Contributions 41

4.03	Change of Election 41

4.04	Forfeitures 41

Article V.	The Trust Fund - Investments 42

5.01	Trust Agreement 42

5.02	Investment of Trust Fund 42

Exhibit 10.1.2

5.03	Qualified Default Investment Alternative (“QDIA”) and Fiduciary Relief 43

5.04	Company Stock Fund 44

5.05	Accounts and Subaccounts 45

5.06	Statements of Account 46

5.07	Responsibility for Investment 46

5.08	Eligible Investment Advice 46

Article VI.	Vesting 49

6.01	Participant Contributions 49

6.02	Employer Matching Contributions 49

6.03	Special Vesting Rules 50

6.04	Employer Compensation Credit Contributions 50

Article VII.	Distributions, Withdrawals and Forfeitures 51

7.01	Voluntary Termination or Termination by the Company - Forfeitures 51

7.02	Death 52

7.03	Withdrawals - In Service 52

7.04	Hardship Withdrawals 53

7.05	Distribution from Company Stock Fund 56

7.06	Leaves of Absence 56

7.07	Age 70½ Required Distribution 57

7.08	Form and Timing of Distributions 58

7.09	Proof of Death and Right of Beneficiary or Other Person 59

7.10	Distribution Limitation 60

7.11	Direct Rollover of Certain Distributions 60

7.12	Qualified Distribution from a Designated Roth Subaccount 62

7.13	Change in Status 62

Article VIII.	Non-Discrimination and Limitation 63

8.01	Actual Deferral Percentage Test 63

8.02	Actual Contribution Percentage Test 65

8.03	Separate Non-Discrimination Testing 67

8.04	Maximum Annual Additions 67

Article IX.	Loans 70

9.01	Loans Permitted 70

9.02	Amount of Loans 70

9.03	Source of Loans 70

9.04	Interest Rate 71

9.05	Repayment 71

9.06	Multiple Loans 72

9.07	Pledge 72

9.08	Loan Reserve 72

9.09	Other Terms 73

Exhibit 10.1.2

Article X.	Administration of the Plan, ESOP and TRASOP 74

10.01	Named Fiduciaries and Plan Administrator of Plan, ESOP, and TRASOP 74

10.02	Authority of Plan Administrator 74

10.03	Reliance on Reports 75

10.04	Delegation of Authority 75

10.05	Administration Expenses 75

10.06	Fiduciary Insurance 76

10.07	Claim Review 76

10.08	Appointment of Trustee 77

10.09	Limitation of Liability 77

Article XI.	Miscellaneous 79

11.01	Exclusive Benefit - Amendments 79

11.02	Termination - Sale of Assets of Subsidiary 79

11.03	Beneficiaries 80

11.04	Assignment of Benefits 81

11.05	Merger 82

11.06	Conditions of Employment Not Affected by Plan 82

11.07	Facility of Payment 82

11.08	Information 83

11.09	Additional Participating Employers 83

11.10	IRS Determination 83

11.11	Mistaken Contributions 84

11.12	Prevention of Escheat 84

11.13	Construction 84

Article XII.	Top-Heavy Provisions 85

12.01	Application of Top-Heavy Provisions 85

12.02	Minimum Benefit for Top-Heavy Year 85

12.03	Minimum Benefits 86

12.04	Aggregation Groups 86

12.05	Special Benefit Limits 86

12.06	Special Distribution Rule 86

Article XIII.	Tax Reduction Act Stock Ownership Plan 88

13.01	Purpose - Separate Entity 88

13.02	TRASOP Accounts - Application of Dividends 88

13.03	Voting Rights, Options, Rights, and Warrants 90

13.04	Distribution of Shares 90

13.05	Diversification of TRASOP Accounts 92

Article XIV.	Employee Stock Ownership Plan 94

14.01	Purpose - Separate Entity 94

14.02	Special Definitions for ESOP 94

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Exhibit 10.1.2

14.03	Participation in ESOP 95

14.04	Employer Matching Contributions 95

14.05	Purchase of Shares for ESOP Trust Fund 95

14.06	Dividends 96

14.07	Voting Rights, Options, Rights, and Warrants 97

14.08	Transferability 97

14.09	Diversification 97

14.10	Distribution of Shares 98

Article XV.	Defined Contribution Pension Formula 101

15.01	Special Definitions Applicable to the Defined Contribution Pension
Formula    101

15.02	Defined Contribution Pension Formula -Eligible Groups 101

15.03	Participation Rules in the DCPF - For a Local 3 Employee - Pension Choice 103

15.04	Participation Rules for a Local 3 Employee Transferring From the Retirement Plan 103

15.05	Participation Rules for an O&R Hourly Employee Transferring From the Retirement Plan - Pension Choice 104

15.06	Defined Contribution Pension for an O&R Hourly Employee Hired On or After June 1, 2014 104

15.07	Participation Rules in the DCPF for a Local 1-2 Employee - Pension
Choice    105

15.08	Participation Rules for a Local 1-2 Employee Transferring From the Retirement Plan 105

15.09	Participation Rules for Management Employee - for CECONY Management Employee, O&R Management Employee, and CET Employee 106

15.10	Participation Rules for Management Participants Transferring From the Retirement Plan - 106

15.11	Defined Contribution Pension Formula 107

15.12	Participant Investment Directions and Choices for the DCPF Account 108

15.13	Vesting in Compensation Credit Contributions 109

15.14	Form and Timing of Distributions 109

15.15	Death Benefits 110

15.16	Proof of Death and Right of Beneficiary or Other Person 111

15.17	Distribution Limitation 111

Exhibit 10.1.2

Article I.
Definitions

The following words and phrases have the following meanings in the Thrift Savings Plan unless a different meaning is plainly required by the context:
1.01    Account Balance means the amount credited to a Participant consisting of one or more of his or her Subaccounts, as the case may be, including his or her Pre-Tax Contributions Subaccount, including, for Plan Years on and after January 1, 2007, a Roth Contribution Subaccount (if established), After-Tax Contributions Subaccount, Rollover Contributions Subaccount, Employer Matching Contributions Subaccount, TRASOP Contributions Subaccount, ESOP Subaccount and other amounts transferred to the Thrift Savings Plan which are accounted for under the Thrift Savings Plan under such classification, including all dividends, income, gains and losses and loan balances attributable thereto.
Effective on and after July 2013, depending upon the provision, the term “Account Balance” may include, if applicable, a Participant’s DCPF Account.
1.02    Actual Deferral Percentage (“ADP”) means, for a specified group of Participants for a Plan Year, the average of the ratios, as set forth herein, of each group. For each Highly Compensated Employee who is a Participant, the ratio, expressed as a percentage, of (1) the amount of Pre-Tax Contributions and Roth Contributions (including Excess Pre-Tax Contributions) actually paid over to the Trust on behalf of such Highly Compensated Employee for the current Plan Year to (2) the Highly Compensated Participant’s Statutory Compensation for the entire Plan Year (whether or not the Eligible Employee was a Participant for the entire Plan Year). The ADP of each Non-highly Compensated Employee who is a Participant is the ratio, expressed as a percentage, of (1) the amount of Pre-Tax Contributions and Roth Contributions (excluding Excess Pre-Tax Contributions) for the current Plan Year to (2) the Non-Highly Compensated Employee’s Statutory Compensation for the portion of the current Plan Year in which the Participant was an Eligible Employee. For purposes of computing the ADP, an Eligible Employee who would be a Participant but for the failure to make Pre-Tax Contributions or Roth Contributions shall be treated as a Participant on whose behalf no Pre-Tax Contributions or Roth Contributions are made. The ADP of each Eligible Employee shall be rounded to the nearest 100th of 1% of each such Eligible Employee’s Statutory Compensation. Beginning in Plan Year 2002, “current Plan Year testing methodology,” will be applied for determining whether the Thrift Savings Plan meets the ADP test. For purposes of determining the ADP for a Plan

Exhibit 10.1.2

Year, Pre-Tax Contributions or Roth Contributions may be taken into account for a Plan Year only if they:
(a)relate to compensation that either would have been received by the Eligible Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2½ months after the close of the Plan Year but for the deferral election;

(b)	are allocated to the Eligible Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date; and

(c)	are actually paid to the Trustee no later than 12 months after the end of the Plan
Year to which the contributions relate.
1.03    Affiliate means any company that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that also includes as a member the Company; any trade or business under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, the definitions in Code Sections 414(b) and (c) shall be modified as provided in Code Section 415(h).
1.04    After-Tax Contribution means a contribution made by a Participant of amounts after income taxes have been withheld. After-Tax Contributions include Participating Contributions and Non-participating Contributions. In the case of an O&R Participant, After-Tax Contributions include Transferred Employee PAYSOP Contributions. After-Tax Contributions do not include Roth Contributions and Roth Contributions are not taken into account when testing under the Average Contribution Percentage.
1.05    After-Tax Contributions Subaccount means the account into which is credited all of a Participant’s After-Tax Contributions within which shall be separately accounted, if applicable, a Participant’s Participating Contributions and Non-Participating Contributions and all dividends, income, gains and losses attributable thereto.
1.06    Annual Dollar Limit means, effective January 1, 2002, in accordance with Code Section 401(a)(17), $200,000, except that, if for any calendar year from 1994 to 2001 the Cost-of-Living Adjustment is equal to or greater than $15,000, then the Annual Dollar Limit for any Plan Year

Exhibit 10.1.2

beginning January 1, 2003, shall be increased by the amount of such Cost-of-Living Adjustment, rounded to the next lowest multiple of $5,000.
1.07    Annuity Starting Date means the first day of the first period for which an amount is paid following a Participant’s retirement or other termination from employment.
1.08    Austerity Period means, for CECONY, the period beginning on July 1, 2009 and ending on June 30, 2010, the day designated by CECONY. Austerity Period for O&R begins on August 1, 2009 and ends on June 30, 2010, the day designated by O&R.
1.09    Average Actual Deferral Percentage means, with respect to a specified group of Eligible Employees, the average of the ADPs (calculated separately for each Participant in each specified group). The ADP for each group of Eligible Employees will be calculated to the nearest one one-hundredth of one percent.
1.10    Average Contribution Percentage means, with respect to a specified group of Eligible Employees for a Plan Year, the average of the actual Contribution Percentages (calculated separately for each Participant in each specified group). The Contribution Percentage for each group of Eligible Employees will be calculated to the nearest on one-hundredth of one percent.
1.11    Beneficiary means the person or persons, trust or other recipient determined in accordance with the provisions of Section 11.03 to succeed to a Participant’s Account Balance under the Thrift Savings Plan in the event of the death of such Participant prior to the entire distribution of such Account Balance.
1.12    Board means the Board of Trustees of CECONY.
1.13    Break in Service means a Plan Year in which an Employee completes 500 or fewer Hours of Service. Solely for purposes of determining whether a Break-in-Service has occurred, an Employee who is absent from work on account of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the adoption of that child by the Employee, for purposes of caring for that child or for a Family and Medical Leave Act (“FMLA”), shall be deemed to have earned at least 501 Hours of Service in the Plan Year in which he or she is absent from work or the immediately following Plan Year, whichever Plan Year is necessary to first avoiding a Break in Service.
1.14    Cash Balance Pension Formula means the defined benefit pension formula in the Consolidated Edison Retirement Plan that was established in Plan Year 2001 and has been available, from time to time, to different Eligible Employees.
1.15    CECONY means the Consolidated Edison Company of New York, Inc., and any successor by merger, purchase or otherwise.

Exhibit 10.1.2

1.16    CECONY Management Employee means an Employee employed by and on the management payroll of CECONY.
1.17    CECONY Management Participant means a CECONY Management Employee who is a Participant.
1.18    CECONY Management Plan means the Con Edison Thrift Savings Plan for Management Employees, as in effect and prior to January 1, 2001.
1.19    CECONY Participant means a CECONY Management Participant and/or a CECONY Weekly Participant.
1.20    CECONY Weekly Employee means an Employee employed by and on the payroll of CECONY who is (a) a member of the collective bargaining unit represented by Local 1-2 of the Utility Workers’ Union of America, AFL-CIO or (b) a member of the collective bargaining unit represented by Local 3 of the International Brotherhood of Electrical Workers, AFL-CIO.
1.21    CECONY Weekly Participant means a CECONY Weekly Employee who is a Participant.
1.22    CECONY Weekly Plan means the Con Edison Retirement Income Savings Plan for Weekly Employees, as in effect on December 31, 2000.
1.23    CEI means Consolidated Edison, Inc.
1.24    CEI Affiliate or CEI Affiliates means one, more than one or all, as the context indicates, of Consolidated Edison Solutions, Inc. (CES); Consolidated Edison Energy, Inc. (CEE); Consolidated Edison Development, Inc. (CED); Consolidated Edison Energy Massachusetts, Inc. (CEEM); CED Operating Company, L.P. (“CEDOC”) and any future Affiliate who becomes a Participating Employer. As of June 2008, a CEI Affiliate does not include CEEM or CEDOC. As of January 1, 2017, a CEI Affiliate includes Con Edison Transmission, Inc. (“CET”).
Each CEI Affiliate must separately adopt and have its Board, the CEI Board, and the Board of Trustees approve the adoption of the Defined Contribution Pension Formula for some or all of its Employees. Adoption of the Thrift Savings Plan without specific adoption and formal approval of the Defined Contribution Pension Formula results in no coverage for such CEI Affiliate Employee under the Defined Contribution Pension Formula.
1.25    CEI Employee means an Employee of a CEI Affiliate.
1.26    CEI Participant means a CEI Employee who is a Participant in the Thrift Savings Plan.
1.27    Code means the Internal Revenue Code of 1986, as amended from time to time.
1.28    Company means Consolidated Edison, Inc. or any successor by merger, purchase or otherwise, that assumes the obligations of this Thrift Savings Plan with respect to its Eligible Employees.

Exhibit 10.1.2

1.29    Company Stock and Company Stock Fund means, as to Company Stock, the common stock of Consolidated Edison, Inc. The shares of Company Stock are in a class of securities required to be registered under section 12 of the Securities Exchange Act of 1934. Each share of Company Stock is entitled to vote. Each Participant or Beneficiary is entitled to direct the Plan as to the manner in which his or her shares of Company Stock are to be voted. As to the definition of Company Stock Fund, see Plan Section 5.03.
1.30    Compensation means
a.for a CECONY Weekly Employee, straight time wages, paid for a Payroll
Period and determined prior to any reduction for --
Pre-Tax Contributions,
Section 125 Contributions, and
Section 132 Contributions.
For a CECONY Weekly Employee, Compensation is determined by excluding bonuses, overtime pay, premium pay, incentive compensation, severance pay, deferred compensation and all other forms of special pay;
b.for a CECONY Management Employee, a CEI Participant, or an O&R
Management Employee, base salary in a payroll period, determined prior to any reduction for:
Pre-Tax Contributions,
Section 125 Contributions, or
Section 132 Contributions.

For a CECONY Management Employee, a CEI Participant or an O&R Management Employee, Compensation is determined by excluding bonuses, overtime pay, incentive compensation, commissions, severance pay, deferred compensation and all other forms of special pay; and
c.for an O&R Hourly Employee who is not a part-time Employee, forty times the base hourly wage to an Eligible Employee in a week determined prior to any reduction for Pre-Tax Contributions and Section 125 Contributions. Compensation shall not include bonus, overtime, severance pay or other special pay, or any other employer contributions to another deferred compensation plan or employee welfare benefit plan. In the case of an O&R Participant who is a part-time Eligible Employee, twenty shall be substituted for forty in the preceding sentence.
d.For all Participants, Compensation for a Plan Year in excess of the Annual Dollar Limit for such Plan Year shall be disregarded.

Exhibit 10.1.2

e.For purposes of a “Compensation Credit Contribution,” under the Defined Contribution Pension Formula for a Local 3 Employee, “Compensation” means basic straight-time compensation plus Sunday premium pay, night shift, and midnight shift differential premium pay, calculated to the nearest whole dollar.

f.	For purposes of a “Compensation Credit Contribution,” under the Defined
Contribution Pension formula for an O&R Hourly Employee, “Compensation” means basic straight time compensation, calculated to the nearest whole dollar.
g.For purposes of a “Compensation Credit Contribution,” under the Defined Contribution Pension Formula for a “Management DCPF Participant,” as defined in Article XV), “Compensation” means basic straight time compensation calculated to the nearest whole dollar and his or her Annual Variable Pay Award as defined in Article XV, Defined Contribution Pension Formula.
1.31    Compensation Credit Contributions means the contributions made on behalf of a Participant by the Employer under the Defined Contribution Pension Formula.
1.32    Contribution Percentage means, for a Highly Compensated Employee, the ratio, expressed as a percentage, of After-Tax Contributions and Employer Matching Contributions on behalf of the Highly Compensated Employee for the current Plan Year to the Highly Compensated Employee’s Statutory Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Contribution Percentage for a Non-Highly Compensated Employee is the ratio, expressed as a percentage, of After-Tax Contributions and Employer Matching Contributions on behalf of the Non-Highly Compensated Employee for the prior Plan Year to the Non-Highly Compensated Employee’s Statutory Compensation for the portion of such Plan Year in which the Participant was an Eligible Employee. However, Employer Matching Contributions shall not be taken into account to the extent they are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Pre-Tax Contributions, Excess Contributions, or Excess Aggregate Contributions. The Contribution Percentage of each Eligible Employee shall be rounded to the nearest one-hundredth of one percent of such Employee’s Statutory Compensation.
1.33    Cost-of-Living Adjustment means the cost of living adjustment prescribed by the Secretary of the Treasury under Code Section 415(d) and applied to such items and in such manner as the Secretary shall provide.
1.34    Defined Contribution Pension Formula Subaccount means the account into which is credited a Participant’s Compensation Credit Contributions and all dividends, income, gains and losses attributable thereto.

Exhibit 10.1.2

1.35    Disability means total and permanent physical or mental disability, as evidenced by (a) receipt of a Social Security disability pension or (b) waiver of premium under an Employer’s group term life insurance plan.
1.36    Eligible Employee means a CECONY Weekly Employee, CECONY Management Employee, an O&R Hourly Employee, an O&R Management Employee, or a CEI Employee provided the CEI Affiliate has become a Participating Employer.
This paragraph describes which CECONY Management Employee, O&R Management Employee, CET Employee, or CEI Employee (whose employer is a Participating Employer for the Defined Contribution Pension Formula) is an Eligible Employee for coverage purposes under the Defined Contribution Pension Formula. Each such individual must be on the active payroll of a Participating Employer and must work at least 20 hours a week to become an Eligible Employee.
1.37    Employee means an individual who is employed by and a common law employee of the Company or an Affiliate and receives Compensation other than a pension, severance pay, retainer or fee under contract. The term Employee excludes any Leased Employee.
1.38    Employer means one, more than one, or all, as the context requires of CECONY, O&R, and each CEI Affiliate. Employer also means each newly created, future established or acquired Affiliate only to the extent that such Affiliate has the authority to and by its Board elects to participate and CEI and CECONY approves its participation in the Thrift Savings Plan, including its participation under the Defined Contribution Pension Formula.
1.39    Employer Contribution means a contribution to the Trust Fund made by an Employer on behalf of a Participant. An Employer Contribution includes Pre-Tax Contributions but does not include Roth Contributions or Employer Compensation Credit Contributions.
1.40    Employer Matching Contribution means an Employer contribution that “matches” a Participant’s Pre-Tax Contribution, a Participant’s After-Tax Contribution, or a Roth Contribution, as applicable. Effective on and after July 2013, an Employer Matching Contribution does not include an Employer Compensation Credit Contribution.
1.41    Employer Matching Contributions Subaccount means the Subaccount into which is credited a Participant’s Employer Matching Contributions and all dividends, income, gains and losses attributable thereto.
1.42    ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Exhibit 10.1.2

1.43    ESOP means, effective on the ESOP Effective Date, the Consolidated Edison Employee Stock Ownership Plan (“ESOP”), which is incorporated into and becomes a separate plan within this Plan.
1.44    ESOP Effective Date means May 8, 2002.
1.45    ESOP Trust Fund means that part of the Trust Fund held exclusively for the ESOP Subaccounts of the ESOP Participants.
1.46    Excess Aggregate Contributions means with respect to any Plan Year, the excess of:

a.	The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Average Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

b.	The maximum hypothetically Contribution Percentage Amounts permitted by the
Average Contribution Percentage test determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentage.
Such determination shall be made after first determining Excess Pre-Tax Contributions and then Excess Contributions. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Employee exceed the amount of After-Tax Contributions and Employer Matching Contributions made on behalf of such Highly Compensated Employee for the Plan Year.
1.47    Excess Contributions means, with respect to any Plan Year, the excess of:
a.    the aggregate amount of Employer Matching Contributions actually taken into account in computing the Average Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over
b.     the maximum amount of Employer’s contributions permitted by the Average Actual Deferral Percentage test determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Deferral Percentages Average, beginning with the highest of such percentages.
In no case shall the amount of Excess Contributions for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Pre-Tax Contributions made on behalf of such Highly Compensated Employee for the Plan Year.
1.48    Excess Elective Deferral Percentage (Excess Pre-Tax Contributions) means the excess of:
a.    the Average Deferral Percentage for the group of eligible Highly Compensated Employees, over

Exhibit 10.1.2

b.    the Average Deferral Percentage limit permissible to such group of Highly Compensated Employees.
1.49    Excess Pre-Tax Contributions
means those Pre-Tax Contributions that are includible in a Participant’s gross income under Code Section 402(g) to the extent the Participant’s Pre-Tax Contributions exceed the dollar limitation under Code Section 402(g).
1.50    Highly Compensated Employee means any Employee of the Company or an Affiliate (whether or not an Eligible Employee) who during the look-back year received Statutory Compensation in excess of $80,000, or, for calendar year beginning 2014, $115,000, adjusted by the Cost-of-Living Adjustment and was in the “Top Paid Group.” The term “Top Paid Group” includes all Employees who are among the 20% highest paid. A Highly Compensated Management Employee means a Highly Compensated Employee who is a CECONY Management Employee, an O&R Management Employee, or a CEI Employee who is not covered by a collective bargaining agreement. A Highly Compensated Union Employee is a Highly Compensated Employee who is a Local 1-2 Employee, Local 3 Employee, and an O&R Hourly Employee who is covered by a collective bargaining agreement.
1.51    Hour of Service means, with respect to any applicable computation period,
a.    each hour for which:
the Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliate;
the Employee is paid or entitled to payment by the Company or an Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and
back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate, excluding any hour credited under (a)(i) or (ii), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.
b.    No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation or disability insurance laws. Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the employee. The Hours of Service credited

Exhibit 10.1.2

shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c).
c.    With regard to an Employee for whom a record of his or her Hours of Service is not maintained,
One day of employment equals 10 Hours of Service;
One week of employment equals 45 Hours of Service; and
One month of employment equals 190 Hours of Service.
1.52    Investment Fund means an investment fund available under the Thrift Savings Plan for investment of assets held in the Trust Fund or the ESOP Trust Fund. Other than the Consolidated Edison Stock Fund and the TRASOP, Participants in the Defined Contribution Pension Formula will have available the same investment funds that are available under the Thrift Savings Plan available for the investment of their DCPF Account.
1.53    Investment Manager
means an investment manager as defined in ERISA Section 3(38), which is appointed by the Named Fiduciaries.
1.54    Leased Employee means any person performing services for the Company or an Affiliate as a leased employee as defined in Code Section 414(n). In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he or she has performed services as a Leased Employee shall be counted for service as an Employee for all purposes of the Thrift Savings Plan, except that he or she shall not, by reason of that status, become a Participant of the Thrift Savings Plan. Effective for plan years beginning after 1996, the definition of a Leased Employee, as set forth in Code Section 414(n) and the Regulations there under is amended to delete the term “…such services are of a type historically performed by Employees in the business field of the recipient…” to “…whose services are performed under the primary direction or control by the recipient….”
1.55    Loan Reserve means such term as set forth in Section 9.08.
1.56    Local 1-2 Employee means an Employee represented by Local 1-2, Utility Workers’ Union of America, AFL-CIO.
1.57    Local 3 Employee means an Employee represented by Local 3, International Brotherhood of Electrical Workers, AFL-CIO.
1.58    Named Fiduciaries means the persons designated as named fiduciaries of the Thrift Savings Plan pursuant to Section 10.01. Effective on and after February 15, 2012, reference to the term “Named Fiduciaries” means the “Named Fiduciary Committee.”

Exhibit 10.1.2

1.59    Non-Highly Compensated Management Employee means any CECONY Management Employee, O&R Management Employee or CEI Employee who is not covered by a collective bargaining agreement and not a Highly Compensated Employee. Code Section 401(k)(3)(A), as amended by the Small Business Job Protection Act, provides for the use of the prior year testing method in determining the ADP of Non-Highly Compensated Employees, while current year data is used for Highly Compensated Employees. Alternatively, the Thrift Savings Plan may use current year data for determining the ADPs for both NHCEs and HCEs. This is known as the current year testing method.
1.60    Non-Participating Contribution means the portion of a CECONY Participant’s or CEI Participant’s Pre-Tax Contributions or After-Tax Contributions that is not matched by Employer Matching Contributions.
1.61    O&R means Orange and Rockland Utilities, Inc.
1.62    O&R Employee means an Employee employed by and on the active payroll of O&R. A person designated by O&R as a co-op employee or employed in a co-op capacity, as such term is defined by O&R, and any employee employed on a temporary or seasonal basis shall not be considered an O&R Employee or an Eligible Employee.
1.63    O&R Hourly Employee means an Employee employed by and on the active payroll of O&R who is a member of the collective bargaining unit represented by Local 503 of the International Brotherhood of Electrical Workers, AFL-CIO.
1.64    O&R Hourly Plan means the Orange and Rockland Utilities, Inc. Hourly Group Savings Plan, as in effect on December 31, 2000.
1.65    O&R Management Employee means an Employee employed by and on the active management payroll of O&R and is not an O&R Hourly Employee.
1.66    O&R Management Plan means the Orange and Rockland Utilities, Inc. Management Employees’ Savings Plan, as in effect on December 31, 2000.
1.67    O&R Participant means an O&R Hourly Employee and an O&R Management Employee who is participating in the Thrift Savings Plan.
1.68    Participant means any person who has an Account Balance in the Thrift Savings Plan.
1.69    Participating Contribution means the portion of the Participant’s Pre-tax Contributions, Roth Contributions, or After-Tax Contributions for which there is an Employer Matching Contribution.
1.70    Payroll Period means
a.    for a CECONY Weekly Employee or an O&R Hourly Employee, a one week period commencing on a Sunday and ending on the next following Saturday;

Exhibit 10.1.2

b.    for a CECONY Management Employee or an O&R Management Employee, a one month period commencing on the first and ending on the last day of the month. Effective beginning in 2009, Payroll Period means a semi - monthly period with contributions to the Thrift Savings Plan deducted on the 15th and last day of each month;
c.    for a CEI Participant, the prevailing payroll period for that CEI Affiliate.

1.71    Pension Choice means a one-time irrevocable election to remain covered under the Cash Balance Pension Formula in the Retirement Plan or to transfer to the Defined Contribution Pension Formula. Pension Choice also means, depending on the date of hire and the demographic of the Eligible Employee, a one-time irrevocable election to be covered under the Cash Balance Pension Formula in the Retirement Plan or to be covered under the Defined Contribution Pension Formula.

1.72    PCFR means a Provisional Customer Field Representative.
1.73    Plan means the Consolidated Edison Thrift Savings Plan, as amended from time to time, as set forth herein. The Thrift Savings Plan includes and is the plan document for the TRASOP.
Plan Administrator means the Plan Administrator appointed pursuant to Section 10.01 to administer the Thrift Savings Plan and the ESOP.
1.75    Plan Year means the calendar year.
1.76    Pre-Tax Contribution means an Employer’s contributions made to the Thrift Savings Plan at the election of the Participant, in lieu of cash compensation and before income taxes have been withheld on the amount, and includes contributions made pursuant to a salary reduction agreement. In the case of an O&R Participant, Pre-Tax Contributions include those Transferred Employer PAYSOP-Contributions that were transferred to the O&R Plan. Pre-Tax Contributions includes amounts deemed as Pre-Tax Contributions pursuant to an election under a cafeteria plan maintained by CECONY.
1.77    Pre-Tax Contributions Subaccount means the Subaccount into which is credited all of a Participant’s Pre-Tax Contributions and within which are separately accounted for as Participating Contributions and Non-Participating Contributions and all dividends, income, gains and losses attributable thereto.
1.78    Prior Plan or Prior Plans means one, more than one, or all, as the context requires, of the CECONY Management Plan, the CECONY Weekly Plan, the O&R Hourly Plan and the O&R Management Plan.

Exhibit 10.1.2

1.79    Qualified Default Investment Alternative means an investment alternative available to each Participant and/or Beneficiary that does not hold or permit the acquisition of employer securities, except in limited circumstances; satisfies certain requirements regarding transfers without penalty; and is an investment company registered under the Investment Company Act of 1940, a short-term capital preservation fund, or an investment fund that is managed by an investment manager within the meaning of ERISA Section 3(38) or the Trustee. A QDIA will meet the requirements as set forth, and subject to change, from time to time, under the Department of Labor Regulations.
1.80    Qualifying Employer Securities means the common stock of Consolidated Edison, Inc. The shares of Company Stock are in a class of securities required to be registered under section 12 of the Securities Exchange Act of 1934 and are publicly traded and readily tradable on an established securities market. Each share of Company Stock is entitled to vote. Under the TRASOP and the ESOP, whenever the term “Company Stock” is used, Company Stock means Qualifying Employer Securities, as defined herein. The TRASOP and ESOP have and will continue to invest primarily in Qualifying Employer Securities or similar form (such as stock, company stock, employer securities), in accordance with Treasury Regulation Sections. 54.4975-11(a)(2) and 11(b).
1.81    Qualified Non-Elective Contribution means a contribution made by an Employer that meets certain vesting, distribution and nondiscrimination requirements.
1.82    Record Keeper means the individual(s) or firm selected by the Plan Administrator to provide record keeping and Participant accounting services for the Thrift Savings Plan and the TRASOP, including maintenance of separate accounts for Participants in accordance with the provisions of Section 5.04 and Article 13.
1.83    Retirement means termination of employment by a Participant under circumstances in which he or she is entitled to receive an early retirement pension allowance, normal retirement pension allowance, or late retirement pension allowance under any Employer defined benefit plan. Retirement means termination from employment on or after his or her sixty-fifth birthday.
For purposes of the Defined Contribution Pension Formula, Retirement means termination from employment which, if such term were defined under the Retirement Plan, would be treated as an early, normal, or late retirement.
1.84    Retirement Plan means the Consolidated Edison Retirement Plan, as Amended and Restated.
1.85    Rollover Contributions means amounts contributed pursuant to Plan Section 3.08.

Exhibit 10.1.2

1.86    Rollover Contributions Subaccount means the account credited with a Participant’s Rollover Contributions and all dividends, income, gains and losses attributable thereto. Effective for Rollover Contributions received on or after January 1, 2002, a Rollover Contributions Subaccount may include a separately accounted for after-tax rollover subaccount attributable to after-tax rollover contributions and a separately accounted for Roth rollover subaccount attributable to Roth rollover contributions directly transferred to the directly transferred to the Thrift Savings Plan.
1.87    Roth Contributions means amounts contributed and designated as such as a Roth Contribution. Roth Contributions, sometimes referred to as designated Roth Contributions, are included in a Participant’s gross income in the year in which the Participant contributes such amounts to the Thrift Savings Plan. Roth Contributions are treated as Pre-Tax Contributions for purposes of the Annual Maximum Dollar Limit under Code Section 402(g)(3).
1.88    Roth Contributions Subaccount means the account credited with a Participant’s designated Roth Contributions including all dividends, income, gains and losses attributable thereto. The Thrift Savings Plan may not allocate forfeitures, or any Employer Matching Contributions, to a designated Roth Contribution Subaccount.
1.89    Section 125 Contributions means Employee contributions made pursuant to a salary reduction agreement under a cafeteria plan as that term is defined in Code Section 125.
1.90    Section 132 Contributions means Employee contributions made for qualified transportation expenses under a transportation reimbursement account.
1.91    Shares means issued and outstanding shares of common stock of the Company and shall include fractional shares of such common stock.
1.92    Statutory Compensation means the wages, salaries, and other amounts paid in respect of an Employee for services actually rendered to the Company or an Affiliate, including by way of example, shift premiums, bonuses, overtime payments and similar payments, but excluding non-taxable contributions to deferred compensation plans, taxable non-qualified stock options and other distributions which receive special tax benefits under the Code. Statutory Compensation includes Pre-Tax Contributions, Section 125 Contributions and Section 132 Contributions. Statutory Compensation may not exceed the Annual Dollar Limit. To the extent that the above definition does not satisfy the non-discrimination requirements, Statutory Compensation may be redefined, by the Plan Administrator, to meet an alternative definition of compensation, including within Code Section 415(c)(3).
1.93     Total Compensation means for a CECONY Weekly Employee, who is a Local 1-2 Employee, Compensation including overtime pay and premium pay.

Exhibit 10.1.2

1.94    Top Heavy Group means any required aggregation group (as defined in Section 12.03) or any permissive aggregation group (as defined in Section 12.03) in which more than 60% of the sum of (a) the aggregate account balances under all plans in the group and (b) the aggregate present value of accrued benefits under all plans in the group is allocated to key employees. For the purpose of this definition, present value shall be determined on basis of the applicable interest rate and applicable mortality table as set forth in the Company’s defined benefit plan.
1.95    Top-Heavy Plan means any defined contribution plan or defined benefit plan of an Employer or the Company under which more that 60% of the sum of (a) its aggregate account balances and (b) the present value of its aggregate accrued benefits is allocated to key employees. For the purposes of this definition present value shall be determined on the basis of the applicable interest rate and applicable mortality table as set forth in the Company’s defined benefit plan.
1.96    Transferred Employer and Employee PAYSOP Contributions means those amounts transferred to the O&R Management Plan or the O&R Hourly Plan on behalf of an O&R Employee from the terminated Orange and Rockland Utilities, Inc. Payroll-Based Employee Stock Ownership Plan.
1.97    TRASOP means the Tax Reduction Act Stock Ownership Plan of Consolidated Edison Company of New York, Inc., as included within this plan document, effective as of July 1, 1988.
1.98    TRASOP Account means an account maintained under the TRASOP by the Trustee of the TRASOP Trust Fund for an Employee.
1.99    TRASOP Trust Fund means the Trust Fund established solely for the TRASOP Accounts.
1.100    Trust Fund means the trust fund described in Article 5.
1.101    Trustee means the trustee appointed and acting as trustee of the Trust Fund, the TRASOP Trust Fund and the ESOP Trust Fund.
1.102    Valuation Date means the last day of the Plan Year and each additional date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value. Notwithstanding the foregoing, for purposes of calculating the top heavy ratio, the Valuation Date shall be the last day of the initial Plan Year and the last day of the preceding Plan Year for each subsequent Plan Year.
1.103    Vested Portion means the portion of an Account Balance in which the Participant has a nonforfeitable interest as provided in Article 6.

Exhibit 10.1.2

1.104    Year of Service means each Plan Year in which an Employee is credited with at least 1000 Hours of Service. An Employee is credited with a Year of Service in the month in which he or she completes 1000 Hours of Service. An Employee will be credited with a Year of Service in each Plan Year in which the Employee is absent on account of qualified military service, in accordance with Code Section 414(u). For purposes of determining when and if an Employee is 100% vested in his or her Account Balance, a Year of Vesting Service is a Year of Service credited to the Employee in the month in which he or she completes 1000 Hours of Service.

Exhibit 10.1.2

Article II

Eligibility and Participation

2.01    Eligibility
a.    Any person who was a Participant in a Prior Plan will continue to be a Participant in this Plan.
b.    Each Eligible Employee is eligible to participate in the Plan.
c.    Each Eligible Employee who was a Participant in, and had an account under the TRASOP on December 31, 2000, will continue to participate in the TRASOP and have a TRASOP Account. As of July 1, 1988, the TRASOP was closed to new Eligible Employees.
d.    A Provisional Customer Field Representative is eligible to participate solely in the 401(k) formula of the Plan. He or she is not eligible to participate in: (i) the 401(m) formula - and cannot receive Employer Matching Contributions; (ii) the ESOP or invest in the Company stock account; (iii) the Auto Enrollment Feature or the Auto Escalation Feature; (iv) the Defined Contribution Pension Formula; or (v) participant in-service distributions, withdrawals, or loans.
e.    The determination of who is an Eligible Employee, for purposes of coverage under the Defined Contribution Pension Formula, is stated below.
2.02    Eligibility to Participate in the Defined Contribution Pension Formula
a.    Effective as of July 2013, certain Eligible Employees, as more fully described in Article XV, also are eligible to participate in the Defined Contribution Pension Formula. The terms and conditions for eligibility under and participation in the Defined Contribution Pension Formula are set forth in Article XV. Participation in the Defined Contribution Pension Formula is not exclusive of participation in the Thrift Savings Plan. Eligibility to participate in the 401(k) formula does not automatically determine eligibility to participate in and be covered under the Defined Contribution Pension Formula.
2.03    Participation
a.    An Eligible Employee becomes a Participant by satisfying the service requirements, if any, as described herein, and by completing the enrollment process described below or such other enrollment process as may be prescribed by the Plan Administrator. An Eligible Employee must elect to make contributions to the Trust Fund in an amount or percentage as permitted by Section 3.01. In general, a Participant’s contributions are made by regular payroll deductions authorized from time to time by such Participant in such manner and on such conditions as may be prescribed by the Plan Administrator. An Eligible Employee who

Exhibit 10.1.2

elects not to make Pre-Tax Contributions, or Roth Contributions, is treated as a Participant who has made an election not to contribute to the Thrift Savings Plan.
CECONY Weekly Employee A CECONY Weekly Employee may become a Participant after completing 3 months of service. Participation may begin with the next immediately following Payroll Period by making an enrollment election not later than the day specified by the Plan Administrator.
CECONY Management Employee, O&R Management Employee, or a CEI Employee A CECONY Management Employee, O&R Management Employee, or a CEI Employee may become a Participant in a calendar month following his or her date of hire by making an enrollment election on or before the 20th day of the first calendar month of hire or any subsequent calendar month.
O&R Hourly Employee Effective January 1, 2005, an O&R Hourly Employee who is hired on or after January 1, 2005, may become a Participant in any month following the completion of six months of service by making an election on or before the 20th day of next following calendar month or any month thereafter. Participation will become effective on the first day of the first Payroll Period in the month following the month in which the election is made.
Other Eligible Employees To the extent that a person becomes an Eligible Employee and is not otherwise covered by a designated classification, he or she may become a Participant in the month in which his or her Employer adopts the Thrift Savings Plan as provided in the Plan Section 11.05 and satisfies whatever eligibility requirements, if any, his or her Employer selects.
2.04    Reemployment of Former Employees and Former Participants
Any person reemployed as an Eligible Employee, who previously was eligible to become a Participant, will become a Participant upon making an effective enrollment election as may be prescribed by the Plan Administrator.
2.05    Transferred Participants
A Participant who remains in the employ of the Company or an Affiliate but ceases to be an Eligible Employee will continue to be a Participant in the Thrift Savings Plan but will not be eligible to make After-Tax Contributions, Roth Contributions, or Pre-Tax Contributions or have Employer Matching Contributions made on his or her behalf while his or her employment status is other than as an Eligible Employee.
2.06    Termination of Participation

Exhibit 10.1.2

A Participant’s participation terminates on the date he or she is no longer employed by the Company or Affiliate and no longer has an Account Balance.

2.07    Participation in ESOP
In accordance with Article XIV, and effective on the ESOP Effective Date, each Participant who receives an Employer Matching Contribution is eligible to participate in the ESOP.

Exhibit 10.1.2

Article III.
Contributions
3.01    Contribution Election
a.    CECONY Weekly Participant A CECONY Weekly Participant may elect to contribute as follows:
Local 3 Employee For each of his or her basic straight-time Hours of Service not in excess of 40 in a Payroll Period, in one cent multiples or in the maximum permissible amount if such maximum is not a multiple of one cent, for any Payroll Period beginning on or after:

A Local 3 Employee	Employee Contribution

For any Payroll Period beginning on or after	She or he can contribute an amount

January 1, 2000, and before January 1, 2001,	not in excess of $3.52 per hour.
January 1, 2001, and before January 1, 2002	not in excess of $3.72 per hour.
January 1, 2002	up to but no more than the lesser of $20 per hour or 50% of basic straight-time pay.
January 1, 2010, or as soon as administratively practicable thereafter
The aggregate limit of participating and non-participating contributions, will be either $6.75 per hour or up to, but no more than, 50% of “Total Compensation,” as defined herein in multiples of 1%, subject to Internal Revenue Code limits.

Total Compensation includes overtime, Sunday premium pay, and night shift and midnight shift differential premium pay.

Local 1-2 Employee For each of his or her basic straight-time Hours of Service not in excess of 40 in a Payroll Period, in one cent multiples or in the maximum permissible amount if such maximum is not a multiple of one cent, as follows for any Payroll Period beginning on or after:

Exhibit 10.1.2

A Local 1-2 Employee	Employee Contribution

For any Payroll Period beginning on or after	She or he can contribute an amount

January 1, 2000, and before January 1, 2001,	not in excess of $3.52 per hour.
January 1, 2001	An amount such that the aggregate limit of participating and nonparticipating contributions is increased to but does not exceed $6.75 per hour, up to the IRS limits.
January 1, 2002 and before January 1, 2005	up to but no more than the lesser of $20 per hour or 50% of basic straight-time pay.
January 1, 2005, or as soon as administratively practicable thereafter	up to but not more than 50% of Total Compensation, including overtime, Sunday premium pay, night shift and midnight shift differential premium pay .
January 1, 2010, or as soon as administratively practicable thereafter,	As of January 1, 2010, the Thrift Savings Plan will eliminate the use of gross pay percentages when making deductions for Non-participating Contributions.

Such maximum amount of contributions shall be subject to limitations imposed under the Code. At the time a CECONY Weekly Participant elects a contribution amount, he or she shall, in such manner and on such conditions as may be prescribed by the Plan Administrator, designate which portion is to be Pre-Tax Contributions and which is to be After-Tax Contributions. A CECONY Weekly Participant may elect to make Pre-Tax Contributions whether or not he or she elects to make After-Tax Contributions and may elect to make After-Tax Contributions whether or not he or she elects to make Pre-Tax Contributions. Pre-Tax Contributions and After-Tax Contributions are further limited as provided below and in Article 8. Effective January 1, 2017, each Local 1-2 Employee may elect to make Roth Contributions.

Effective January 1, 2018, Local 1-2 Employee contributions will be based on a percentage of straight-time pay. She or he may contribute between one percent and fifty percent on a pre-tax, Roth, or after-tax contribution basis. In the first payroll period of January 2018, each Local 1-2 Employee who is contributing on a dollar per hour basis will have his or her weekly contribution amount converted to a percent of straight-time pay. The calculated percent

Exhibit 10.1.2

will be rounded to the nearest whole percent. If the calculated percent is less than one percent, his or her contribution rate will be set to the minimum of one percent.

b.    CECONY Management and a CEI Participant For Plan Years beginning before January 1, 2002, a CECONY Management Participant and a CEI Participant may elect to reduce his or her Compensation payable, while a Participant, by at least 1% and not more than 18%, in multiples of 1%, and have that amount contributed to the Thrift Savings Plan as either Pre-Tax Contributions, or effective as of July 2010, Roth Contributions, or as After-Tax Contributions. A CECONY Management Participant or CEI Participant may elect to make Pre-Tax Contributions or Roth Contributions whether or not he or she elects to make After-Tax Contributions and may elect to make After-Tax Contributions whether or not he or she has elected to make Pre-Tax Contributions or Roth Contributions. A Participant may elect to designate some of all of his or her Pre-Tax Contributions as Roth Contributions at the time he or she is making his or her elections. Roth Contributions are treated as Pre-Tax Contributions and are subject to the same annual maximum limits as Pre-Tax Contributions. An amount contributed to the Thrift Savings Plan pursuant to the election of a CECONY Management Participant under a cafeteria plan under Code Section 125 may be designated as a Pre-Tax Contribution, a Roth Contribution or an After-Tax Contribution. The maximum total percentage of Compensation which the CECONY Management Participant and CEI Participant may elect to contribute in the aggregate as Pre-Tax Contributions and After-Tax Contributions is 18%. Pre-Tax Contributions and After-Tax Contributions are further limited as provided below and in Article 8. For Thrift Savings Plan Years beginning on and after January 1, 2002, a CECONY Management Participant and a CEI Participant may elect to contribute up to 50% of his or her Compensation as Pre-Tax Contributions, Roth Contributions, and/or After-Tax Contributions, subject to the maximum annual addition limit set forth in Section 8.03 of the Thrift Savings Plan.

c.    O&R Hourly Participant An O&R Hourly Participant may elect to reduce his or her Compensation by at least 1% and not more than 50%, in multiples of 1%, and have that amount contributed to the Thrift Savings Plan as Pre-Tax Contributions. Pre-Tax Contributions are further limited as provided below and in Article 8.

d.    O&R Management Participant For Plan Years beginning before January 1, 2002, an O&R Management Participant may elect to reduce his or her Compensation payable while a Participant by at least 1% and not more than 15%, in multiples of 1%, and have that amount

Exhibit 10.1.2

contributed to the Thrift Savings Plan. Effective January 1, 2002, an O&R Management Participant may contribute up to 50% of his or her Compensation. At the time an O&R Management Participant elects a contribution amount, he or she will designate which portion is to be Pre-Tax Contributions or Roth Contributions and which is to be After-Tax Contributions. An O&R Management Participant may elect to make Pre-Tax Contributions or Roth Contributions whether or not he or she elects to make After-Tax Contributions and may elect to make After-Tax Contributions whether or not he or she elects to make Pre-Tax Contributions or Roth Contributions. Pre-Tax Contributions, Roth Contributions, and After-Tax Contributions are to be further limited as provided below and in Article 8.
3.02    Pre-Tax Contribution Dollar Limitation and Re-characterization
In no event will a Participant’s Pre-Tax Contributions and/or Roth Contributions made on his or her behalf by the Company or an Affiliate to all plans, contracts or arrangements, subject to the provisions of Code Section 402(g), in any calendar year exceed $11,000 multiplied by the Cost-of-Living Adjustment. The Pre-Tax Contribution limit will be increased for calendar year 2007 to $15,500; for calendar year 2008 to $15,500; for calendar year 2009 to $16,500. Beginning in calendar year 2006, the $15,000 limit will be multiplied by the Cost-of-Living Adjustment, increasing in $500 increments. Once a Participant’s Pre-Tax Contributions or Roth Contributions in a calendar year reach the applicable dollar limitation, his or her election of Pre-Tax Contributions or Roth Contributions for the remainder of the calendar year will be canceled. If so elected by a Participant, other than for an O&R Hourly Participant, excess Pre-Tax Contributions will be re-characterized as After-Tax Contributions at the same rate as was previously in effect for Pre-Tax Contributions. Each Participant affected by this Section 3.02 may elect to change or suspend the rate at which he or she makes After-Tax Contributions. As of the first Payroll Period of the calendar year following such cancellation, the Participant’s election of Pre-Tax Contributions will again become effective at the rate in accordance with his or her most recent election.
3.03    Return of Excess Pre-Tax Contributions
In the event that the sum of the Pre-Tax Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or an Affiliate exceed the dollar limitation in Code Section 402(g) for any calendar year, the Participant will be deemed to have elected a return of Pre-Tax Contributions in excess of such limit (“Excess Pre-Tax Contributions”) from this Plan. Unless Excess Pre-Tax Contributions are characterized as After-Tax Contributions, Excess Pre-Tax Contributions, together with Earnings, will be returned to the Participant no later than the April 15th following the end of the calendar year in which the Excess

Exhibit 10.1.2

Pre-Tax Contributions were made. The amount of Excess Pre-Tax Contributions to be returned for any calendar year will be reduced by any Pre-Tax Contributions previously returned to the Participant under Section 8.01 for that calendar year. In the event any Pre-Tax Contributions returned under this Section 3.03 received Employer Matching Contributions, those Employer Matching Contributions, together with Earnings, will be forfeited and used to reduce future Employer Contributions.
As indicated above, if a Participant has an Excess Deferral arising under this Plan and/or any related Employer plan, the excess with be distributed, along with earnings and losses, by the first April 15 following the year in which the Excess Deferral arose. Also, as noted above, the Participant is deemed to notify the Employer in this situation.
For Plan Year 2007 only, allocable income or loss must have included income or loss for the Participant’s taxable year and income or loss for the period between the end of the taxable year and the date of distribution (the “Gap Period”). For taxable years beginning before January 1, 2006, income or loss allocable to the Gap Period could be disregarded in determining income or loss on Excess Deferrals for such years. For Plan Years after 2007, allocable income or loss is determined only through the end of the taxable year of the excess. Finally, the method for calculating the income or loss has been set forth above and has been and continues to apply for allocating income or loss to a Participant’s Accounts.
3.04    Excess Deferrals to Other Plans
If a Participant makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Company or an Affiliate for any calendar year and those contributions when added to his or her Pre-Tax Contributions result if Excess Pre-Tax Contributions, the Participant may allocate all or a portion of the Excess Pre-Tax Contributions to this Plan. In that event, the Excess Pre-Tax Contributions, together with Earnings, will be returned to the Participant no later than the April 15th following the end of the calendar year in which the Excess Pre-Tax Contributions were made. The Thrift Savings Plan is not required to return Excess Pre-Tax Contributions unless the Participant notifies the Plan Administrator, in writing, by March 1st of the following calendar year of the amount of the Excess Pre-Tax Contributions allocated to this Plan. The amount of Excess Pre-Tax Contributions to be returned for any calendar year will be reduced by any Pre-Tax Contributions previously returned to the Participant under Section 8.01 for that calendar year. In the event any Pre-Tax Contributions returned under this Section 3.04 were matched by Employer Matching Contributions, those Employer Matching Contributions, together with Earnings, will be forfeited and used to reduce future Employer Matching Contributions.

Exhibit 10.1.2

3.05    Participating Contributions Eligible for Employer Matching Contributions
A Participating Contribution means that amount of a Participant’s contribution which is entitled to an Employer Matching Contribution.

a.    CECONY Weekly Participant

The amount of each CECONY Weekly Employee’s contribution, based on an amount per hour up to but not to exceed 40 hours per Payroll Period and as set forth below, will be his or her Participating Contribution for such Payroll Period. This means that the amount of each hour contributed as a “Participating Contribution,” will be entitled to an Employer Matching Contribution. The amount, if any, by which a CECONY Weekly Employee’s contribution for a Payroll Period exceeds his or her Participating Contribution (the “hourly” amount minus the amount eligible for the Employer Matching Contribution) will be his or her Non-Participating Contribution for such Payroll Period.
b.    Local 1-2 Employee

A Local 1-2 Employee	Participating Contributions Entitled to Employer Matching Contributions.

For any Payroll Period beginning on or after	This is the amount of her or his employee contribution that is entitled to an employer matching contribution ( “Participating Contribution”):

January 1, 2000	$0.97 per hour not in excess of 40 hours.
January 1, 2001	$1.02 per hour not in excess of 40 hours.
January 1, 2002	$1.07 per hour not in excess of 40 hours.
January 1, 2003	$1.12 per hour not in excess of 40 hours.
January 1, 2004	$1.17 per hour not in excess of 40 hours.
January 1, 2009	$1.20 per hour not in excess of 40 hours.
January 1, 2010	$1.23 per hour not in excess of 40 hours.
January 1, 2011	$1.26 per hour not in excess of 40 hours.
January 1, 2012	$1.29 per hour not in excess of 40 hours.
January 1, 2013	$1.33 per hour not in excess of 40 hours.
January 1, 2014	$1.37 per hour not in excess of 40 hours.
January 1, 2015	$1.41 per hour not in excess of 40 hours.
January 1, 2016	$1.45 per hour not in excess of 40 hours.
January 1, 2017	$1.50 per hour not in excess of 40 hours.

Exhibit 10.1.2

CECONY will contribute on behalf of a Local 1-2 Employee who elects to make Pre-Tax Contributions or After-Tax Contributions for a Payroll Period an amount equal to 50% of the aggregate Participating Contributions (Pre-Tax and/or After Tax) made by the Local 1-2 Employee for such Payroll Period, matching first Pre-Tax Contributions and then After-Tax Contributions.
Beginning with the first Payroll Period on or after January 1, 2013, or as soon as administratively practicable thereafter, CECONY will contribute on behalf of each Local 1-2 Employee who is covered under the Cash Balance Pension Formula of the Retirement Plan and who elects to make Employee Contributions for a Payroll Period, an Employer Matching Contribution equal to 100% of his or her Participating Contribution for each Payroll Period.

Beginning January 2018:    Weekly and Annual Maximum Employer Matching Contribution for Local 1-2 Employee Covered Under the Final Average Pay Formula in the Retirement Plan

Beginning with the first payroll period on or after January 1, 2018, or as soon as administratively practicable, for each Local 1-2 Employee covered under the Final Average Pay Formula in the Retirement Plan, the Employer Matching Contribution for each week will be fifty (50) percent of the first six (6) percent of his or her straight-time pay contributed for the payroll period.

The Employer Matching Contribution will not exceed the Weekly Maximum Employer Matching Contribution which is $30.77 for Plan Year 2018. The Weekly Maximum Employer Matching Contribution for Plan Year 2018 will not exceed the Annual Maximum Employer Matching Contribution of $1,600.

Effective January 1, 2019 and each January 1st thereafter, the Weekly and Annual Maximum Employer Matching Contributions will be as follows:

Calendar Year Beginning	Weekly Maximum Employer Matching Contribution	Annual Maximum Employer Matching Contribution *
January 1, 2019	$31.73	$1,650
January 1, 2020	$32.69	$1,700

Exhibit 10.1.2

* A Local 1-2 Employee will be eligible to receive the Annual Maximum Employer Matching Contribution for a Plan Year if he or she had contributed at least six (6) percent of his or her weekly straight-time pay during each week of the entire Plan Year.

Beginning January 2018:    Weekly and Annual Maximum Employer Matching Contribution for Local 1-2 Employee Covered Under the Cash Balance Pension Formula or Covered Under the Defined Contribution Pension Formula

Effective January 1, 2018, for each Local 1-2 Employee covered under the Cash Balance Pension Formula in the Retirement Plan or the Defined Contribution Pension Formula in the Thrift Savings Plan, the Employer Matching Contribution for each week will be one hundred (100) percent of the first six (6) percent of his or her straight-time pay contributed for the payroll period.
The Employer Matching Contribution will not exceed the Weekly Maximum Employer Matching Contribution which for Plan Year 2017 is $61.54. The Weekly Maximum Employer Matching Contributions for Plan Year 2018 will not exceed the Annual Maximum Employer Matching Contribution of $3,200.

Effective January 1, 2019 and each January 1st thereafter, the Weekly and Annual Maximum Employer Matching Contributions will be as follows:

Calendar Year Beginning	Weekly Maximum Employer Matching Contribution	Annual Maximum Employer Matching Contribution **
January 1, 2019	$63.46	$3,300
January 1, 2020	$65.38	$3,400

** A Local 1-2 Employee will be eligible to receive the Annual Maximum Employer Matching Contribution for a Plan Year if he or she had contributed at least six (6) percent of his or her weekly straight time-pay during each week of the entire Plan Year.

True-Up Company Contribution for Local 1-2 Employee

Exhibit 10.1.2

Effective for Plan Years on and after January 1, 2018, CECONY will make a “True-up Contribution,” to each Local 1-2 Employee who is on the active payroll at the end of the Plan Year and who is eligible for a “True-up Contribution.” A Local 1-2 Employee will be eligible for a True-up Contribution if his or her contribution automatically stops before the end of the Plan Year because the IRS annual contribution limit was reached and he or she did not receive the Annual Maximum Employer Matching Contribution for the Plan Year. A “True-up Contribution” is an Employer Matching Contribution in an amount equal to the difference between the applicable Annual Maximum Employer Matching Contributions for the Plan Year and the amount actually contributed by the Company. CECONY will make the True-Up Contribution as soon as administratively practicable after the end of a Plan Year.

Employer Matching Contributions are made expressly conditional on the Thrift Savings Plan satisfying the provisions of Article VIII. If any portion of the Pre-Tax Contribution or After-Tax Contribution to which the Employer Matching Contribution relates is returned to the Local 1-2 Employee under Section 3.01, 8.01, 8.02 or 8.03, the corresponding Employer Matching Contribution will be forfeited, and if any amount of the Employer Matching Contribution is deemed an Excess Aggregate Contribution under Section 8.03, such amount will be forfeited in accordance with the provisions of that Section.

c.    Local 3 Employee
The amount of each Local 3 Employee’s contribution, set forth below, will be his or her Participating Contribution for such Payroll Period. The amount, if any, by which a Local 3 Employee’s contribution for a Payroll Period exceeds his or her Participating Contribution will be his or her Non-Participating Contribution for such Payroll Period.

Exhibit 10.1.2

A Local 3 Employee	Participating Contributions Eligible for Employer Matching Contributions.

For any Payroll Period beginning on or after	This amount of her or his employee contribution that will be matched by an employer contribution (called a “participating contribution”)

January 1, 2001,	$1.02 per hour.
January 1, 2002	$1.07 per hour.
January 1, 2003	$1.12 per hour.
January 1, 2004	$1.17 per hour.
January 1, 2005	$1.22 per hour.
January 1, 2014	$1.26 per hour not in excess of 40 hours.
January 1, 2015	$1.30 per hour not in excess of 40 hours.
January 1, 2016	$1.34 per hour not in excess of 40 hours.
January 1, 2017	$1.38 per hour not in excess of 40 hours.

CECONY will contribute on behalf of a Local 3 Employee who elects to make Pre-Tax Contributions or After-Tax Contributions for a Payroll Period an amount equal to 50% of the aggregate Participating Contributions (Pre-Tax and/or After Tax) made by the Local 3 Employee for such Payroll Period, matching first Pre-Tax Contributions and then After-Tax Contributions. Beginning with the first Payroll Period on or after January 1, 2014, or as soon as administratively practicable thereafter, CECONY will contribute, on behalf of each Local 3 Employee who is covered under the Cash Balance Pension Formula of the Retirement Plan and who elects to make Employee Contributions for a Payroll Period, an Employer Matching Contribution equal to 75% of his or her Participating Contributions for each Payroll Period.
Beginning with the first Payroll Period on or after January 1, 2014, or as soon as administratively practicable thereafter, CECONY will contribute, on behalf of each Local 3 Employee who is covered under the DCPF, and elects to make Employee Contributions for a Payroll Period, an Employer Matching Contribution equal to 100% of his or her Participating Contributions for each Payroll Period.
Employer Matching Contributions are made expressly conditional on the Thrift Savings Plan satisfying the provisions of Article VIII. If any portion of the Pre-Tax Contribution or After-Tax Contribution to which the Employer Matching Contribution relates is returned to the Local 3 Employee under Section 3.01, 8.01, 8.02 or 8.03, the corresponding Employer Matching Contribution will be forfeited, and if any amount of the Employer Matching Contribution is deemed an Excess Aggregate Contribution under Section 8.03, such amount will be forfeited in accordance with the provisions of that Section.

Exhibit 10.1.2

d.    CECONY Management Participant and CEI Participant

CECONY and each CEI Affiliate will contribute on behalf of each CECONY Management Participant or CEI Participant, as the case may be, who elects to make Pre-Tax Contributions, Roth Contributions, or After-Tax Contributions an amount equal to 50% of the sum of the Pre-Tax Contributions, Roth Contributions and After-Tax Contributions made on behalf of or by the CECONY Management Participant or the CEI Participant to the Thrift Savings Plan during each month, not to exceed 6% of Compensation for such month, to be matched first on Pre-Tax Contributions or Roth Contributions and then on After-Tax Contributions. Employer Matching Contributions for a month will not exceed 3% of the Participant’s Compensation for such month.

Beginning with the first Payroll Period on or after January 1, 2013, or as soon as administratively practicable thereafter, CECONY will contribute an Employer Matching Contribution on behalf of each CECONY Management Participant who is covered under the Cash Balance Pension Formula of the Retirement Plan and elects to contribute, an amount equal to 100% of the first 4% of Compensation and 50% of the next 4% of Compensation of such contribution each month up to, but not to not to exceed, 6% of his or her Compensation for such month. Employer Matching Contributions will match first Pre-Tax Contributions, then Roth Contributions, then After-Tax Contributions. Employer Matching Contributions for a month will not exceed 6% of the Participant’s Compensation for such month.

Beginning with the first Payroll Period on or after January 1, 2017, or as soon as administratively practicable thereafter, CECONY will contribute an Employer Matching Contribution on behalf of each CECONY Management Participant who, whether by design or election, is covered under the Defined Contribution Pension Formula, and who elects to contribute, an amount equal to 100% of the first 4% of Compensation and 50% of the next 4% of Compensation of her or his contribution each month up to, but not to not to exceed, 6% of his or her Compensation for such month. Employer Matching Contributions will match first Pre-Tax Contributions, then Roth Contributions, then After-Tax Contributions. Employer Matching Contributions for a month will not exceed 6% of the CECONY Management Participant’s Compensation for such month.

Exhibit 10.1.2

Employer Matching Contributions are made expressly conditional on the Thrift Savings Plan satisfying the provisions of Article VIII. If any portion of the Pre-Tax Contribution or After-Tax Contribution to which an Employer Contribution relates is returned to the CECONY Management Participant or CEI Participant under Section 3.01, 8.01, 8.02 or 8.03, the corresponding Employer Contribution will be forfeited, and if any amount of the Employer Contribution is deemed an Excess Aggregate Contribution under Section 8.03, the Excess Aggregate Contribution will be forfeited in accordance with the provisions of Section 8.03. In the event a CECONY Management Participant or CEI Participant elects to make Pre-Tax Contributions and/or After-Tax Contributions in an amount which, when taking into account his or her Employer Matching Contributions, exceeds the maximum annual additions, as defined and determined in Section 8.03 of the Thrift Savings Plan, the Employer will contribute an additional Employer contribution on behalf of such Participant (“CECONY/CEI True- Up Contribution”). The CECONY/CEI True- Up Contribution, will be made as soon as administratively possible after the end of the Plan Year, for each such CECONY Management Participant and CEI Participant who is employed at year end. The CECONY/CEI True-Up Contribution will equal the difference between 3% of such Participant’s Compensation on an annual basis minus his or her total Employer Matching Contributions made during the year.

Effective as of the first day of the Austerity Period, continuing during and until the end of the Austerity Period, CECONY will reduce its employer matching contribution. Beginning on July 1, 2009, CECONY will contribute, on behalf of each CECONY Management Participant who elects to make Pre-Tax Contributions or After-Tax Contributions, 25% of the sum of the Pre-Tax Contributions and After -Tax Contributions made by the CECONY Management Participant to the Thrift Savings Plan during each month, not to exceed 6% of Compensation for such month. The CECONY Employer Contributions will be matched first on Pre-Tax contributions, and then on After-Tax Contributions. Employer Contributions during the Austerity Period will not exceed 1.5% of the Participant’s Compensation for each month. Also, effective as of the first day of the Austerity Period, the CECONY True-Up Contribution for the period July 1, 2009 and December 31,

Exhibit 10.1.2

2009 will equal the difference between 1.5% of such Participant’s Compensation on a semi-annual basis minus his or her total Employer Contributions made during July 1, 2009 and December 31, 2009. The CECONY True-Up Contribution for the period January 1, 2009 through June 30, 2009 will equal the difference between 3.0% of such Participant’s Compensation on a semi - annual basis minus his or her total Employer Contributions made during January 1, 2009 and June 30, 2009. The CECONY True-Up Contribution for 2010 will equal the difference between 1.5% of such Participant’s Compensation on an annual basis minus his or her total Employer Contributions made during January 1, 2010 and December 31, 2010. If the Austerity Period ends before December 31, 2010, the CECONY True-Up contribution will be based at 1.5% for the shorter time period commencing January 1, 2010.

e.    O&R Hourly Participant

O&R will contribute on behalf of each O&R Hourly Participant who elects to make Pre-Tax Contributions an amount equal to 50% of the Pre-Tax Contributions made on behalf of or by the O&R Hourly Participant to the Thrift Savings Plan up to the first “x” percent of Compensation of the O&R Hourly Participant during each Payroll Period, where beginning: (1) January 1, 2000, “x” equals 3; (2) January 1, 2003, “x” equals 4; (3) January 1, 2004, “x” equals 5; and (4) January 1, 2005, “x” equals 6.
Beginning for Plan Years before January 2010, in addition, as soon as administratively possible after the end of the Plan Year, O&R will contribute, as of the end of the Plan Year, for each O&R Hourly Participant who is employed at year end and who in the prior Payroll Periods during that Plan Year had made Pre-Tax Contributions at a rate in excess of, beginning (1) January 1, 2000, 3%; (2) January 1, 2003, 4%; (3) January 1, 2004, 5%; or (4) January 1, 2005, 6% of the O&R Hourly Participant’s Compensation, an Employer Contribution equal to 50% of the O&R Hourly Participant’s Pre-Tax Contributions that were not previously matched (“True-Up Contributions”). True-Up Contributions will not exceed such amounts as will result in the total O&R Employer Matching Contributions, both those made previously during the year and those as of year end, exceeding 50% of a O&R Hourly Participant’s Pre-Tax Contributions that do not exceed, beginning: (1) January 1, 2000, 3%; (2) January 1, 2003, 4%; or (3) January 1, 2004, 5%; or (4) January 1, 2005, 6%; of the O&R Hourly Participant’s Compensation on an annual

Exhibit 10.1.2

basis. Effective for Plan Years beginning on and after January 1, 2010, O&R will no longer make or contribute True-Up Contributions for an O&R Hourly Participant.

f.    O&R Management Participant

O&R will contribute on behalf of each O&R Management Participant who elects to make Pre-Tax Contributions, or after January 1, 2013, After-Tax Contributions, an amount equal to 50% of the Pre-Tax Contributions made on behalf of or by the O&R Management Participant to the Thrift Savings Plan up to the first “x” percent of Compensation of the O&R Management Participant during each Payroll Period, where beginning: (1) January 1, 2000, “x” equal 3; (2) January 1, 2003, “x” equals 4; (3) January 1, 2004, “x” equals 5; and (4) January 1, 2005, “x” equals 6. In addition, as soon as administratively possible after the end of the Plan Year, O&R will contribute, as of the end of the Plan Year, for each O&R Management Participant who is employed at year end and who in the prior Payroll Periods during that Plan Year had made Pre-Tax Contributions at a rate in excess of beginning: (1) January 1, 2000, 3%; (2) January 1, 2003, 4%; (3) January 1, 2004, 5%; and (4) January 1, 2005, 6% of the O&R Management Participant’s Compensation, and for Plan Years beginning before January 1, 2013, an Employer Contribution equal to 50% of the O&R Management Participant’s Pre-Tax Contributions that were not previously matched (“True-Up Contributions”). True-Up Contributions will not exceed such amount as will result in the total O&R Employer Matching Contributions, both those made previously during the year and those as of year end, exceeding 50% of an O&R Management Participant’s Pre-Tax Contributions that do not exceed, beginning: (1) January 1, 2000, 3%; (2) January 1, 2003, 4%; (3) January 1, 2004, 5% or (4) January 1, 2005, 6% of the O&R Management Participant’s Compensation on an annual basis.

Beginning with the first payroll period on or after January 1, 2013, or as soon as administratively practicable thereafter, the Employer will contribute, on behalf of each O&R Management Participant who is covered under the Cash Balance Pension Formula of the Retirement Plan, and elects to make Pre-Tax Contributions, Roth Contributions, or After-Tax Contributions, an amount equal to 100% of first 4% and 50% of the next 4% of the sum of the Pre-Tax Contributions

Exhibit 10.1.2

or Roth Contributions made on behalf of or by the O&R Management Participant during each month, not to exceed 6% of Compensation for such month, to be matched first on Pre-Tax Contributions, and then on Roth Contributions. Employer Matching Contributions for a month will not exceed 6% of the Participant’s Compensation for such month.

Beginning with the first Payroll Period on or after January 1, 2017, or as soon as administratively practicable thereafter, O&R will contribute an Employer Matching Contribution on behalf of each O&R Management Employee who, whether by design or election, is covered under the Defined Contribution Pension Formula, and who elects to contribute, an amount equal to 100% of the first 4% of Compensation and 50% of the next 4% of Compensation of such contribution each month up to, but not to not to exceed, 6% of his or her Compensation for such month. Employer Matching Contributions will match first Pre-Tax Contributions, then Roth Contributions, then After-Tax Contributions. Employer Matching Contributions for a month will not exceed 6% of the Participant’s Compensation for such month.

Effective as of the first day of the Austerity Period, continuing during and until the end of the Austerity Period, O&R will reduce its employer matching contribution. Beginning on August 1, 2009, O&R will contribute, on behalf of each O&R Management Participant who elects to make Pre-Tax Contributions, 25% of the sum of the Pre-Tax Contributions made on behalf by the O&R Management Participant to the Thrift Savings Plan during each Payroll Period, not to exceed 6% of Compensation for such Payroll Period. Employer Contributions for each Payroll Period will not exceed 1.5% of the Participant’s Compensation for such Payroll Period.

Effective as of the first day of the Austerity Period, the O&R True-Up Contribution will equal the difference between 1.5% of such Participant’s Compensation during the Austerity Period minus his or her total Employer Contributions made during the Austerity Period. True-Up Contributions during the Austerity Period will not exceed the amount as will result in the total O&R Employer Contributions exceeding 25% of an O&R Management Participant’s Pre-Tax Contributions that

Exhibit 10.1.2

do not exceed 6% of the O&R Management Participant’s Compensation on an annual basis.
3.06    Rollover Contributions
a.    Subject to such terms and conditions as the Plan Administrator may determine to be appropriate, applied in a uniform and non-discriminatory manner to all Eligible Employees, and without regard to any limitations on contributions set forth in this Article 3, the Thrift Savings Plan may receive from an Eligible Employee for credit to his or her Rollover Contributions Subaccount, in cash, any amount previously distributed (or deemed to have been distributed) to him or her from a qualified plan or, beginning January 1, 2002, a traditional individual retirement account (“IRA”), a government plan subject to Code Section 457, a Code Section 403(a) plan or Code Section 403(b) tax sheltered annuity. Effective on or after January 1, 2002, a Rollover Contribution may include a separately accounted for after -tax rollover subaccount attributable to after -tax rollover contributions directly transferred to the Thrift Savings Plan. The Thrift Savings Plan may receive a rollover contribution amount either from the Eligible Employee or in the form of a direct rollover. Notwithstanding the foregoing, the Thrift Savings Plan shall not accept any amount unless such amount is eligible to be rolled over in accordance with applicable law and the Eligible Employee provides evidence satisfactory to the Plan Administrator that such amount qualifies for rollover treatment. Unless received by the Thrift Savings Plan in the form of a direct rollover, the rollover contribution must be paid to the Trustee on or before the 60th day after the day it was received by the Eligible Employee or be rolled over from an IRA. Effective January 1, 2002, an eligible rollover distribution from an IRA is the amount of a distribution from an IRA that is includible in gross income, including amounts attributable to an Employee’s personal IRA contributions made outside of a qualified plan. At the time received by the Thrift Savings Plan, the Eligible Employee shall, in such manner and on such conditions as may be prescribed by the Plan Administrator, elect to invest the Rollover Contribution in the investment funds then available under the Thrift Savings Plan to a Participant. If the Eligible Employee fails to make an investment election, 100% of the Rollover Contribution shall be invested in the QDIA.

b.    The Thrift Savings Plan may also accept from a former Employee who is a Participant a rollover or a direct rollover of an amount received from a defined benefit plan sponsored by an Employer or from the TRASOP.

c.    Subject to terms and conditions as the Plan Administrator may determine to be appropriate, and applied in a non-discriminatory manner to all Participants, the Thrift Savings

Exhibit 10.1.2

Plan may receive on behalf of a Participant a trust-to-trust transfer from another qualified plan. Any Participant whose benefits are the subject of a trust-to-trust transfer from another qualified plan to this Thrift Savings Plan will be entitled to receive benefits, rights and features from the Thrift Savings Plan that are no less than the benefits, rights and features he or she would be entitled to receive from the other qualified plan immediately preceding the transfer. To the extent feasible, such transfer shall be made on an in-kind basis. To the extent such transfer is made in the form of cash, at the time received by the Thrift Savings Plan, the Participant shall, in such manner and on such terms as may be prescribed by the Plan Administrator, elect to invest the cash in the Investment Funds then available under the Thrift Savings Plan other than the Company Stock fund.
3.07    Changes in Contributions
A Participant may increase, reduce, suspend or resume his or her contributions within the limits prescribed by Sections 3.01 and/or 3.02, effective as of the next first Payroll Period, by making a new election, in such manner and on such conditions, as may be administratively practicable.
3.08    Payment To Trust
Amounts contributed by Participants will be paid by each Employer to the Trustee promptly and credited by the Trustee to their Accounts in accordance with the certification of each Employer as to the names of the contributing Participants and the respective amounts contributed by each Participant as Participating Contributions, Non-Participating Contributions, Pre-Tax Contributions, After-Tax Contributions, Roth Contributions, and Rollover Contributions.
3.09    No Contributions to TRASOP
No contributions to the TRASOP by any Employer or by Participants are permitted.
3.10    Catch-Up Contributions
a.    Effective January 1, 2002, or at such later time as the Plan Administrator may determine to implement, each “Catch-Up Participant,” as defined below, may contribute for each “Catch-Up Year,” as defined below, an amount not to exceed the lesser of the “Catch-Up Contribution,” as defined below, or the Catch-Up Participant’s compensation reduced by any other Pre-Tax Contributions for that Catch-Up Year.
b.    Definitions:
Catch-Up Participant means a Participant who has attained age 50 by the last day of a Catch-Up Year and for whom no additional Pre-Tax Contributions can be made for that Catch-Up Year because of the application of the calendar year annual dollar limit set forth in Code Section 402(g) or any other limitations in the Thrift Savings Plan.

Exhibit 10.1.2

Catch-Up Year means each Plan Year beginning January 2, 2002.
Catch-Up Contribution means a Pre-Tax Contribution in the amount of $5,500 for Plan Year 2009. The $5,500 Catch-Up Contribution is adjusted by the Cost of Living Adjustment, increasing, when applicable, in $500 increments. Catch-Up Contributions are not taken into account for purposes of determining the Actual Deferral Percentage or Average Actual Deferral Percentage.
3.11    Employer Matching Contributions to ESOP
Employer Matching Contributions made on behalf of an ESOP Participant are automatically contributed to the ESOP.
3.12    Auto Enrollment Feature
a.    Auto Enrollment Feature for a Local 1-2 Employee hired on or after January 1, 2018:

Beginning January 1, 2018, a Local 1-2 Employee hired on or after January 1, 2018, will be automatically enrolled in the Thrift Savings Plan (“Auto Enrollment Feature”) in the first payroll period, or as soon as administratively practicable, following 90 days from his or her date of hire.
The Auto Enrollment Feature applies to the 401(k) - employee contribution formula. The fact that a Local 1-2 Employee may be covered under the Defined Contribution Pension Formula does not exempt such Local 1-2 Employee from coverage under the Auto Enrollment Feature.
The contribution rate for such Local 1-2 Employee will be set to equal two (2) percent of his or her straight- time pay.
Employee contributions and Employer Matching Contributions will be invested in funds selected by the Local 1-2 Employee. Each Local 1-2 Employee will have access to all investment fund options available under the Thrift Savings Plan. If no fund has been selected, employee contributions and Employer Matching Contributions will be invested in the default investment option under the Thrift Savings Plan, currently the Target Date Fund, with the date that is closest to the normal retirement date for such Local 1-2 Employee.
Each Local 1-2 Employee will have an opportunity before becoming a participant to opt out or elect a different contribution percentage of his or her straight-time pay. Once enrolled, each Local 1-2 Employee can prospectively opt out or elect a different contribution percentage of his or her straight-time pay.

Exhibit 10.1.2

A Provisional Customer Field Representative is not covered by the Auto Enrollment Feature.

b.    Auto Enrollment Feature for a Local 1-2 Employee Hired Before January 1, 2018 and Not Contributing in the Thrift Savings Plan - 401(k) feature:

Effective the first payroll period in July 2018, a Local 1-2 Employee hired before January 1, 2018, who is not contributing in the 401(k) - employee contributions formula in the Thrift Savings Plan, will be automatically enrolled in the Thrift Savings Plan.
The contribution rate for each Local 1-2 Employee hired before January 1, 2018, and not contributing will be set to equal two (2) percent of his or her straight- time pay.
Employee contributions and Employer Matching Contributions will be invested in funds selected by the each Local 1-2 Employee. He or she will have access to all investment fund options available under the Thrift Savings Plan. If no fund has been selected, employee contributions and Employer Matching Contributions will be invested in the default investment option under the Thrift Savings Plan, currently the Target Date Fund, with the date that is closest to the normal retirement date for him or her.
Each Local 1-2 Employee will have the opportunity before July 1, 2018, to opt out of or elect a different contribution percentage of his or her straight-time pay. Once enrolled, each Local 1-2 Employee can prospectively opt out of or elect a different contribution percentage of his or her straight-time pay.
A Provisional Customer Field Representative is not covered by the Auto Enrollment Feature.

3.13    Auto Escalation Feature
a.    Auto Escalation Feature:        Effective with the first payroll period in July of 2019, for each Local 1-2 Employee who is contributing at a rate of less than 2%:

Effective for the first payroll period in July 2019, each Local 1-2 Employee who is contributing at a rate of less than 2% will have his or her contribution rate increased to 2%.
Each such Local 1-2 Employee will have the opportunity before July 1, 2019, to opt out of the Auto Escalation Feature or elect a different contribution percentage of his or her straight-time pay.

Exhibit 10.1.2

Once enrolled in the Auto Escalation Feature, each Local 1-2 Employee can prospectively opt out or elect a different contribution percentage of his or her straight-time pay.
A Provisional Customer Field Representative is not covered by the Auto Escalation Feature.

b.    Auto Escalation Feature, Effective July 2019, for Each Local 1-2 Employee Contributing Less Than 10%:

Effective with the first payroll period in July of 2019, and in each July thereafter, the contribution rate for each Local 1-2 Employee who has not opted out of the Auto Escalation Feature and is contributing less than ten (10) percent to the Thrift Savings Plan will be automatically increased by one (1) percentage point, until the Local 1-2 Employee’s rat e rea che s ten (10) percent.
Each Local 1-2 Employee will have the opportunity to opt out of the Auto Escalation Feature. Once he or she opts out of the Auto Escalation Feature, he or she will no longer be subject to the Auto Escalation Feature.
A Provisional Customer Field Representative is not covered by the Auto Escalation Feature.

c.    Notices about the Auto Enrollment Feature and the Auto Escalation Feature

Each Local 1-2 Employee hired on or after January 1, 2018, will receive a Notice about the Auto Enrollment Feature within 60 days following his or her date of hire.

Each Local 1-2 Employee who was hired before January 1, 2018, and is not participating or is participating, but at a contribution rate of less than 2%, will receive a Notice about the Auto Enrollment Feature or a Notice about the Auto Escalation Feature, respectively, no less than 60 days prior to July 1, 2018.

Each Local 1-2 Employee will be given a Notice about the Auto Enrollment Feature and the Auto Escalation Feature prior to 60 days of the date the Local 1-2 Employee’s automatic contribution or contribution increase commences. The Notices will explain his or her rights: (i) to opt out of participation in the Auto Enrollment Feature; (ii) to elect to have automatic contributions made at a different

Exhibit 10.1.2

percentage; and (iii) how automatic contributions will be invested in the absence of any investment election by the Local 1-2 Employee.

Each Local 1-2 Employee will have an opportunity, after receipt of a Notice and before the first scheduled date that the Auto Enrollment Feature or the Auto Escalation Feature, as applicable, becomes effective, to elect out of participation or to contribute a different percentage of his or her straight-time pay. To be effective, a Local 1-2 Employee’s election to opt out or to contribute a different percentage must be received at least 14 days before the scheduled date that the Auto Enrollment Feature or the Auto Escalation Feature would otherwise apply to him or her.

If the Local 1-2 Employee has not made an election to opt o u t of pa rticip a tion at le a st 1 4 d a ys p rio r to the d ate th e Auto Enrollment Feature would apply to her or him, an amount equal to two (2) percent of his or her straight-time pay will be withheld on a pre-tax basis and contributed to the Thrift Savings Plan.

Once a Local 1-2 Employee becomes a Participant, his or her employee contributions can only be distributed in accordance with the terms of the Thrift Savings Plan and federal tax laws.

Local 1-2 Employee contributions and Employer Matching Contributions will be invested in funds selected by the Local 1-2 Employee. Each Local 1-2 Employee will have access to all investment fund options available under the Thrift Savings Plan. If no fund has been selected, employee contributions and Employer Matching Contributions will be invested in the default investment option under the Thrift Savings Plan, currently the Target Date Fund, with the date that is closest to the normal retirement date for the Local 1-2 Employee.

Exhibit 10.1.2

Article IV.

Investment Elections - Timing and Frequency

4.01    Employer Matching Contributions Election
A Participant may elect to have Employer Matching Contributions allocated to his or her Employer Matching Contributions Subaccount invested, in multiples of 1%, in one or more of the Investment Funds, including the Company Stock Fund. Effective May 8, 2002, Employer Matching Contributions allocated to the Company Stock Fund are made to the ESOP. Any such election shall be made in such manner and on such conditions as may be prescribed by the Plan Administrator. If the Participant fails to make an election, 100% of his or her Employer Matching Contributions will be invested in the Qualified Default Investment Alternative (“QDIA”).
4.02    Participant Pre-Tax Contributions, After-Tax Contributions and Rollover Contributions
A Participant may elect to have his or her Pre-Tax Contributions, After-Tax Contributions, Roth Contributions, and Rollover Contributions, in multiples of 1%, invested in any Investment Fund other than the Company Stock Fund. If the Participant fails to make an election as to the Investment Fund(s) for his or her contributions, 100% of such contributions will be invested in the QDIA.
4.03    Change of Election
Subject to possible restrictions imposed on certain Funds by the Trustee or an Investment Fund Manager, a Participant may change his or her investment election regarding future contributions once a month and his or her existing Account Balance once a day. Any election will be made in such manner and on such conditions and subject to any restrictions imposed on an Investment Fund.
4.04    Forfeitures
The total amount of the Trust Fund forfeited by Participants pursuant to Section 7.02 or otherwise, will be invested in such Investment Fund and will be applied to reduce future Employer Matching Contributions due under the Thrift Savings Plan. The Trustee will promptly advise the Employers of any such forfeiture and the amount thereof.

Exhibit 10.1.2

Article V.

The Trust Fund - Investments

5.01    Trust Agreement
Contributions are held in a Trust Fund by the Trustee under a written trust agreement between CECONY and the Trustee. TRASOP Accounts are held in a TRASOP Trust Fund under a written trust agreement between CECONY and the Trustee. ESOP Subaccounts are held in the ESOP Trust Fund which is included in, but a separate part of, the Trust Fund. No person has any rights to or interest in the Trust Fund except as provided in the Thrift Savings Plan. The provisions of the trust agreement between CECONY and the Trustee shall be considered an integral part of the Thrift Savings Plan as if fully set forth herein.
Effective as of July 2013, or as soon as practicable thereafter, the Trustee and/or Record Keeper will set aside, as a separate part of the Trust Fund, a Defined Contributions Pension Formula Account. Such Defined Contributions Pension Formula Account will be credited with Employer Compensation Credit Contributions made on behalf of and for each Participant covered under the Defined Contribution Pension Formula.
5.02    Investment of Trust Fund
a.    Participant - Directed Investment Decisions

The Trust Fund shall be invested and reinvested in Investment Funds in accordance with each Participant’s investment directions. The Thrift Savings Plan is intended to be an ERISA Section 404(c) plan within the meaning of regulations issued pursuant to such section. Each Participant shall have the opportunity, on a daily basis, or based on any restriction imposed by an investment manager, on a less frequent basis, to give investment instructions to the Trustee, or other fiduciary who is appointed and assumes such fiduciary responsibility, with an opportunity to obtain written confirmation of such instructions as to his or her existing Account Balance among the Investment Funds. The Plan Administrator, the Trustee and the Record Keeper or their delegate, will comply with such instructions except as otherwise provided in the ERISA Section 404(c) regulations. The Plan Administrator, the Record Keeper or the investment manager, as applicable, will prescribe the form and manner in which such directions will be made, as well as the frequency with which such directions may be made or changed, and the dates as of which they will be effective, in a manner consistent with the foregoing. Transfers to or from an Investment Fund may be restricted or limited by the manager of such Investment Fund or by the terms of the Trust Agreement.

Exhibit 10.1.2

b.    Investment Fund Choices

The Named Fiduciaries shall select a range of Investment Funds as described by ERISA Section 404(c) and applicable regulations. The Investment Fund categories shall give each Participant a reasonable opportunity to:
Materially affect the potential return on and the degree of risk of assets over which the Participant exercises investment control;
Choose from at least three investment alternatives, each of which is diversified and has materially different risk and return characteristics;
Enable a Participant to achieve a portfolio with risk and return characteristics at any point within the range normally appropriate by choosing among the core alternatives; and
Diversify investments so as to minimize the risk of large losses.
The Named Fiduciaries may establish new Investment Funds without the necessity of an amendment to the Thrift Savings Plan and shall have the objectives prescribed by the Named Fiduciaries. The Named Fiduciaries may eliminate one or more Investment Fund existing at any time without the necessity of an amendment to the Thrift Savings Plan. The Named Fiduciaries may establish rules and procedures governing the transfer of portions of Participants’ Account Balance in the event that existing Investment Funds are changed or new Investment Funds added. The Named Fiduciaries may appoint an Investment Manager to manage an Investment Fund.
5.03    Qualified Default Investment Alternative (“QDIA”) and Fiduciary Relief
a.    The Named Fiduciaries shall not be liable for any loss that is the direct and necessary result of (1) investing all or part of a Participant’s Account Balance in a QDIA or (2) the investment decisions made in connection with the management of a QDIA provided the conditions set forth below are satisfied. The Named Fiduciaries are responsible for and will prudently select and monitor the QDIA.
b.    Conditions related to the QDIA:
The Participant on whose behalf the investment is made had the opportunity to direct the investment of the assets in his or her account but did not direct the investment of the assets.
The Participant on whose behalf an investment in a QDIA may be made is furnished a notice that meets the QDIA notice requirements.

Exhibit 10.1.2

The Named Fiduciaries will provide, or have provided, to a Participant the required material set forth in the applicable regulations relating to an investment in a QDIA.
Any Participant on whose behalf assets are invested in a QDIA may transfer, in whole or in part, such assets to any other Investment Fund with a frequency consistent with that afforded to a Participant who elected to invest in the QDIA, but not less frequently than once within any three month period.
Any transfer or any permissible withdrawal by a Participant of assets invested in a QDIA, in whole or in part, resulting from the Participant’s election to make such a transfer or withdrawal during the 90-day period beginning on the date of the Participant’s first elective contribution or other first investment in a QDIA, shall not be subject to any restrictions, fees or expenses (including surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection with the liquidation of, or transfer from, the investment); provided, however, that this section shall not apply to fees and expenses that are charged on an ongoing basis for the operation of the investment itself (such as investment management fees, distribution and/or service fees, “12b-1” fees, or legal, accounting, transfer agent and similar administrative expenses), and are not imposed, or do not vary, based on a Participant’s decision to withdraw, sell or transfer assets out of the QDIA. Following the end of the 90-day period, any transfer or permissible withdrawal will not be subject to any restrictions, fees or expenses not otherwise applicable to a Participant who elected to invest in that QDIA.
The QDIA notice will be written in a manner calculated to be understood by the average plan Participant and include the required information, including, but not limited to, a description of the circumstances under which a Participant’s assets will be invested in a QDIA, an explanation of the right of Participants to direct the investment of assets, a description of the QDIA, including a description of the investment objectives, risk and return characteristics (if applicable), and fees and expenses attendant to the QDIA, and a description of the right to direct the investment of the QDIA assets to any other investment alternative, including a description of any applicable restrictions, fees or expenses in connection with such transfer.
5.04    Company Stock Fund

Exhibit 10.1.2

For Plan Years beginning before January 1, 2002 and for Plan Year 2002 until May 8, 2002, all funds invested in the Company Stock Fund, are invested as a Participant’s Employer Matching Contributions Subaccount, and subject to this Section 5.03(a), (b) and (c). Effective as of the ESOP Effective Date, a Participant who invests some, all, or any part of his or her Employer Matching Contributions in the Company Stock Fund will be an ESOP Participant subject to Article XIV.
a.    Investments in Fund
    The Trustee shall regularly purchase Shares for the Company Stock Fund in accordance with a non-discretionary purchasing program. Such purchases may be made on any securities exchange where Shares are traded, in the over-the-counter market, or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Trustee may determine to be in the best interests of the Participants. Dividends, interest and other income received on assets held in the Company Stock Fund shall be reinvested in the Company Stock Fund. All funds to be invested in the Company Stock Fund shall be invested by the Trustee in one or more transactions promptly after receipt by the Trustee, subject to any applicable requirement of law affecting the timing or manner of such transactions. All brokerage commissions and other direct expenses incurred by the Trustee in the purchase or sale of Shares under the Thrift Savings Plan will be borne by the Account investing and/or trading in the Company Stock Fund.
b.    Units
: The interests of Participants in the Company Stock Fund shall be measured in Units, the number and value of which shall be determined daily.
c.    Voting of Shares
: Each Participant shall be entitled to direct the Trustee as to the manner in which any Shares or fractional Share allocated to the Participant’s Account Balance are to be voted. Any such Shares or fractional Share for which the Participant does not give voting directions shall be voted by the Trustee in the same manner and proportions as all other Shares held by the Trustee for which voting directions are given by Participants. The Trustee shall keep confidential a Participant’s voting instructions and information regarding a Participant’s purchases, holdings and sales of Shares. The Plan Administrator shall be responsible for monitoring the Trustee’s performance of its confidentiality obligations.
5.05    Accounts and Subaccounts
The Record Keeper will maintain a daily evaluation at current market values, as determined by the Trustee. The Record Keeper will also maintain a separate TRASOP Account

Exhibit 10.1.2

for each eligible Participant and a separate Account Balance for each Participant, and within each such Account Balance, as applicable, a Pre-Tax Contributions Subaccount, Roth Contributions Subaccount, an After-Tax Contributions Subaccount, a Rollover Contributions Subaccount, an ESOP Subaccount, an Employer Matching Contributions Subaccount, and a Defined Contribution Pension Formula Subaccount. The Record Keeper will keep a separate record of the respective amounts of each Participant in the Trust Fund, including each Investment Fund and the Loan Reserve, attributable to amounts credited to a Participant’s Pre-Tax Contributions Subaccount, Roth Contributions Subaccount, After-Tax Contributions Subaccount, Rollover Contributions Subaccount, ESOP Subaccount, PAYSOP Subaccount, an Employer Matching Contributions Subaccount, and a Defined Contribution Pension Formula Subaccount.
5.06    Statements of Account
As soon as practicable after each calendar quarter, the Record Keeper will cause to be sent to each Participant a statement showing, as of such date, the respective amounts of the Participant’s Account Balance, including each Investment Fund and the Loan Reserve, attributable to the Participant’s Pre-Tax Contributions Subaccount, Roth Contributions Subaccount, After-Tax Contributions Subaccount, Rollover Contributions Subaccount, Employer Matching Contributions Subaccount, Defined Contribution Pension Formula Subaccount, and TRASOP Account, if any. With respect to the Participant’s After-Tax Contributions Subaccount, the statement will show separately the amount of the Participant’s own contributions (less any withdrawal) credited to his or her After-Tax Subaccount. The Plan Administrator may direct the Record Keeper from time to time to issue comparable statements to Participants as of other dates during the calendar year.
5.07    Responsibility for Investment
Each Participant is solely responsible for the selection of his or her Investment Funds. The Trustee, the Record Keeper, any Investment Manager, the Named Fiduciaries, the Plan Administrator, the Company, each Employer and the trustees, officers and other Employees of each entity are not empowered to advise a Participant as to the decision in which his or her Account Balance is invested. The fact that an Investment Fund is available to Participants for investment under the Thrift Savings Plan is not to be construed as a recommendation for a particular Participant to invest in the Investment Fund.
All investment directions by Participants shall be timely furnished to the Trustee or its delegate.
5.08    Eligible Investment Advice

Exhibit 10.1.2

a.    Availability of Eligible Investment Advice
Effective beginning Plan Year 2014, the Named Fiduciaries have agreed to and entered into an “Eligible Investment Advice Arrangement” with a “Fiduciary Advisor” who will make available an “Eligible Investment Expert.” The Eligible Investment Expert will offer “Eligible Investment Advice” on a voluntary basis for each Participant. Each term is defined below.
b.    Definitions:
An Eligible Investment Advice Arrangement means an arrangement that uses either a “fee leveling” or a “computer model,” as defined in 29 CFR Part 2550, Rules and Regulations for Fiduciary Responsibility Section 2550.408g, and meets the other requirements, as set forth from time to time.
An Eligible Investment Expert means a person or firm that, through employees or otherwise, has the appropriate technical training or experience and proficiency to analyze, determine and certify whether a computer model meets the requirements of Section 2550.408g (b)(4)(i).
Fiduciary Adviser means a person who is a fiduciary of the Plan by reason of the provision of investment advice, as set forth in section 3(21)(A)(ii) of ERISA, by the person to the Participant and who is--

(A) Registered as an investment adviser under the Investment Advisers Act of 1940 (15 U.S.C. 80b-1 et seq.) or under the laws of the State in which the fiduciary maintains its principal office and place of business, or

(B) A bank or similar financial institution referred to in section 408(b)(4) of ERISA or a savings association (as defined in section 3(b)(1)) of the Federal Deposit Insurance Act (12 U.S.C. 1813(b)(1)), or

(C) Any other organization that satisfies the requirements set forth in in 29 CFR Part 2550, Rules and Regulations for Fiduciary Responsibility Section 2550.408g.

c,    Written Certification
Prior to utilization of the computer model, the Fiduciary Adviser shall obtain a Written Certification, from an Eligible Investment Expert that the computer model meets the applicable requirements. A Written Certification by an Eligible Investment Expert contains, in addition to

Exhibit 10.1.2

any other requirements set forth by law, an identification of and an explanation how the methodology or methodologies are applied in determining whether the computer model meets the requirements. A certification by an Eligible Investment Expert will provide a description of any limitations that were imposed by any person on the Eligible Investment Expert's selection or application of methodologies; a representation that the methodology or methodologies were applied by a person with the educational background, technical training or experience necessary to analyze and determine whether the computer model meets the requirements; a statement certifying that the Eligible Investment Expert has determined that the computer model meets the requirements; and is signed by the Eligible Investment Expert.

d.    Annual Audit

On no less than an annual basis, the Fiduciary Adviser will engage an independent auditor to conduct an audit of the Investment Advice Arrangements for compliance with the requirements set forth in the applicable regulations. Within 60 days following its completion, the independent auditor will issue a written report to the Fiduciary Adviser and to the Named Fiduciaries. The written report will identify the Fiduciary Adviser, indicate the type of arrangement (i.e., fee leveling, computer models, or both), if the arrangement uses computer models, or both computer models and fee leveling, indicate the date of the most recent computer model certification, and identify the Eligible Investment Expert that provided the certification, and set forth its specific findings regarding compliance of the arrangement with the applicable requirements.

Exhibit 10.1.2

Article VI.

Vesting

6.01    Participant Contributions
The amount to the credit of a Participant’s Account Balance attributable to his or her Pre-Tax Contributions, After-Tax Contributions, Roth Contributions, Rollover Contributions and TRASOP Account is 100% vested at all times.
6.02    Employer Matching Contributions
a.    CECONY Weekly Participant
b.    Effective January 1, 2002, each CECONY Weekly Participant shall be 100% fully vested on the first day of the month in which he or she completes three Years of Vesting Service. All amounts to the credit of a CECONY Weekly Participant’s Account Balance attributable to Employer Matching Contributions, including those allocated to his or her ESOP Subaccount, not yet vested will become 100% vested upon attainment of age 65, death, Disability, or Retirement. Employer Matching Contributions not yet vested are subject to forfeiture as provided in Section 7.01.
c.    CECONY Management or CEI Participant
The amount to the credit of a CECONY Management or CEI Participant’s Account Balance attributable to Employer Matching Contributions, including those allocated to his or her ESOP Subaccount, if applicable, shall become 100% vested, subject to Article 8, on the first day of the calendar month in which such Participant completes three years of Vesting Service. Once such Participant completes three years of Vesting Service, each Employer Contribution made on her or his behalf will be 100% vested. All amounts to the credit of her or his Account Balance attributable to Employer Matching Contributions, including those allocated to his or her ESOP Subaccount, if applicable, not yet vested will become 100% vested upon attainment of age 65, Disability, death or Retirement. Employer Matching Contributions not yet vested are subject to forfeiture as provided in Section 7.01.
d.    O&R Hourly Participant
An O&R Hourly Participant’s Account Balance is 100% vested at all times.
e.    O&R Management Participant
An O&R Management Participant’s Account Balance is 100% vested at all times. Effective January 1, 2013, a newly hired O&R Management Participant will become 100% vested upon completion of three years of Vesting Service. All amounts to the credit of her or his Account Balance attributable to Employer Matching Contributions, including those allocated to

Exhibit 10.1.2

his or her ESOP Subaccount, if applicable, not yet vested will become 100% vested upon attainment of age 65, Disability, death or Retirement. Employer Matching Contributions not yet vested are subject to forfeiture as provided in Section 7.01.
f.    If any portion of a Participant's account is forfeited, the Participant’s ESOP Stock must be forfeited only after all other assets in his or her non ESOP Subaccount.
6.03    Special Vesting Rules
a.    Each person employed at the electric power generating facilities purchased from Western Massachusetts Electric Company (“WMECO Facilities”) on July 19, 1999, the date of the Closing of the purchase of the WMECO Facilities by a CEI Affiliate, was 100% vested as of July 19, 1999, in his or her Account Balance.
b.    Each CECONY Participant at the fossil-fueled electricity generating facilities in New York City or at the nuclear-fueled electricity generating facilities at Indian Point divested by CECONY (“Divested Operations”) who became employed by the respective buyers of the Divested Operations were 100% vested as of the Date of the Closing of each Divested Operation.
c.    Each person employed at the natural gas fueled electricity generating facility known as the Lakewood Cogeneration Facility (“Lakewood Plant”) purchased by a CEI Affiliate and who became an Employee of such CEI Affiliate, was 100% vested in his or her Account Balance as of June 1, 2000.
d.    Full vesting upon death while in military service:     In the case of a Participant who dies while performing qualified military service, the survivors of the Participant are entitled to any additional benefits (other than contributions or accruals relating to the period of military service) that would have been provided had the Participant resumed employment with the Employer and then terminated employment on account of death. If the Participant is not fully vested in his or her Accounts at the time of his or her death, upon his or her death, he or she will become 100% vested.
6.04    Employer Compensation Credit Contributions
Each Participant who has a Defined Contribution Pension Subaccount will be vested in such Subaccount in accordance with Section 15.08, below.

Exhibit 10.1.2

Article VII.

Distributions, Withdrawals and Forfeitures

7.01    Voluntary Termination or Termination by the Company - Forfeitures
a.    If the CECONY or CEI Participant voluntarily terminates his or her service other than by reason of Retirement, on or after attainment of age 65, or Disability, the non-vested portion of the CECONY or CEI Participant’s Employer Matching Contributions Subaccount, Defined Contribution Pension Subaccount and ESOP Subaccount shall not be forfeited until the CECONY or CEI Participant incurs a five-year Break in Service. The vested portion of such CECONY or CEI Participant’s Account Balance (including any amount due under any outstanding loan pursuant to Article 9) will be distributed to such CECONY or CEI Participant in accordance with this Article 7. If the Participant is not reemployed by the Company or an Affiliate before he or she incurs five one-year Breaks in Service or receives a distribution, the non-vested portion of his or her Employer Matching Contributions Subaccount, Defined Contribution Pension Subaccount, and ESOP Subaccount will then be forfeited. If any portion of a Participant's account is forfeited, the Participant’s ESOP Stock must be forfeited only after all other assets in his or her non ESOP Subaccount. If Participant has an ESOP Subaccount, is not fully vested, his or her Qualifying Employer Securities will be forfeited only after other assets. If there is more than one class of stock, the Participant’s ESOP Subaccount will forfeit the same proportion of each class, in accordance with Treasury Regulations, Section 54.4975-11(d)(4).
b.    If an amount to the credit of a Participant’s Employer Matching Contributions Subaccount, Defined Contribution Pension Subaccount, and ESOP Subaccount has been forfeited in accordance with paragraph (a) above, such amount shall subsequently be restored to his or her Employer Matching Contributions Subaccount , Defined Contribution Pension Subaccount, and ESOP Subaccount by the Company provided; however, that within five years after his or her reemployment date if he or she makes a lump sum payment to the Trust Fund in cash in an amount equal to that portion of the distribution received which represents the Participant’s Participating Contributions relating directly to Employer Matching Contributions which were forfeited at the time of distribution. The amount restored will vest in accordance with Section 6.02 as an Employer Matching Contribution and shall be credited to the Participant’s Employer Matching Contributions Subaccount and ESOP Subaccount. The lump sum payment by the Participant is immediately 100% vested and will be credited to the Participant’s Account Balance and ESOP Subaccount.

Exhibit 10.1.2

c.    If any amounts to be restored to a Participant’s Employer Matching Contributions Subaccount, Defined Contribution Pension Subaccount, and ESOP Subaccount have been forfeited under paragraph (a) above, those amounts will be taken first from any forfeitures which have not as yet been applied against Employer Matching Contributions and if any amounts remain to be restored, the Employer will make a special Employer Matching Contribution or Compensation Credit Contribution, as applicable, equal to those amounts.
d.    A Participant shall elect how to invest the repayment at the time of the repayment.
7.02    Death
Upon the death of a Participant, the entire amount to the credit of his or her Account Balance (including any amount due under any outstanding loan pursuant to Article 9) will be distributed to his or her Beneficiary in accordance with Section 11.03 as soon as practicable after the calendar month in which his or her death occurs.
7.03    Withdrawals - In Service
a.    In-Service Withdrawals Before Attainment of Age 59 ½: - this subsection, In-Service Withdrawals Before Attainment of Age 59 ½, other than to an O&R Hourly Participant, applies to each Participant. Effective as of January 1, 2016, or as soon as administratively practicable, each Participant may request an in-service cash withdrawal from his or her vested Account Balance of amounts other than Pre-Tax Contributions, Roth Contributions, or QNEC, if available. In-service withdrawals of Pre-Tax Contributions, Roth Contributions, or QNEC Contributions are restricted, as described herein.
b.    Payment of the amount withdrawn will be made as soon as practicable after such application has been completed and processed. Withdrawal requests by a Participant are permitted up to four times in any calendar year and only in accordance with the following terms. Withdrawals will be made within each category below from the Participant’s Account Balance available for withdrawal. A Participant may at any time withdraw an amount up to the entire vested amount to the credit of his or her After-Tax and Employer Contribution Subaccounts, and ESOP Subaccount; provided, however, that if a Participant requests his or her entire vested Employer Matching Contribution or ESOP Subaccounts, amounts in such Subaccounts must be retained for a “2-YR Holding Period,” as defined herein. A “2-Yr Holding Period” means a period of time, for each year’s amount of Employer Matching Contributions, that begins at the end of the calendar year contributed and ends at the last day of the next following two full calendar years. A Participant will not be permitted to make any such withdrawal amounting to less than $300.

Exhibit 10.1.2

c.    If a Participant has contributions in his or her Account that were made before January 1, 1987, she or he may request a non-taxable withdrawal, upon which the withdrawal will be as follows:
Non-Participating After-Tax Contributions made before January 1, 1987, excluding any earnings thereon, and
Participating After-Tax Contributions made before January 1, 1987, excluding any earnings thereon.
d.    If the Participant does not specifically request a non- taxable withdrawal, distributions will be made prorata from the following,
Non-Participating After-Tax Contributions made before January 1, 1987, excluding any earnings thereon;
Participating After-Tax Contributions made before January 1, 1987, excluding any earnings thereon;
Non-Participating After-Tax Contributions made on or after January 1, 1987, including any earnings thereon;
Participating After-Tax Contributions made on or after January 1, 1987, including any earnings thereon;
Any earnings attributable to Non-Participating After-Tax Contributions made before January 1, 1987;
Any earnings attributable to Participating After-Tax Contributions made before January 1, 1987;
Employer Matching Contributions that have been in his or her Account for at least a 2-YR Holding Period, including any earnings thereon;
ESOP Subaccount; and
Rollover Contributions Subaccount to the extent that such Rollover Contributions do not include Pre-Tax Contributions, Roth Contributions, or other contributions that are not distributable under the federal tax laws as in-service distributions and under this Subsection.
e.    In-Service Withdrawals On and After Attainment of Age 59 ½:
This subsection, In-Service Withdrawals After Attainment of Age 59 ½, other than an O&R Hourly Participant, applies to each Participant. A Participant, other than an O&R Hourly Participant, who has attained the age of fifty-nine and one-half (59 ½ ), may request a withdrawal of some, or all, of his or her vested amount available for withdrawal, on a prorata basis, from his or her Account Balance, including his or her After-Tax Contribution Subaccount,

Exhibit 10.1.2

Employer Matching Contribution Subaccount, subject to the 2-YR Holding Period, ESOP Subaccount, Rollover Contribution Subaccount, Pre-tax Contribution Subaccount and Roth Contribution Subaccount, as applicable, including any earnings thereon.
f.    A Participant shall not be permitted to make any such withdrawal amounting to less than $300.
d.    An O&R Hourly Participant who has attained the age of fifty-nine and one-half (59 ½ ) may request an in-service cash withdrawal. He or she may withdraw all or a portion of his or her Account Balance attributable to Pre-Tax Contributions and Rollover Contributions and income credited thereon (other than any portion of his or her Account Balance attributable to an outstanding loan balance)., Effective January 1, 2016, such request may be made up to four times in each calendar year and the minimum amount that may be withdrawn is $300.
7.04    Hardship Withdrawals
A Participant may, in the event of hardship, withdraw all or any part of the amount of Pre-Tax Contributions or Roth Contributions to the credit of the Account Balance of the Participant (excluding any earnings after December 31, 1998, attributable to Pre-Tax Contributions or Roth Contributions) in excess of any minimum Account Balance required under Section 9.09. An O&R Participant may also withdraw the income credited after December 31, 1988, attributable to Transferred Employer PAYSOP Contributions and Rollover Contributions and income attributable to After-Tax Contributions if such income is subject to the restrictions on withdrawal pursuant to Section 7.03. A Participant may apply for a hardship withdrawal in such manner and on such conditions as may be prescribed by the Plan Administrator. A Participant shall be deemed to have a hardship if the Participant has an immediate and heavy financial need and if the withdrawal is necessary to satisfy such financial need as set forth below. Any withdrawal under this Section shall be made pro-rata from the Participant’s balances in the Investment Funds from which withdrawal may be made as provided in Article VII. A withdrawal pursuant to this shall not be subject to the limitations on number of withdrawals.
a.    Immediate and Heavy Financial Need. A Participant will be deemed to have an immediate and heavy financial need if the withdrawal is to made on account of any of the following:
Medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant’s spouse or any dependent, (as defined in Code Section 152), of the Participant, or expenses necessary for those persons to obtain medical care described in Code Section 213(d);

Exhibit 10.1.2

Costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Participant;
Payment of tuition, related educational fees, and room and board expenses for the next twelve-months of post- secondary education for the Participant, or the Participant’s spouse, children or dependents;
Payment of amounts necessary to prevent the eviction of the Participant from his or her principal residence or to avoid foreclosure on the mortgage of the Participant’s principal residence;
Payment of funeral expenses for a family member;
Any other need added to the foregoing items of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices and other documents of general availability, rather than on an individual basis.
A Participant shall not be permitted to make a withdrawal in the event of a hardship on account of any reason other than as set forth above.
b.    Necessary to Satisfy Such Need. The requested withdrawal will not be treated as necessary to satisfy the Participant’s immediate and heavy financial need to the extent that the amount of the requested withdrawal is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other sources that are reasonably available to the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal. the Participant will be entitled to a hardship distribution provided all of the following requirements are met: (1) the Participant has obtained all distributions and withdrawals, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Company and Affiliates, providing that the loan would not itself increase the hardship, (2) the Participant is prohibited from making Pre-Tax Contributions, Roth Contributions, and After-Tax Contributions to the Thrift Savings Plan and all other plans of the Company and Affiliates under the terms of such plans or by means of an otherwise legally enforceable agreement for at least six months, after receipt of the distribution, and (3) the limitation described in Section 3.02 under all plans of the Company and Affiliates for the calendar year following the year in which the distribution is made must be reduced by the Participant’s Pre-Tax Contributions or Roth Contributions made prior to such distribution in the calendar year of the distribution for hardship. All other plans of the Company and Affiliates means all qualified and non-qualified plans of deferred compensation

Exhibit 10.1.2

maintained by the Company and Affiliates and includes a stock option, stock purchase (including the Company’s Discount Stock Purchase Plan), qualified and non-qualified deferred compensation plans and such other plans as may be designated under regulations issued under Code Section 401(k), but shall not include health and welfare benefit plans.
c.    The Plan Administrator and/or the authorized third party administrator may adopt hardship distribution administrative procedures consistent with this section and the federal tax laws and promulgated regulations governing “safe harbor hardship distributions.” Additionally, the Plan Administrator may restrict a hardship distribution to a minimum dollar amount and to no more than a certain number of future hardship distributions within a rolling 12-month period.
d.    On or around January 2002, EGTRRA Section 636(a)(1) eliminated a pre-2002 requirement that provided that if a Participant had requested and had received a hardship distribution, then the Plan and all other plans maintained by the Company had to limit the Participant’s pre-tax deferral contributions for the next tax year (i.e., the tax year that immediately follows the year of hardship distribution) to the applicable limit under Internal Revenue Code Section 402(g) for that year, minus the employee's elective contributions for the year of the hardship distribution (“Pre-2002 Requirement”). EGTRRA Section 636(a)(1) eliminated that specific requirement. Beginning January 1, 2012, for administrative ease, the Pre-2002 Requirement is eliminated.

7.05    Distribution from Company Stock Fund
Where an amount to be distributed pursuant to Section 7.02, 7.03 or 14.10 is represented in part by Units, the distributee may elect, in such manner and on such conditions as may be prescribed by the Plan Administrator, to have distributed the number of whole Shares represented by such Units, together with an amount of dollars representing the balance of the current value of such Units. In the absence of such an election, the distribution shall be made entirely in cash. Withdrawals for hardships or loans to be made from the Company Stock Fund shall be made entirely in cash.
7.06    Leaves of Absence
If a Participant is granted an unpaid leave of absence by an Employer, such event will not be deemed a termination of service, but such Participant’s Pre-Tax Contributions, Roth Contributions, and After-Tax Contributions under the Thrift Savings Plan will be suspended as of the last day of the Payroll Period in which such leave commences. Such Participant may resume making Pre-Tax Contributions, Roth Contributions, and After-Tax Contributions, as of a Payroll Period following the termination of such leave of absence, by making a new payroll

Exhibit 10.1.2

deduction authorization in such manner and on such conditions as may be prescribed by the Plan Administrator. Notwithstanding the preceding sentence, and the provisions of Section 7.04, if a Participant makes a hardship withdrawal while on a leave of absence, any suspension of such Participant’s right to make Pre-Tax, Roth, or After-Tax Contributions which shall result from such withdrawal shall begin with the first Payroll Period beginning after such leave of absence. However, effective on and after January 1, 2016, if the hardship distribution occurs on or after January 1, 2016, the suspension shall begin as of the receipt of the hardship distribution.
7.07    Age 70½ Required Distribution
a.    A Participant who attains age 70½ on or after January 1, 2000, shall begin his or her distribution of his or her Account Balance no later than the April 1st following the later of the calendar year in which he or she attains age 70½ or the calendar year in which the Participant terminates employment. In accordance with the Worker, Retiree, and Employer Recovery Act of 2008, and newly published Code Section 401(a)(9)(H), a Plan may suspend the minimum distribution requirement for calendar year 2009 applicable to defined contribution plans. Under WRERA, a plan amendment made pursuant to WRERA section 201 may be retroactively effective, if, in addition to meeting the other applicable requirements, the amendment was made on or before the last day of the first Plan Year beginning on or after January 1, 2011. The Plan Administrator timely adopted an amendment and the minimum required distribution was waived temporarily for calendar year 2009. A participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the participant, the joint lives (or joint life expectancy) of the participant and the participant's designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the participant or beneficiary chooses not to receive such distributions.
b.    Participants and beneficiaries described in the preceding sentence were given the opportunity to elect to stop receiving the distributions described in the preceding sentence. In addition, notwithstanding otherwise in the Plan, and solely for purposes of applying the direct rollover provisions, certain additional distributions in 2009, were treated as eligible rollover distributions.
c    In the event a Participant in active service was required prior to January 1, 2000 to begin receiving payments while in service under the provisions of a Prior Plan, the Thrift Savings

Exhibit 10.1.2

Plan shall distribute to the Participant in each distribution calendar year the minimum amount required to satisfy the provisions of Code Section 401(a)(9) provided; however, that the payment for the first distribution calendar year shall be made on or before April 1 of the following calendar year. Such minimum amount will be determined on the basis of the joint life expectancy of the Participant and his or her Beneficiary. Such life expectancy will be recalculated once each year; however, the life expectancy of the Beneficiary will not be recalculated if the Beneficiary is not the Participant’s spouse. The amount of the withdrawal shall be allocated among the Investment Funds in proportion to the value of the Account Balance as of the date of each withdrawal. The commencement of payments under this Section shall not constitute an Annuity Starting Date for purposes of Code Sections 72, 401(a)(11) and 417. Upon the Participant’s subsequent termination of employment, payment of the Participant’s Account Balance shall be made in accordance with the provisions of Section 7.08.
d.    With respect to distributions under the Thrift Savings Plan made in calendar years beginning on or after January 1, 2000, the Thrift Savings Plan will apply the minimum distribution requirements of Code Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Thrift Savings Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service. With respect to determining the amount of and the timing for required minimum distributions for calendar years on or after January 1, 2003, the Thrift Savings Plan will comply with the final regulations under Code Section 401(a)(9) as promulgated on June 15, 2004 and published in the Federal Register as 69 FR 33288 -01.
7.08    Form and Timing of Distributions
a.    Timing of Distributions. Upon termination from employment with the Company and any Affiliate, distributions will be made as follows:
if the vested portion of the Participant’s Account Balance is less than $5,000, or effective March 28, 2005, less than $1,000, his or her Account Balance will be distributed in a single lump sum as soon as practicable but not later than 60 days after the end of the calendar year in which the Participant’s termination from employment occurs; or
unless the Participant consents to a distribution upon termination from employment, if the vested portion of the Participant’s Account Balance is or exceeds $5,000, or effective March 28, 2005, $1,000, or greater, distribution will be deferred until April 1 of the calendar year following the calendar year in which the Participant attains

Exhibit 10.1.2

age 70 ½ unless and until, the Participant elects an earlier distribution under Section 7.08(b).
Termination of employment entitling a Participant to a distribution does not occur in the event of a corporate transaction in which there is a transfer of the Account Balances of Participants affected by the corporate transaction to a plan maintained or created by the affected Participant’s new employer.
b.    The Participant may elect an immediate or deferred distribution, subject to Code Section 401 (a)(9), Article XIV, if applicable, and, in such manner and on such conditions as may be prescribed by the Plan Administrator, in any of the following forms:
a distribution of the Participant’s Vested Account Balance in a single lump sum; or
monthly, quarterly or annual periodic installment payments in a fixed dollar amount or fixed percentage amount; or
Payments made via a declining balance methodology whereby the vested Account Balance is distributed over a period of time that may not exceed the Participant (or if applicable, his or her beneficiary’s) life expectancy. A Participant’s life expectancy is determined in the year in which he or she begins his or her distributions based on federally mandated life expectancy tables; or
a distribution of part or all of the Participant’s Account Balance to the extent such form and timing of distribution does not violate Code Section 401(a)(9).
c.    If a Participant’s distribution is deferred until the later of April 1 of the calendar year following the calendar year in which the Participant attains again 70½, or the calendar year in which the Participant terminates employment (“Required Beginning Date”), the Participant may elect;
a distribution in a single lump sum, or
a distribution in the required minimum amounts and over the applicable distribution period prescribed under the Code’s minimum distribution rules.
If the Participant fails to make an election, the distribution shall be made in accordance with (ii) immediately above.
d.    Any distribution of less than all of a Participant’s Vested Account Balance shall be made pro-rata from the Investment Funds in which the Account Balance in invested.
7.09    Proof of Death and Right of Beneficiary or Other Person
The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the vested Account Balance of a deceased Participant as the Plan Administrator may deem proper, and his

Exhibit 10.1.2

or her determination of the right of that Beneficiary or other person to receive payment will be conclusive.
7.10    Distribution Limitation
Notwithstanding any other provision of this Article 7, all distributions from this Thrift Savings Plan shall conform to the regulations issued under Code Section 401(a)(9), including the incidental death benefit provisions of Code Section 401(a)(9)(G). Such regulations override any Thrift Savings Plan provision that is inconsistent with Code Section 401(a)(9).
7.11    Direct Rollover of Certain Distributions
Notwithstanding any provision of the Thrift Savings Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, in such manner and on such conditions as may be prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. The following definitions apply to the terms used in this Section:
a.    Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee. An Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more or any distribution to the extent such distribution is required under Code Section 401(a)(9). Any amount that is distributed on account of hardship is not an Eligible Rollover Distribution. The Distributee may not elect to have any portion of a hardship distribution paid directly to an Eligible Retirement Plan. Effective beginning January 1, 2002, a distribution does not fail to be an Eligible Rollover Distribution solely because it includes after-tax employee contributions that are not includible in gross income. The portion attributable to after-tax contributions may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
b.    Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that is a defined contribution plan, that accepts the Distributee’s Eligible Rollover

Exhibit 10.1.2

Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. Effective January 1, 2002, Eligible Retirement Plan also means an annuity plan described in Code Section 403(a) or Code Section 403(b), and an eligible plan under Code Section 457(b) maintained by a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.
c.    Distributee means an Employee, former employee, the surviving spouse of the Employee or Former Employee, spouse or former spouse of an Employee or Former Employee who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p), are Distributees.
d.    Direct rollover means a payment by the Thrift Savings Plan to the Eligible Retirement Plan specified by the Distributee.
e.    Effective as of March 28, 2005, this Thrift Savings Plan does not provide for mandatory distributions in any amount that exceeds $1,000. However in the unlikely event a distribution in excess of $1,000 is made without the Participant’s consent and before the Participant attains the later of age 62 or normal retirement age, and the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the distribution will be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.
f.    Effective for distributions on and after March 4, 2008, the term “Distributee” means an individual who is a designated beneficiary of the Participant and is not the surviving spouse of the Participant. If, with respect to any portion of a distribution from the Thrift Savings Plan of a deceased Participant, a direct trustee -to -trustee transfer is made to an individual retirement plan established for the purpose of receiving the distribution on behalf of an individual who is a designated beneficiary but not the surviving spouse of the Participant then this provision applies. In accordance with the changes made by the Pension Protection Act of 2006, first, the transfer will be treated as an eligible rollover distribution for purposes of IRC Section 402(c)(11). Second, the individual retirement plan will be treated as an inherited individual retirement account or annuity. Third, IRC Section 401(a)(9)(B) (other than clause (iv)) will apply to the individual retirement plan.
g.    If the Internal Revenue Code or Treasury Regulations promulgated under IRC Section 401(a)(9) is subsequently amended, changed or modified, this Section 7.11(g) will be

Exhibit 10.1.2

operated and administered in accordance with any future amendments, changes or modifications.
7.12    Qualified Distribution from a Designated Roth Subaccount
a.    Qualified Distribution
A Participant may request a “Qualified Distribution,” of her or his Roth Subaccount. A Qualified Distribution means a distribution of a Participant’ Roth Subaccount after a 5-Taxable-Year Period of Participation and made on or after the date the Participant attains age 59 ½, after her or his death, or is attributable to her or his becoming Disabled.
b.    Distribution to Beneficiary
If the distribution of a Roth Subaccount is made to an alternate payee or Beneficiary, it is the age, death, or disability of the Participant that is used to determine whether it is a Qualified Distribution. However, if the alternate payee or surviving spouse rolls over the distribution to his or her own employer’s designated Roth account, it is her or his own age, death, or disability that is used to determine whether it is a Qualified Distribution.
c.    5-Taxable-Year Period Of Participation
The 5-Taxable-Year Period Of Participation begins on the first day of the taxable year for which the Participant first made a Roth Contribution. The period ends when five consecutive taxable years have passed. If he or she is a reemployed veteran making a Roth Contribution, the Roth Contribution is treated as made in the taxable year of qualified military service that he or she designates as the year to which the contributions relate.
d.    Distributions that are not Qualified Distributions
The following distributions from a Roth Subaccount are not Qualified Distributions or eligible rollover distributions and must include any earnings paid out in gross income: corrective distributions of elective deferrals in excess of the IRC Section 415 limits or 100% of earnings; corrective distributions of excess deferrals under §402(g); corrective distributions of excess contributions or excess aggregate contributions; or deemed distributions under IRC Section 72(p).

7.13    Change in Status
Effective January 1, 2015, a change in status from an Employee to a Leased Employee, as that term is defined in Code Section 414(n), will not be treated as a severance from employment for purposes of a permissible distributable event or an in-service withdrawal of Pre-Tax Contributions or Roth Contributions.

Exhibit 10.1.2

Article VIII.
Non-Discrimination and Limitation

8.01    Actual Deferral Percentage Test
a.    Separate Testing Groups. (i) Solely for purposes of determining whether the Thrift Savings Plan satisfies the Average Deferral Percentage (ADP) test, the Thrift Savings Plan will be tested as if it were four separate plans (“Testing Plan”): (1) a Thrift Savings Plan covering CECONY Management Employees, O&R Management Employees and CEI Employees (“Management Employees”), (2) a Thrift Savings Plan covering O&R Hourly Employees(“O&RU”), (3) a Thrift Savings Plan covering Local 1-2 Employees (“Local 1-2U”) and, (4) a Thrift Savings Plan covering Local 3 Employees (“Local 3U”). Each Eligible Employee in the O&RU, Local 1-2U, and Local 3U is referred to as a “Union Employee.”
(ii) Notwithstanding treating the Thrift Savings Plan as if it were four separate Testing Plans, the Plan Administrator has determined that, for simplicity and flexibility in the administration of the ADP annual testing rules, and in accordance with Treasury Regulation section 1.401(k)-1(b)(4), to the extent such aggregation is permissible, reasonable and reasonably consistent from year to year, the Thrift Savings Plan may aggregate two or more of Local 1-2U, Local 3U, and O&RU, for purposes of the annual ADP testing.
(iii) During a Plan Year, the Plan Administrator may implement rules limiting the Pre-Tax Contributions or Roth Contributions which may be made on behalf of some or all of either the HCMEs or HCUEs so that this limitation is satisfied.

b.    The Average ADP for both Highly Compensated Management Employees (“HCMEs”) and for Highly Compensated Union Employees (“HCUEs”), respectively, who are, or are eligible to become, Participants may not exceed the greater of:

the Average ADP for Non-Highly Compensated Management Employees (“NHCMEs”) or Non-Highly Compensation Union Employees (“NHCUEs”), respectively, who are, or eligible to become, Participants multiplied by 1.25; or
the Average Actual Deferral Percentage for HCMEs or HCUEs, respectively, multiplied by 2.0, but not more than 2 percentage points in excess of the Average Actual Deferral Percentage for the NHCMEs or NHCUEs, respectively.

Exhibit 10.1.2

c.    During a Plan Year, the Plan Administrator may implement rules limiting the Pre-Tax Contributions or Roth Contributions which may be made on behalf of some or all of either the HCMEs or HCUEs so that this limitation is satisfied.

d.    If the Plan Administrator determines that the limitation has been exceeded in any Plan Year, the following provisions apply:

The amount of Pre-Tax Contributions or Roth Contributions made by either the HCMEs or HCUEs, as applicable, will be reduced by a leveling process under which the Pre-Tax Contributions or Roth Contributions of the HCME or HCUE, as applicable, with the highest dollar amount of Pre-Tax Contributions or Roth Contributions shall be reduced to the extent necessary to completely eliminate the excess Pre-Tax Contribution or Roth Contribution or cause such Pre-Tax Contributions or Roth Contributions to equal the amount of such contributions of the HCME or HCUE, as applicable, with the next highest dollar amount of Pre-Tax Contribution or Roth Contribution. This process will be repeated until the excess Pre-Tax Contribution or Roth Contribution is eliminated. Effective for Plan Years beginning after December 31, 1996, excess Pre-Tax Contributions or excess Roth Contributions are determined using the “ratio leveling” method and distributed using the “dollar leveling” method. Accordingly, excess Pre-Tax Contributions or excess Roth Contributions are allocated to the HCME or HCUE with the largest amounts of Employer Matching Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the HCME or HCUE with the largest amount of such employer contributions and continuing in descending order until all the Excess Pre-Tax Contributions or Roth Contributions have been allocated. The largest amount is determined after distribution of any excess contributions.
Excess Pre-Tax Contributions or Roth Contributions, together with Earnings, will be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess Pre-Tax Contributions or Roth Contributions were made and, to the extent practicable, within 2 ½ months of the close of the Plan Year in which the Excess Pre-Tax Contributions or Roth Contributions were made. However, any Excess Pre-Tax Contributions or Roth Contributions for any Plan Year will be reduced by any Pre-Tax Contributions or Roth Contributions previously returned

Exhibit 10.1.2

to the Participant for that Plan Year. If any returned Excess Pre-Tax Contributions or Roth Contributions were matched by Employer Matching Contributions, such corresponding Employer Matching Contributions, with Earnings will be forfeited and used to reduce Employer Matching Contributions. The Participant, other than an O&R HCUE, may elect, in lieu of a return of the Excess Pre-Tax Contributions to have the Thrift Savings Plan treat all or a portion of the Excess Pre-Tax Contributions to the Thrift Savings Plan as After-Tax Contributions for the Plan Year in which the Excess Pre-Tax Contributions were made, subject to the limitations of Section 3.01. Re-characterized Excess Pre-Tax Contributions shall be considered After-Tax Contributions made in the Plan Year to which the Excess Pre-Tax Contributions relate for purposes of Section 8.02 and shall be subject to the withdrawal provisions applicable to After-Tax Contributions under Article 7. The Participant’s election to re-characterize Excess Pre-Tax Contributions shall be made within 2 ½ months of the close of the Plan Year in which the Excess Pre-Tax Contributions were made or within such shorter period as the Plan Administrator may prescribe. In the absence of a timely election by the Participant, the Thrift Savings Plan shall return Excess Pre-Tax Contributions.
The multiple use test described in Treasury Regulation Section 1.401(m)-2 will not apply for Plan Years beginning after December 31, 2001.
8.02    Actual Contribution Percentage Test
a.    Solely for purposes of determining whether the Thrift Savings Plan satisfies the Average Contribution Percentage test, the Thrift Savings Plan will not test Union Employees. The Thrift Savings Plan will test only the Management Employees.
b.    The Average Contribution Percentage for HCMEs who are, or eligible to become, Participants may not exceed the Average Contribution Percentage of NHCMEs who are, or are eligible to become, Participants multiplied by 1.25. If the Average Contribution Percentage for the HCMEs does not meet the foregoing test, the Average Contribution Percentage for HCMEs may not exceed the Average Actual Contribution Percentage of NHCMEs who are, or eligible to become, Participants by more than two percentage points, and the Average Contribution Percentage for HCMEs may not be more than 2.0 times the Average Contribution Percentage for NHCMEs (or such lesser amount as the Plan Administrator shall determine to satisfy the provisions of Section 8.03). During a Plan Year, the Plan Administrator may implement rules limiting the After-Tax Contributions which may be made by some or all HCMEs so that this

Exhibit 10.1.2

limitation is satisfied. If the Plan Administrator determines that the limitation under this Section 8.02 has been exceeded in any Plan Year, the following provisions shall apply:
The amount of After-Tax Contributions and Employer Matching Contributions made by or on behalf of some or all HCMEs in the Plan Year shall be reduced in the same leveling manner as Excess Pre-Tax Contributions are reduced.
Any Excess Aggregate Contributions will be reduced and allocated in the following order:

(aa)	Non-Participating After-Tax Contributions, to the extent of the Excess Aggregate Contributions, will be paid to the Participant; and then, if necessary;,

(bb)
so much of the Participating After-Tax Contributions and corresponding Employer Matching Contributions, as is necessary to meet the test will be reduced, with the After-Tax Contributions, together with Earnings, being paid to the Participant and the Employer Matching Contributions, together with Earnings, being reduced, with vested Employer Matching Contributions being paid to the Participant and Employer Matching Contributions which are forfeitable under the Thrift Savings Plan being forfeited and applied to reduce Employer Matching Contributions; then if necessary;

(cc)
so much of the Employer Matching Contributions, together with Earnings, as is necessary to equal the balance of the Excess Aggregate Contributions will be reduced, with vested Employer Matching Contributions being paid to the Participant and Employer Matching Contributions which are forfeitable under the Thrift Savings Plan being forfeited and applied to reduce Employer Matching Contributions.

c.    Any repayment or forfeiture of Excess Aggregate Contributions will be made before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made and, to the extent practicable, any repayments or forfeiture will be made within 2½ months of the close of the Plan Year in which the Excess Aggregate Contributions were made. The multiple use test described in Treasury Regulation Section 1.401(m)-2 will not apply for Plan Years beginning after December 31, 2001.
d.    Gap Period Distribution of Earnings, Income and Losses:    The distribution of Excess Aggregate Contributions will include the earnings and losses allocable thereto. The income or loss allocable to Excess Aggregate Contributions includes income or loss for the Plan

Exhibit 10.1.2

Year for which the Excess Aggregate Contributions were made and, in certain years before 2008, Gap Period income or loss.

For Plan Years beginning before January 1, 2006, income or loss allocable to the Gap Period could be disregarded in determining income or loss on Excess Deferrals for such years. For Plan Years beginning after 2005 and before 2008, allocable income or loss included allocable income or loss for the Gap Period. For Plan Years beginning on or after January 1, 2008, allocable income or loss does not include allocable income or loss of the Gap Period. The method for calculating the income or loss has been set forth in Section 3.03 and has been and continues to apply for allocating income or loss to a Participant’s Accounts.

8.03    Separate Non-Discrimination Testing
Effective for Plan Years beginning on and after January 1, 2002, solely for purposes of determining whether the Thrift Plan and the ESOP satisfy the Average Actual Deferral Percentage Test and the Average Contribution Percentage all Employer Matching Contributions allocated to the Company Stock Fund are treated as contributions to the ESOP and tested separately.
8.04    Maximum Annual Additions
a.    Except to the extent permitting Catch-Up Contributions in accordance with Code Section 414(v), the annual addition to a Participant’s Account Balance for any Plan Year, (the “Limitation Year”) when added to the Participant’s annual addition for the Limitation Year under any other qualified defined contribution plan of the Company or an Affiliate, may not exceed the lesser of (1) 25% or, for Plan Years beginning on January 1, 2002, 100%, of his or her Statutory Compensation for the Plan Year or (2) the greater of $30,000 or, for Plan Years beginning on January 1, 2002, $40,000, and on January 1, 2009, $49,000, each as adjusted for increases in the Cost-Of-Living Adjustment. All contributions to the Thrift Savings Plan are subject to the applicable limits set forth in this provision and all other applicable provisions under Code Sections 401(k), 401(m), 402(g), 404, and 415.
b.    For purposes of this Section, the annual addition to a Participant’s Account Balance under this Plan or any other qualified defined contribution plan maintained by the Company or an Affiliate will be the sum of:
the total contributions, including Pre-Tax Contributions or Roth Contributions, made on the Participant’s behalf by each Employer and all Affiliates, all After-Tax Contributions, exclusive of any Rollover Contributions,

Exhibit 10.1.2

all Employer Matching Contributions; and
forfeitures, if applicable, that have been allocated to the Participant’s Account Balance under this Plan or his or her accounts under any other such qualified defined contribution plan. Any Pre-Tax Contributions or Roth Contributions distributed under Section 8.01 and any Employer Matching Contributions or After-Tax Contributions distributed or forfeited under the provisions of Section 3.01, 8.01, 8.02 or 8.03 shall be included in the annual addition for the year allocated.
c.    If the annual addition to a Participant’s Account Balance for any Plan Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation due to a reasonable error in estimating a Participant’s Statutory Compensation or in determining the amount of Pre-Tax Contributions or Roth Contributions that may be made with respect to a Participant under Code Section 415, or as the result of the allocation of forfeitures, the amount of contributions credited to the Participant’s Account Balance in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:
The Participant’s Non-Participating After-Tax Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.
The Participant’s Non-Participating Pre-Tax Contributions or Roth Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.
The Participant’s Participating After-Tax Contributions and corresponding Employer Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant’s Participating After-Tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Employer Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the affected Employer.
The Participant’s Participating Pre-Tax Contributions or Roth Contributions and corresponding Employer Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant’s Participating Pre-Tax Contributions or Roth Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Employer Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the affected Employer.

Exhibit 10.1.2

d.    Any Pre-Tax Contributions or Roth Contributions returned to a Participant under this paragraph (d) shall be disregarded in applying the dollar limitation of Pre-Tax Contributions or Roth Contributions under Section 3.01(b), and in performing the Actual Deferral Percentage Test under Section 8.01. Any After-Tax Contributions returned shall be disregarded in performing the Actual Contribution Percentage Test under Section 8.02.

Exhibit 10.1.2

Article IX.

Loans

9.01    Loans Permitted
Upon terms and conditions set forth in this Article 9, and in accordance with such uniform rules as the Plan Administrator may adopt, a Participant who is not on a leave of absence and remains on the active payroll may borrow from his or her Account Balance. The Plan Administrator or his or her delegate is authorized to administer the loan program under this Article 9. Any Participant who is an Employee, a former Employee, or a Beneficiary of an O&R Participant, and who is also a “party-in-interest” (as defined in Section 3(14) of ERISA) to the Thrift Savings Plan, may borrow from his or her Account Balance.
9.02    Amount of Loans
Effective January 1, 2002, the minimum amount of a loan will be $500. The amount of any loan to a Participant may not exceed the lesser of (a) or (b), where (a) is $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of loans to the Participant from the Thrift Savings Plan during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of loans to the Participant from the Thrift Savings Plan on the date on which such loan is made, and (b) is one-half of the vested portion of the Participant’s Account Balance. Outstanding balance of loans means the outstanding amount of all loans from the Thrift Savings Plan and any other qualified plans of the Company or an Affiliate.
Effective February 1, 2007, as to any new loan applications made by a CECONY Management or CEI Participant, he or she may not have more than two loans outstanding at any time.
9.03    Source of Loans
a.    Funds for loans from a Participant’s Account Balance shall be taken from the Participant’s Subaccounts in the following order:
Non-Participating Pre-Tax Contributions and Earnings;
Non-Participating Roth Contributions and Earnings;
Participating Pre-Tax Contributions and Earnings;
Participating Roth Contributions and Earnings;
Rollover Contributions and Earnings;
Vested Employer Matching Contributions and Earnings;
Non-Participating After-Tax Contributions and Earnings;

Exhibit 10.1.2

Participating After-Tax Contributions and Earnings;
Qualified Non-Elective Contributions and Earnings; and
Transferred Employer PAYSOP Contributions and Earnings.
b.    No loan will be made from a Subaccount or a part of a Subaccount until the entire balance in the Subaccount or part of the Subaccount preceding it on the above list has been exhausted. Within each Subaccount or part thereof, funds for loans will be taken on an average cost basis and pro-rata from each Investment Fund within the Subaccount or part of the Subaccount, and such pro-rata portion of each Investment Fund will be converted to cash for the loan based upon the market value of the investment on the date of conversion.
9.04    Interest Rate
The interest rate to be charged on loans will be a reasonable rate of interest determined from time to time by the Plan Administrator. In determining such rate the Plan Administrator seeks to provide to the Plan a rate of return commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances on the date the loan is approved. The interest rate will be fixed for the entire term of the loan.
9.05    Repayment
The Participant may select a period of one, two, three, four or five years for repayment of a loan, except that the Participant may, at his or her option, select a longer period of whole years, not exceeding ten, (20 in the case of an O&R Management Participant) for repayment of a loan for the purpose of purchasing his or her principal residence. Repayment will be made by level payments, not less frequently than quarterly, in such amount as shall be sufficient to pay the principal and interest thereon over the period for repayment. Repayment shall be made by payroll deductions, except that in the case of a Participant who is not on the active payroll, repayments may continue to be made by check or other similar means as the Plan Administrator shall determine. Prepayment by a CECONY Weekly Participant of a loan in full, without penalty, may be made only after 52 weekly payments have been made. Prepayment by an O&R Participant of a loan in full, without penalty, and prepayment by a CECONY Management or CEI P Affiliate articipant of a loan in full or in part, without penalty, may be made at any time by personal check or money order. Effective April 1, 2011, prepayment of a loan in full or in part may be made by each Participant at any time in accordance with the Participant loan policy and procedures of the Vanguard Group or its successor. The amount of each loan payment shall be placed into the Investment Funds, except the Company Stock Fund, in accordance with the most recent investment election made by the Participant with respect to the Participant's

Exhibit 10.1.2

Contributions. Notwithstanding the foregoing, a loan which is made to a Participant who is an Employee shall become due and payable in full upon the Employee's termination of employment; provided, however, that if a Participant becomes an employee of a buyer or one of its affiliates following the sale of the Company's or an Affiliate's assets, and if the Participant's Account is transferred to a qualified plan maintained by the buyer or one of its affiliates (the "Buyer's Plan"), any outstanding loan at his or her termination of employment with the Company will not be due and payable in full at termination but will instead be transferred to the Buyer's Plan.
Effective January 1, 2013, an O&R Management Participant may select a longer period of whole years, not exceeding ten, for repayment of a loan for the purpose of purchasing his or her principal residence.
9.06    Multiple Loans
A CECONY Weekly Participant may not have more than one loan outstanding at a time. An O&R Hourly Participant may not have more than one loan outstanding at any time and may make a request for a loan only once in a calendar year. Effective January 1, 2013, as to any new loan applications made by an O&R Management Participant, he or she may not have more than two loans outstanding at any time.
9.07    Pledge
The vested portion of the Participant's Account Balance shall be pledged as security for all loans to the Participant. The amount pledged shall not be greater than fifty percent of the Participant's vested portion. If a default occurs in the repayment of a loan, the entire unpaid principal balance plus accrued interest, if any: (i) will be charged, when the Participant becomes eligible to receive a distribution, against that portion of the Participant's vested portion which serves as security for the loan; (ii) will be deducted, if a distribution is to made, from the amount payable to the Participant or the Participant's Beneficiary; or (iii) if neither (i) nor (ii) applies, will continue to encumber that portion of the Participant's vested portion that serves as security for the loan.
9.08    Loan Reserve
The amount of each loan to a Participant will be transferred from the portion of the Trust Fund held for the Participant's Account Balance and invested pursuant to Section 5.02 to a special Loan Reserve maintained for such Participant's Account Balance. Such Loan Reserve will be invested solely in the loan or loans made to the Participant. Payments on any such loan will reduce the Participant's Loan Reserve and will be reinvested for the Participant's Account Balance in accordance with Section 9.05.

Exhibit 10.1.2

9.09    Other Terms
Each loan will be evidenced by a promissory note payable to the Trustee. The terms and conditions of any loan may be adjusted at any time, to the extent determined by the Plan Administrator, to be necessary for compliance with law or to maintain the qualification of the Plan under the Code.

Exhibit 10.1.2

Article X.

Administration of the Plan, ESOP and TRASOP

10.01    Named Fiduciaries and Plan Administrator of Plan, ESOP, and TRASOP
The following persons from time to time occupying the following offices of CECONY are hereby designated as Named Fiduciaries: Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. CECONY may designate other persons who, upon acceptance of such designation, shall serve as Named Fiduciaries either instead of or in addition to those named above. Any such designation and acceptance shall be in writing and retained by the Plan Administrator. The Named Fiduciaries shall act by majority rule. The Named Fiduciaries shall appoint from among the officers of CECONY a Plan Administrator who shall serve at the discretion of the Named Fiduciaries. The Plan Administrator shall serve without compensation for his or her services as such and shall act solely in the interest of the Participants and their Beneficiaries.
Effective as of February 14, 2012, the Board of Trustees approved (1) increasing the size of the Named Fiduciaries from three to five persons; (2) removing, by title, the Chief Executive Officer as a Named Fiduciary; (3) renaming the Named Fiduciaries to the Named Fiduciary Committee; and (4) by adding by title, the “Vice President - Human Resources,” or any successor title/position as a Named Fiduciary. The Board of Trustees also approved the delegation to the Chief Executive Officer to take action on behalf of CECONY, including the designation of other persons who, upon acceptance of such designation, will serve as a Named Fiduciary in addition to those holding the aforementioned offices.
Solely in this Article X, the term Plan includes the Thrift Savings Plan, the ESOP, and the TRASOP unless the context clearly designates otherwise.
10.02    Authority of Plan Administrator
The Plan Administrator has the discretionary authority to control and manage the operation and administration of the Plan, including the Defined Contribution Pension Formula provisions, the ESOP and TRASOP and, without limiting the generality of the foregoing, shall interpret the Plan, including the Defined Contribution Pension Formula provisions, and the ESOP, determine eligibility for benefits under the Plan, determine any facts or resolve any questions relevant to the administration of the Plan, including the Defined Contribution Pension Formula provisions, and the ESOP, and TRASOP and, in connection therewith, may remedy and correct any ambiguities, inconsistencies, or omissions in the Plan, including the Defined Contribution Pension Formula provisions, and the ESOP and TRASOP. Any such action taken

Exhibit 10.1.2

by the Plan Administrator shall be conclusive and binding on all Participants, ESOP Participants, Beneficiaries and other persons. The Plan Administrator is authorized to make any changes to the Plan, including the Defined Contribution Pension Formula provisions, and the ESOP and TRASOP that he or she, in his or her sole discretion, determines are necessary or desirable to carry out (a) the transition to Vanguard Fiduciary Trust Company as Trustee, Record Keeper and Investment Manager for the O&R Hourly Plan and the O&R Management Plan, (b) the addition of new Investment Funds, (c) the merger of the CECONY Management Plan, the O&R Hourly Plan and O&R Management Plan into this Plan, ESOP and TRASOP, and (d) to make any other changes to facilitate administration of the Plan, including the Defined Contribution Pension Formula provisions, and the ESOP and TRASOP.
The Plan Administrator also has the authority to adopt certain amendments to the Plan, including the Defined Contribution Pension Formula provisions, and the ESOP and TRASOP, which are (a) required or desirable in order to implement corporate transactions such as mergers, acquisitions and divestitures; (b) required, necessary or recommended for compliance with ERISA, the Code or other laws; or (c) necessary or desirable for uniform or efficient administration. In all cases, any amendment(s) adopted by the Plan Administrator shall neither materially nor significantly increase the Employers’ or the Company's obligations or adversely affect or reduce the Account Balance of any Participant.
10.03    Reliance on Reports
The Named Fiduciaries and the Plan Administrator are entitled to rely upon any opinions, reports, or other advice that will be furnished by specialists, subject to fiduciary responsibilities imposed by ERISA.
10.04    Delegation of Authority
With approval of the Named Fiduciaries, the Plan Administrator may designate one or more persons to exercise any power, or perform any duty, of the Plan Administrator. Any such designation will be in writing and signed by the Plan Administrator and the Named Fiduciaries and a copy thereof will be delivered to the Trustee.
10.05    Administration Expenses
All expenses arising in connection with the operation and administration of the Plan will be paid by the Plan, ESOP or TRASOP, as applicable.
The expenses of administration of the TRASOP shall include, without limitation, transfer taxes, postage, brokerage commissions and other direct selling expenses incurred by the Trustee in the sale of Shares pursuant to Article XIII, losses incurred by the Trustee on funds invested pursuant to Article XIII, and fees of the Trustee in connection with the administration of

Exhibit 10.1.2

TRASOP, including fees for legal services rendered to the Trustee (whether or not rendered in connection with a judicial or administrative proceeding and whether or not incurred while it is acting as Trustee), but shall excludes brokerage fees and commissions for purchases of Shares pursuant to Section 13.02, which brokerage fees and commissions shall be paid out of the dividends being reinvested thereby. Such expenses of administration of TRASOP will, to the extent permitted by law, be paid:

first, out of any available income of TRASOP;
second, out of any available dividends received by the Trustee on Shares allocated to Participants pursuant to Section 13.02, which dividends have not then been applied to the purchase of additional Shares pursuant to Section 13.02; and
Third, by CECONY.
In no event shall the amounts paid by the Trustee during such Plan Year pursuant to clauses "first" and "second" above, exceed the smaller of: the sum of (x)10 percent of the first $100,000 and (y) 5 percent of an amount in excess of $100,000 of the income from dividends paid to the Trustee with respect to common stock of the Company during such Plan Year or $100,000.
10.06    Fiduciary Insurance
The Employers may purchase and carry fiduciary responsibility insurance under which each member of the Board, each Named Fiduciary, the Plan Administrator, and any person, including each employee, to whom there may be delegated any responsibility in connection with the administration of the Plan, including the Trustee, will be indemnified against any cost or expense (including counsel's fees) or liability which may be incurred arising out of any act or failure to act in the administration of this Plan, except for gross negligence or willful misconduct.
10.07    Claim Review
a.    Upon receipt from a Participant or Beneficiary of an initial claim for benefits, the Plan Administrator shall respond in writing and deliver or mail to the Participant or Beneficiary within 90 days following the date on which the initial claim is filed. If the initial claim is denied, in part or totally, the Plan Administrator shall set forth the specific reasons for the denial, written in a plain and understandable manner, with specific reference to pertinent Plan, ESOP and TRASOP provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, and an explanation of the Plan’s ESOP and TRASOP claim review procedure. If special circumstances require an extension of time for processing the claim,

Exhibit 10.1.2

written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim was filed. Such an extension may not exceed a period of 90 days beyond the end of the initial period. If the claim has not been granted, and if written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.
b.    Claim Review Procedure. A Participant, Beneficiary, or the authorized representative of either shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Plan Administrator. The Plan Administrator shall give the Participant, Beneficiary, or the authorized representative of either an opportunity to appear to review pertinent documents, to submit issues and comments in writing, and to present evidence supporting the claim. Not later than 60 days after receipt of the request for review, the Plan Administrator shall render and furnish to the claimant a written decision which shall include specific reasons for the decision, and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Plan Administrator shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim will be deemed to have been denied on review.
c.    Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan until he or she has first exhausted the procedures set forth in this section.
10.08    Appointment of Trustee
The Trustee will be appointed by the Board.
10.09    Limitation of Liability
The Company, the Board, the Named Fiduciaries, the Plan Administrator, the Employers and any officer, Employee or agent of the Company and each Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or Employers for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Company or

Exhibit 10.1.2

Employers from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I, of ERISA.

Exhibit 10.1.2

Article XI.

Miscellaneous

11.01    Exclusive Benefit - Amendments
It shall be impossible for any part of the corpus or income of the Trust Fund, ESOP Trust Fund or the TRASOP Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or Beneficiaries entitled to benefits under the Plan and for paying the expenses of the Plan. No person has any interest in, or right to, any part of the Trust Fund except as and to the extent expressly provided in the Plan. Subject to the foregoing, the Plan may be amended, in whole or in part, at any time and from time to time by the Board or pursuant to authority granted by the Board and any amendment may be given such retroactive effect as the Board or its duly authorized delegate may determine. If an Employer, other than CECONY, wishes to amend the Plan as to its participating employees, that Employer will present a resolution of its board of directors approving the proposed amendment and requesting CECONY to amend the Plan. CECONY shall have the sole discretion whether to amend the Plan as requested by an Employer.
Solely in this Article XI, the term Plan includes the Thrift Savings Plan, the ESOP and the TRASOP and reference to the Trust Fund includes the ESOP Trust Fund and the TRASOP Trust Fund, unless the context clearly designates otherwise.
11.02    Termination - Sale of Assets of Subsidiary
a.    The Plan may be partially or fully terminated or contributions may be permanently discontinued for any reason at any time by the Board. In the event of a partial or total termination of the Plan or permanent discontinuance of contributions under the Plan: (i) no contribution will be made thereafter except for a Payroll Period the last day of which coincides with or precedes such termination or discontinuance; (ii) no distribution shall be made except as provided in the Plan; (iii) the rights of all Participants to the entire amounts to the credit of their Account Balances as of the date of such termination or partial termination or discontinuance shall become 100% vested; (iv) no person shall have any right or interest except with respect to the Trust Fund; (v) any remaining forfeitures shall be considered a special Employer Contribution and shall be allocated on a pro-rata basis, based on Account Balance, to all Participants with an Account Balance as of the date of termination, partial termination or discontinuance; and (vi) the Trustee shall continue to act until the Trust Fund shall have been distributed in accordance with the Plan.

Exhibit 10.1.2

b.    Upon termination of the Plan, Pre-Tax Contributions, with Earnings, will be distributed to Participants only if neither the Company, Employers nor an Affiliate establishes or maintains a successor defined contribution plan. For purposes of this paragraph, a “successor defined contribution plan” is a defined contribution plan, other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a simple IRA, as defined in Code Section 403(b), a Code Section 457 plan, or a simplified employee pension as defined in Code Section 408(k) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed. A defined contribution plan will not be deemed a successor plan if fewer than two percent of the Employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Company or an Affiliate (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan’s termination.
11.03    Beneficiaries
Upon the death of a Participant, his or her Account Balance shall be payable in a lump sum to his or her surviving spouse. If there is no surviving spouse or the surviving spouse has consented, in the manner provided in this Section 11.03, to a designation of a Beneficiary in addition to or instead of such spouse, and such designation is in effect at the time of the Participant’s death, the Participant’s Account Balance will be paid to such Beneficiary. Effective beginning June 1, 2002, the surviving spouse or Beneficiary(ies) may elect to take a distribution in monthly, quarterly or yearly installments; providing, however, that any distribution election is consistent with Code Section 401(a)(9) and the regulations promulgated thereunder. Each Participant may designate a primary or contingent Beneficiary or Beneficiaries in the event of the death of the Participant prior to distribution of such benefits. The Participant may file a written designation with the Plan, on a form furnished by the Plan Administrator, or his or her delegate. Such designation shall be effective only if (1) such designation is accompanied by the written consent of the Participant’s spouse which acknowledges the effect on the spouse of the designation and is witnessed by a notary public, or (2) the Participant if not married. Any such designation made by an unmarried Participant shall become null and void in the event the unmarried Participant marries before his or her Annuity Starting Date. Any consent of a spouse shall be effective only with respect to such spouse. If, at the time of a Participant’s death, there is no surviving spouse of the Participant and no designation of a Beneficiary by such Participant is in effect, then the Participant’s benefits shall be payable to his or her estate or legal representative. A Participant may revoke a designation made pursuant to this Section 11.03 by signing and filing with the Plan Administrator or his or her delegate a written instrument to that

Exhibit 10.1.2

effect, in such manner and on such conditions as may be prescribed by the Plan Administrator, or by filing a new designation pursuant to this Section 11.03. The consent of a Participant’s spouse may not be revoked, but such spouse’s consent shall be required for every designation of a Beneficiary other than the Participant’s spouse and for every change in any such designation. The requirement for spousal consent may be waived by the Plan Administrator if he or she believes there is no spouse, or the spouse cannot be located, or because of such other circumstances as may be established by applicable law.
11.04    Assignment of Benefits
a.    No Participant or Beneficiary shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien any benefits to which he or she is entitled under the Plan. Nothing in this Section shall preclude payment of Plan benefits pursuant to a qualified domestic relations order as defined in Code Section 414(p) and Section 206(d) of ERISA. The Plan Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.
b.    Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is $5,000 or less, such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the alternate payee consents thereto; otherwise it may not be payable before the earliest of (1) the Participant’s termination of employment, (2) the time such amount could be withdrawn under Article 7 or (3) the Participant’s attainment of age 50.
c.    A Participant’s Account Balance may be offset against the amount owed to the Plan as a result of a breach of fiduciary duty to the Plan or criminality involving the Plan. The Participant’s Account Balance will be reduced to satisfy liabilities of the Participant to the Plan due to: (1) the Participant being convicted of committing a crime involving the Plan; (2) a civil judgment (or consent order or decree) being entered by a court in an action brought in connection with a violation of ERISA’s fiduciary duty rules; or (3) a settlement agreement between the Secretary of Labor and the Participant in connection with a violation of ERISA’s fiduciary rules. If the Participant is married at the time at which the offset is to be made, either the Participant’s spouse must consent in writing to these offset (unless there is no spouse, the spouse cannot be located, or due to other circumstances prescribed by the Secretary pursuant to Code Section 417(a)(2)(B)), or a spousal waiver of survivor benefits must be in effect for the offset to take place. Spousal consent is not required if the spouse is ordered or required by the judgment, order, decree, or settlement to pay an amount to the Plan in connection with a

Exhibit 10.1.2

violation of Part 4 of Title I of ERISA. Spousal consent is not required where, in the judgment, order, decree, or settlement, the spouse retains the right to receive a 50% survivor annuity under a qualified joint and survivor annuity and under a qualified pre-retirement survivor annuity. The amount of a benefit that is so offset is includible in income on the date of the offset.
11.05    Merger
The Plan may not be merged or consolidated with, or its assets or liabilities may not be transferred to any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive immediately after the merger or consolidation, or transfer of assets or liabilities, a benefit which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.
In the event of a corporate transaction, divestiture of assets or an Affiliate, or other corporate reorganization in which one or a group of Participants are transferred to another employer, the Plan Administrator, in his or her sole discretion, may effectuate a trust-to-trust transfer of affected Participants’ Account Balance to the other employer’s qualified defined contribution plan.
In the event of a corporate acquisition, merger, or other corporate reorganization in which one or a group of persons become Employees, the Plan Administrator, in his or her sole discretion, or if CECONY so requires, may accept a trust-to-trust transfer of the affected persons’ Account Balance from another employer’s qualified defined contribution plan to the Plan.
11.06    Conditions of Employment Not Affected by Plan
The establishment and maintenance of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employers to discharge any Employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant of the Plan.
11.07    Facility of Payment
If the Plan Administrator finds that a Participant or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or is a minor, the Plan Administrator may direct that any benefit due him or her, unless claim has been made by a duly appointed legal representative, be paid to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

Exhibit 10.1.2

11.08    Information
Each Participant, Beneficiary or other person entitled to a benefit, before any benefit is payable to him or her/on his or her account under the Plan, shall file with the Plan Administrator the information that the Plan Administrator requires to establish his or her rights and benefits under the Plan.
11.09    Additional Participating Employers
a.    If any entity is or becomes an Affiliate, the Board may include the employees of that Affiliate in the participation of the Plan upon appropriate action by that Affiliate necessary to adopt the Plan. If any person becomes an Employee as the result of a merger, a consolidation, or an acquisition of all or part of the assets or business of another company, the Board shall determine to what extent, if any, previous service with the other entity will be recognized under the Plan, subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.
b.    An Employer may terminate its participation in the Plan upon appropriate action. In that event, the funds of the Plan held on account of Participants in the employ of that Affiliate, and any unpaid Account Balances of Participants who have separated from the employ of that Affiliate, shall be determined by the Plan Administrator. Those funds will be distributed as provided in and permitted under Section 11.02 if the Plan, as to that employer, is terminated, or segregated by the Trustee to a separate trust, pursuant to certification to the Trustee by the Plan Administrator, continuing the Plan as a separate plan for the employees of that Affiliate under which the board of directors of that Affiliate will succeed to all the powers and duties of the Board, including the appointment of named fiduciaries and plan administrator.
11.10    IRS Determination
All contributions made to the Trust Fund, and all loans made pursuant to Article 9, which are made prior to the receipt of a determination from the Internal Revenue Service to the effect that the Plan is a qualified plan under Code Sections 401 (a) and 401(k) or the refusal of the IRS in writing to issue such a determination, shall be made on the express condition that such determination is received. In the event the Internal Revenue Service determines that the Plan is not so qualified or refuses in writing to make such determination, such contributions, increased by any earnings thereon, and reduced by any losses thereon and by the outstanding balance (principal and interest) on any loans made under Article 9, shall be returned to the Employer(s) and Participants, as appropriate, as promptly as practicable after such determination. In the event the Internal Revenue Service requires reductions in such contributions and/or changes in the terms and conditions of such loans as a condition of its determination that the Plan is so

Exhibit 10.1.2

qualified, the required reductions in contributions, increased by any earnings and reduced by any losses attributable thereto, shall be returned to the Employer(s) and Participants, as appropriate, and/or the amounts and terms and conditions of any such outstanding loans shall be modified to meet Internal Revenue Service requirements, as promptly as practicable after notification from the Internal Revenue Service. If all or part of an Employer's deductions under Code Section 404 for Employer Matching Contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the Employer Matching Contributions to which the disallowance applies shall be returned to that Employer without earnings thereon, but reduced by any losses attributable thereto. The return shall be made within one year after the denial of qualification or disallowance of deduction, as the case may be.
11.11    Mistaken Contributions
Any contribution made by mistake of fact shall be returnable, without any earnings thereon but reduced by any losses attributable thereto, to the Employer(s) and/or Participants, as appropriate within one year after the payment of the contribution.
11.12    Prevention of Escheat
If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Administrator may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of the Plan or Employer. If such person has not made written claim therefor within three months of the date of the mailing, the Plan Administrator may, if he or she so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the applicable Employer. Upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person or his or her beneficiary later notifies the Plan Administrator of his or her whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him or her in accordance with the provisions of the Plan.
11.13    Construction
The Plan shall be construed, regulated and administered under ERISA and the laws of the State of New York, except where ERISA controls. In the event a claimant institutes an action or proceeding in any state or federal court of law or equity, the applicable “statute of limitations” for such action will be New York State statute for actions brought in contract matters.

Exhibit 10.1.2

Article XII.

Top-Heavy Provisions

12.01    Application of Top-Heavy Provisions
This Article XII shall apply for purposes of determining whether the plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Code Section 416(c) for such years.
12.02    Minimum Benefit for Top-Heavy Year
a.    Key Employee Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or Affiliate having Annual Compensation greater that $130,000 (as adjusted under Code Section 416(i)(1)) beginning after December 31, 2002, or $160,000 for Plan Years beginning after December 31, 2008, a 5-percent owner of the Company or Affiliate or a 1-percent owner of the Company or Affiliate having Annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued there under.
b.    Determination of present values and amounts This section 12.02(b) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the determination date.
Distributions during the year ending on the determination date. The present values of accrued benefits and the amounts of Account Balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distribution under a terminated plan which, had if not been terminated, would have been aggregated with the plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
Employees not performing services during year ending on the determination date The accrued benefits and Account Balances of any individual who has not performed

Exhibit 10.1.2

services for the Company or an Affiliate during the 1-year period ending on the determination date shall not be taken into account.
12.03    Minimum Benefits
Matching Contributions Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes for the Actual Contribution Percentage Test and other requirements of Code Section 401(m).
In the event the Plan becomes a Top-Heavy Plan in any Plan Year, then the minimum Employer Contribution will not be less than 3% of Compensation per year, or if less than 3%, the highest rate allocated to any Key Employee, including amount contributed as a result of a Pre-Tax Contribution election, on behalf of each Non-Key Employee without regard to whether he or she has less than 1,000 Hours of Service or his or her Compensation.
12.04    Aggregation Groups
a.    Notwithstanding anything to the contrary herein, this Plan shall not be a Top-Heavy Plan if it is part of either a “required aggregation group” or a “permissive aggregation group” that is not a Top-Heavy Group.
b.    The “required aggregation group” consists of:
Each Defined Contribution Plan or Defined Benefit Plan in which at least one Key Employee participates; and
Each other Defined Contribution Plan or Defined Benefit Plan which enables a plan referred to in the preceding subparagraph (i) to meet the nondiscrimination requirements of Section 401(a)(4) or 410 of the Code.
c.    A “permissive aggregation group” consists of the plans included in the “required aggregation group” plus any one or more other Defined Contribution Plans or Defined Benefit Plans which, when considered as a group with the “required aggregation group”, would continue to meet the nondiscrimination requirements of Section 401(a)(4) and 410 of the Code.
12.05    Special Benefit Limits
For any Plan Year for which this Article 12 is applicable the definitions of “Defined Benefit Plan Fraction” and “Defined Contribution Plan Fraction” in Sections 1.20 and 1.22, respectively, shall be modified in each case by substituting “1.0”for “1.25”. Effective for limitation years beginning after December 31, 1999, the provisions of this Section 12.05 no longer apply on account of the repeal of Section 415(e) of the Code.
12.06    Special Distribution Rule

Exhibit 10.1.2

For any Plan Year for which this Article 12 is applicable, Section 7.08(a) shall apply to Key Employees, effective December 31, 2004, who are 5% owners of the Company or Affiliate.

Exhibit 10.1.2

Article XIII.

Tax Reduction Act Stock Ownership Plan

13.01    Purpose - Separate Entity
a.    The TRASOP, is a stock bonus plan, established under the Tax Reduction Act of 1975 was intended to give eligible Participants an equity interest in CECONY and encourage those Participants to remain in the employ of CECONY. The TRASOP is invested in Shares and in a short-term investment fund of cash and cash equivalents. Applicable laws do not permit additional contributions to the TRASOP. CECONY desires to continue the TRASOP Accounts of Participants having such accounts. Effective as of July 1, 1988, all TRASOP Accounts were transferred to this Plan, and all TRASOP provisions which continue to be applicable were added to this Plan and shall, together with other applicable provisions of this Plan, govern the TRASOP Accounts.
b.    Active employees may not rollover or transfer amounts between TRASOP Accounts and Plan Accounts. Former employees may rollover the value of their accounts to the Thrift Savings Plan as described in Section 3.06(b).
c.    All matters relating to the TRASOP which relate to or arise out of facts, circumstances or conditions in effect prior to July 1, 1988, shall be governed by the provisions of the TRASOP as in effect on June 30, 1988 prior to the merger, unless expressly otherwise provided in this Plan.
d.    Effective on or after January 1, 2002, the Economic Growth and Tax Reduction Recovery Act of 2001 amended the definition of applicable dividend to allow a deduction for dividends paid on applicable employer securities with respect to which Participants or beneficiaries are provided an election to have the dividend paid to an ESOP and distributed in cash, or reinvested in qualifying employer securities. The deduction is available both with respect to dividends that are reinvested and paid out in cash. Accordingly, effective January 1, 2002, the TRASOP is being amended to provide Participants or beneficiaries with the election to have dividends paid in cash or reinvested, as set forth below.
13.02    TRASOP Accounts - Application of Dividends
a.    The TRASOP Account of each Participant in TRASOP who remained in the employ of CECONY on July 1, 1988 was transferred to this Plan effective as of July 1, 1988. Each such Participant shall continue to have a nonforfeitable right to all Shares allocated and all amounts credited to such Participant’s TRASOP Account.

Exhibit 10.1.2

b.    All dividends received by the Trustee with respect to Shares allocated to the TRASOP Accounts of Participants shall be applied to the purchase of additional Shares. Such purchases shall be made promptly after the receipt of each such dividend. The Trustee shall purchase, in one or more transactions, the maximum number of whole Shares obtainable at then prevailing prices, including brokerage commissions and other reasonable expenses incurred in connection with such purchases. Such purchases may be made on any securities exchange where Shares are traded, in the over-the-counter market, or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Trustee may determine to be in the best interest of the Participants. The Trustee shall complete such purchases as soon as practical after receipt of such dividends, having due regard for any applicable requirements of law affecting the timing or manner of such purchases. The additional Shares so purchased shall be allocated among the respective TRASOP Accounts of the Participants in proportion to the number of Shares in each TRASOP Account at the record date for the payment of the dividend so applied. Such allocation shall be made as promptly as practicable but for purposes of determining the time at which such additional Shares shall become distributable pursuant to Section 13.04, the additional Shares so allocated to each Participant’s TRASOP Account shall be deemed to have been allocated as of the respective allocation dates of the Shares in such TRASOP Account at such record date, in proportion to the number of such Shares previously allocated as of each such allocation date.
c.    For Plan Years beginning on and after January 1, 2002, dividends received by the Trustee with respect to Shares allocated to the TRASOP accounts of Participants, in accordance with the election of the Participant, will be either paid in cash to Participants not later than 90 days after the close of the Plan Year in which the dividends are paid, or applied by the Trustee for the purchase of additional shares. A Participant will be given a reasonable opportunity before a dividend is paid or distributed to make the election and can change a dividend election at least annually. If there is a change in the Plan governing the manner in which the dividends are paid or distributed to Participants, each Participant will be given a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first dividend subject to the new Plan terms is paid or distributed. A Participant who fails to make an election as to whether to receive his or her dividend in cash or have such dividend reinvested will be treated as if he or she elected to have his or her dividend reinvested until such time that he or she makes an affirmation election for a distribution of the dividend. Dividends that are distributed will be held and invested in a short-term investment fund or like kind of cash account until distributed.

Exhibit 10.1.2

13.03    Voting Rights, Options, Rights, and Warrants
a.    Each Participant shall be entitled to direct the Trustee as to the manner in which any Shares or fractional Shares allocated to the Participant’s TRASOP Account are to be voted.
b.    In the event that any option, right, or warrant shall be granted or issued with respect to any Shares allocated to the Participant’s TRASOP Account, each Participant shall be entitled to direct the Trustee whether to exercise, sell, or deal with such option, right, or warrant.
c.    The Trustee shall keep confidential the Participant’s voting instructions and instructions as to any option, right or warrant and any information regarding a Participant’s purchases, holdings and sales of Shares.
13.04    Distribution of Shares
a.    In General: Unless a Participant elects to defer, distribution of his or her TRASOP Account shall commence not later than 60 days after the close of the Plan Year in which the latest of the following events occurs: (1) the Participant attains age 65, (2) the 10th anniversary of the year in which the Participant commenced participation in the TRASOP, or (3) the Participant becomes disabled, dies or terminates employment with the Company or an Affiliate. Notwithstanding the foregoing, a Participant’s failure to make an affirmative written election to defer a distribution hereunder is deemed an election to defer the commencement of his or her TRASOP Account, subject to Section 13.04(a)(ii) below.
All distributions from a Participant’s TRASOP Account shall be made in Cash; provided, however, that a Participant or Beneficiary shall have the right to elect to receive a distribution, other than a distribution upon termination of the TRASOP, in Shares by contacting the Record Keeper to request such a distribution. Participants must have an established brokerage account in order to receive Shares. Shares requested in accordance with this Section 13.04 shall be delivered, or a cash distribution in respect of such Shares shall be made to the Participant, as soon as practicable after the effective date of the application.
Unless a Participant elects to commence distribution of his or her TRASOP Account sooner, in accordance with this Section 13.04, distribution of a Participant’s TRASOP Account shall be made no later than the Participant’s Required Beginning Date as defined in Section 7. Distributions shall be made as a lump sum payment of a Participant’s TRASOP Account balance.
b.    In-Service Distributions. Notwithstanding any provision to the contrary, any Participant who is an active employee of the Company and who has held Shares in his or her

Exhibit 10.1.2

TRASOP Account for at least eighty-four months may elect to receive a full or partial distribution of his or her TRASOP Account in Shares or its cash equivalent.

c.    Distributions following Disability or Termination of Employment. Following a disability or a termination of employment, a Participant may elect a distribution any time prior to his or her Required Beginning Date as set forth in Section 13.04(e).
d.    Distributions upon Participant’s Death.
Distributions in respect of Shares allocated to the Participant’s TRASOP Account shall be made to the Participant’s Beneficiary in a lump sum as soon as practicable following confirmation of the Participant’s death.
e.    Form of Distribution.

(i)	A Participant may elect to receive a distribution of his or her TRASOP Account as a full or partial lump sum.

(ii)
Accounts of $1,000 or less. A terminated Participant with an Account Balance equal to or less than $1,000 shall receive a distribution of his or her account in a single lump sum distribution as soon as practicable following termination.

f.    Units. The interests of a TRASOP Participant in his or her TRASOP Account shall be measured in units, the number and value of which shall be determined daily.
g.    Operation of Fund. Except in the case of a final distribution from a Participant’s TRASOP Account, all distributions in Shares from such TRASOP Account shall be made in respect of whole Shares only, and any fractional Share which is otherwise distributable shall be purchased from the Participant by the Trustee and distributed as a cash payment. In the case of a final distribution from a Participant’s TRASOP Account (except a distribution upon termination of the TRASOP), such distribution shall be made in respect of the number of whole Shares then remaining in the Participant’s TRASOP Account, together with a cash payment in respect of any fractional Share. The Trustee, in each such case, shall purchase such fractional Share from the Participant at a price equal to the cash payment to be made to the Participant. Whenever the Trustee requires funds for the purchase of fractional Shares, such funds shall be drawn from the accumulated income of the TRASOP Trust Fund, if any, and otherwise shall be advanced by the Company upon the Trustee’s request, subject to reimbursement from future income of the TRASOP Trust. All fractional Shares so purchased by the Trustee shall be allocated to the TRASOP Account of the remaining Participants at such intervals as shall be determined by the Plan Administrator, but no later than the end of the next succeeding Plan Year. The Trustee shall sell any Shares in respect of which a cash distribution is to be made. The Trustee may make such sales on any securities exchange

Exhibit 10.1.2

where Shares are traded, in the over-the-counter market, or in negotiated transactions. Such sales may be on such terms as to price, delivery and otherwise as the Trustee may determine to be in the best interests of the Participants. The Trustee shall complete such sales as soon as practical under the circumstances having due regard for any applicable requirements of law affecting the timing or manner of such sales. All brokerage commissions and other direct selling expenses incurred by the Trustee in the sale of Shares under this Subsection shall be paid as provided in Section 10.05.

Upon any termination of the TRASOP, the Trust shall continue until all Shares which have been allocated to Participants’ TRASOP Accounts have been distributed to the Participants, unless the Board directs an earlier termination of the TRASOP Trust Fund. Upon the final distribution of Shares, or at such earlier time as the Board shall have fixed for the termination of the TRASOP Trust Fund, the Plan Administrator shall direct the Trustee to allocate to the Participants any Shares then held by the Trustee and not yet allocated, and the Trustee shall distribute to the Participants any whole Shares which have been allocated to their TRASOP Accounts but which have not been distributed, shall sell all fractional Shares and distribute the proceeds to the respective Participants entitled to such fractional Shares, shall liquidate any remaining assets (other than Shares) held by the TRASOP Trust Fund, and shall apply the proceeds of such liquidation and any remaining funds held by the Trustee, the disposition of which is not otherwise provided for, to a distribution to all Participants then receiving a final distribution of Shares, in proportion to the whole and fractional Shares to which each is entitled; and the TRASOP Trust Fund shall thereupon terminate.
13.05    Diversification of TRASOP Accounts
a.    Definitions: The following terms shall have the following meanings for purposes of this Section 13.05:
Qualified Participant shall mean a Participant who has a TRASOP Account and has attained at least age 55 and completed at least 10 years of participation in TRASOP.
Qualified Election Period shall mean the first ninety (90) days following the end of each Plan Year.
Eligible Shares shall mean Shares added to a Participant’s TRASOP Account after December 31, 1986.
Diversifiable Amount shall, with respect to any Qualified Election Period, mean twenty-five percent (25%) of the number of Eligible Shares in the Participant’s TRASOP

Exhibit 10.1.2

Account as of the end of the preceding Plan Year. However, if the Diversifiable Amount for any Qualified Election Period shall have a value which may be deemed de minimis under regulations issued by the Secretary of the United States Department of the Treasury, then there shall be no Diversifiable Amount available for such Qualified Election Period.
b.    Eligibility for Diversification: Each Qualified Participant shall have the right to elect to diversify, by means of a distribution of whole Eligible Shares only, all or some portion of the Diversifiable Amount in his TRASOP Account during each of the six (6) consecutive Qualified Election Periods following the Plan Year in which such Participant first became a Qualified Participant, provided, however, that, notwithstanding subsection 13.05.A.(d), the Diversifiable Amount in the sixth Qualified Election Period for each Qualified Participant shall be fifty percent (50%) of the number of Eligible Shares in his TRASOP Account as to the end of the preceding Plan Year. A distribution pursuant to this Article 13.05 must be a minimum of ten (10) Shares, or all Whole Shares comprising the Diversifiable Amount for such Qualified Election Period if less than 10. Each Qualified Participant who desires to elect diversification under this Section shall, during the Qualified Election Period, complete and execute a diversification election and consent form provided by CECONY. Such election may be revoked or modified or a new election may be made in its stead within the Qualified Election Period, upon the expiration of which the diversification election shall be irrevocable.
c.    Diversification Procedure
The TRASOP shall, within the 90 day period following each Qualified Election Period, distribute to each Qualified Participant who has elected to diversify under this Section, the number of whole Eligible Shares which most closely approximates, but does not exceed, the number of Eligible Shares duly elected to be diversified by each such Qualified Participant. Failure by a Qualified Participant to provide required consents to distribution of any Diversifiable Amount, shall relieve the TRASOP of all obligation to make any such distribution.
To the extent a Qualified Participant has Eligible Shares which are Unrestricted Shares in his TRASOP Account, such Unrestricted Shares shall be distributed pursuant to this Section 13.05. Only upon exhaustion of all such Unrestricted Shares may additional Eligible Shares then be distributed hereunder.

Exhibit 10.1.2

Article XIV.

Employee Stock Ownership Plan

14.01    Purpose - Separate Entity
a.    Effective as of the ESOP Effective Date, the Company established the Consolidated Edison Employee Stock Ownership Plan (“ESOP”) as a portion of, included within and separate from the Thrift Plan. The ESOP affords special rights and has specific requirements which must be satisfied that are distinct from the Thrift Plan, such as the right of an ESOP Participant to: (1) vote his or her allocated Shares; (2) request his or her distribution be in the form of Shares; (3) diversify his or her ESOP Subaccount; (4) elect to take dividends in cash or have dividends reinvested; and, (5) be 100% fully invested immediately in those Shares purchased by reinvested dividends. Each of these distinct ESOP rights and requirements is set forth in the Thrift Plan and obligations in the Thrift Plan such as those requirements regarding eligibility to participate, vesting, distributions, in-service distributions, operational, administrative and fiduciary requirements continue to apply to the ESOP and are deemed incorporated into and so are not repeated in this Article XIV. The ESOP is intended to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7). The ESOP is intended to give ESOP Participants an equity interest in CEI and encourage ESOP Participants to remain in the employ of CEI.
b.    Effective as of the ESOP Effective Date, the part of a Participant’s Employer Matching Contributions Subaccount invested in the Company Stock Fund in the Thrift Plan was transferred to the ESOP and ESOP Trust Fund and established and included into the Participant’s ESOP Subaccount.
c.    Participants’ ESOP Subaccounts will be held in the ESOP Trust Fund and administered separately, although they shall be held as part of the same Trust Fund. Participants are permitted to transfer assets from their ESOP Subaccounts to their Thrift Plan Accounts within the ESOP Trust Fund and the Trust Fund.
14.02    Special Definitions for ESOP
a.    The following terms shall have the following meanings for purposes of the ESOP:
ESOP Subaccount means the account into which is credited a Participant’s Employer Matching Contributions’ invested in the Company Stock Fund and dividends paid on these Shares and comprising the following Subaccounts: (aa) the Participant’s Transferred ESOP Subaccount which is the Participant’s Company Stock Fund that was transferred from the Thrift Plan to the ESOP as of the ESOP Effective

Exhibit 10.1.2

Date; (bb) a Participant’s Dividend Subaccount which, for a Participant who is credited with less than three Years of Service, consists solely of Shares purchased with reinvested dividends after the ESOP Effective Date and are 100% fully vested at all times; and (cc) a Participant’s ESOP Subaccount which is the account into which is credited a Participant’s Employer Matching Contributions contributed to the ESOP after the ESOP Effective Date. Once a Participant is credited with at least three Years of Vesting Service, his or her Dividend Subaccount will be merged into his or her ESOP Subaccount.
ESOP Effective Date means May 8, 2002.
ESOP Participant means a Participant in the Thrift Plan who has elected to invest some or all of his or her Employer Matching Contributions in the Company Stock Fund.
Diversifiable ESOP Amount, with respect to any Qualified ESOP Election Period, means 25% of the number of Shares in the Participant’s ESOP Subaccount as of the end of the preceding Plan Year. However, if the Diversifiable ESOP Amount for any Qualified ESOP Election Period has a value which may be deemed de minimis under regulations issued by the Secretary of the United States Department of the Treasury, then there will be no Diversifiable ESOP Amount available for such Qualified ESOP Election Period.
Qualified ESOP Participant means an ESOP Participant who has an ESOP Subaccount, attained at least age 55 and completed at least 10 years of participation in the ESOP. Years of participation in the Thrift Plan will be taken into account in determining whether a Qualified ESOP Participant has completed 10 years of participation.
Qualified ESOP Election Period means the first 90 days following the end of each Plan Year.
14.03    Participation in ESOP
Each Participant in the Thrift Plan who elects to have his or her Employer Matching Contributions invested in the Company Stock Fund will automatically become an ESOP Participant in the ESOP. Each ESOP Participant will have his or her ESOP Subaccount held in the ESOP Trust Fund.
14.04    Employer Matching Contributions
Only Employer Matching Contributions and dividends issued on Shares held in the ESOP Trust Fund will be contributed to the ESOP.
14.05    Purchase of Shares for ESOP Trust Fund

Exhibit 10.1.2

a.    The Trustee shall regularly purchase Shares for the ESOP Trust Fund in accordance with a non-discretionary purchasing program. Such purchases may be made on any securities exchange where Shares are traded, in the over-the-counter market, or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Trustee may determine to be in the best interests of the ESOP Participants. Interest and other income received on assets held in the ESOP Trust Fund shall be reinvested in the ESOP Trust Fund. All funds to be invested shall be invested by the Trustee in one or more transactions promptly after receipt by the Trustee, subject to any applicable requirement of law affecting the timing or manner of such transactions. All brokerage commissions and other direct expenses incurred by the Trustee in the purchase of sale of Shares under the ESOP will be borne by the ESOP Subaccount investing and/or trading in Shares.
b.    Units. The interests of an ESOP Participant in his or her ESOP Subaccount shall be measures in Units, the number and value of which shall be determined daily.
14.06    Dividends
Beginning on and after the ESOP Effective Date, and for all Plan Years thereafter, dividends received by the Trustee with respect to Shares allocated to the ESOP Subaccounts, in accordance with the election of each ESOP Participant, will be either paid in cash to the ESOP Participant as soon as practicable following the declaration date but in any case not later than 90 days after the close of the Plan Year in which the dividends are paid or applied by the Trustee for the purchase of additional Shares.
An ESOP Participant will be given a reasonable opportunity before a dividend is paid or distributed to make the election. The ESOP Participant will have a reasonable opportunity to change a dividend election at least annually. If there is a change in the ESOP governing the manner in which the dividends are paid or distributed to ESOP Participants, each ESOP Participant will be given a reasonable opportunity to make an election under the new ESOP terms prior to the date on which the first dividend subject to the new ESOP terms is paid or distributed. An ESOP Participant who fails to make an election as to whether to receive his or her dividend in cash or have such dividend reinvested will be treated as if he or she elected to have his or her dividend reinvested until such time that he or she makes an affirmation election for a distribution of the dividend. If dividends are reinvested and applied to the purchase of additional Shares, such purchases shall be made promptly after the receipt of each such dividend. The Trustee shall purchase, in one or more transactions, the maximum number of whole Shares obtainable at then prevailing prices, including brokerage commissions and other

Exhibit 10.1.2

reasonable expenses incurred in connection with such purchases. Such purchases may be made on any securities exchange where Shares are traded, in the over-the-counter market, or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Trustee may determine to be in the best interest of the ESOP Participants. The Trustee shall complete such purchases as soon as practical after receipt of such dividends, having due regard for any applicable requirements of law affecting the timing or manner of such purchases. The additional Shares so purchased shall be allocated among the respective ESOP Subaccounts of the Participants in proportion to the number of Shares in each ESOP Subaccount at the record date for the payment of the dividend so applied. Such allocation shall be made as promptly as practicable but for purposes of determining the time at which such additional Shares shall become distributable, the additional Shares so allocated to each ESOP Participant’s ESOP Subaccount shall be deemed to have been allocated as of the respective allocation dates of the Shares in such ESOP Subaccount at such record date, in proportion to the number of such Shares previously allocated as of each such allocation date.
14.07    Voting Rights, Options, Rights, and Warrants
a.    Each ESOP Participant is entitled to direct the Trustee as to the manner in which any Shares or fractional Shares allocated to the ESOP Participant’s ESOP Subaccount are to be voted. Any such Shares or fractional Share for which the Participant does not give voting directions shall be voted by the Trustee n the same manner and proportions as all other Shares held by the Trustee for which voting directions are given by ESOP Participants.
b.    In the event that any option, right, or warrant shall be granted or issued with respect to any Shares allocated to the ESOP Participant’s ESOP Subaccount, each ESOP Participant shall be entitled to direct the Trustee whether to exercise, sell, or deal with such option, right, or warrant.
c.    The Trustee shall keep confidential the ESOP Participant’s voting instructions and instructions as to any option, right or warrant and any information regarding an ESOP Participant’s purchases, holdings and sales of Shares. The Plan Administrator shall be responsible for monitoring the Trustee’s performance of its confidentiality obligations.
14.08    Transferability
A Participant may transfer all or any part of his or her existing ESOP Subaccount once a day to any other Investment Funds in the Trust Fund. Any election will be subject to any restrictions imposed on an Investment Fund by the Trustee or Investment Manager.
14.09    Diversification

Exhibit 10.1.2

a.    Each Qualified ESOP Participant shall have the right to elect to diversify, by means of a distribution of whole ESOP Shares only, all or some portion of the Diversifiable Amount in his ESOP Subaccount during each of the six consecutive Qualified ESOP Election Periods following the Plan Year in which such Participant first became a Qualified ESOP Participant. The Diversifiable ESOP Amount in the sixth Qualified ESOP Election Period for each Qualified ESOP Participant shall be 50% of the number of Eligible ESOP Shares in his or her ESOP Subaccount as of the end of the preceding Plan Year. A distribution pursuant to this must be a minimum of ten Shares, or all Whole Shares comprising the Diversifiable ESOP Amount for such Qualified ESOP Election Period if less than 10. Each Qualified ESOP Participant who desires to elect diversification under this Section shall, during the Qualified ESOP Election Period, complete and execute a diversification election and consent form provided by his or her Employer. Such election may be revoked or modified or a new election may be made in its stead within the Qualified ESOP Election Period, upon the expiration of which the diversification election shall be irrevocable.
b.    Diversification Procedure. The ESOP shall, within the 90-day period following each Qualified ESOP Election Period, distribute to each Qualified ESOP Participant who has elected to diversify under this Section, the number of whole Shares which most closely approximates, but does not exceed, the number of ESOP Shares duly elected to be diversified by each such Qualified ESOP Participant. Failure by a Qualified ESOP Participant to provide required consents to distribution of any Diversifiable ESOP Amount, shall relieve the ESOP of all obligation to make any such distribution.

c.    Diversification Rules Beginning on and after January 1, 2011. An “Applicable Individual,” as defined herein, may elect to divest the ESOP Shares and reinvest an equivalent amount in other investment options. An Applicable Individual may elect to divest and reinvest on a periodic, reasonable basis, occurring no less than quarterly. An “Applicable Individual” means, with respect to Employer Matching Contributions, an ESOP Participant who must have completed three years of vesting service.
14.10    Distribution of Shares
a.    An ESOP Participant’s ESOP Account shall be available for distribution to such ESOP Participant within one year following the earliest of the death, disability, Normal Retirement Age, or termination of employment or no later than one year after the close of the fifth Plan Year in which the ESOP participant separates from employment be reason other than attainment of Normal Retirement Age, death or disability in accordance with IRC Section 409(o).

Exhibit 10.1.2

Unless the ESOP Participant elects otherwise, the distribution of his or her ESOP Account will be paid in substantially equal period payments, not less frequently than annually, over a period not longer than five years in accordance with IRC 409(o)(1)(C) (“ESOP Distribution Period”).
b.    If an ESOP Participant elects a distribution in Shares, certificates for such Shares shall be delivered to the ESOP Participant as soon as practicable after the effective date of the application. The ESOP Distribution Period is increased from 5 years plus one additional year, up to an additional 5 years, for each $160,000, as adjusted for colas, when his or her ESOP Account exceeds $800,000, as adjusted for colas.
c.    In the case of death of an ESOP Participant, distributions in respect of Shares allocated to his or her ESOP Subaccount shall be made to his or her Beneficiary. In the case of disability or termination of employment with the Company or an Affiliate, distributions in respect of Shares allocated to the ESOP Participant’s ESOP Subaccount shall be made unless the ESOP Participant elects otherwise.
d.    All distributions from an ESOP Participant’s ESOP Subaccount shall be made in Shares; provided, however, that an ESOP Participant or Beneficiary shall have the right to elect, on a form furnished by and submitted to his or her Employer, to receive a distribution, other than a distribution upon termination of the ESOP, in cash. Except in the case of a final distribution from an ESOP Participant’s ESOP Subaccount and a distribution of the entire ESOP Subaccount balance, all distributions from such ESOP Subaccount made in Shares shall be made in respect of whole Shares only, and any fractional Share which is otherwise distributable shall be retained in such ESOP Subaccount until it can be combined, in whole or in part, with another fractional Share which shall subsequently become distributable, so as to make up a whole Share. A final distribution from an ESOP Subaccount (except a distribution upon termination of the ESOP) shall be made in respect of the number of whole Shares then remaining in the ESOP Subaccount, together with a cash payment in respect of any fractional Share based on the closing price of a Share as reported on the New York Stock Exchange consolidated tape on the last trading day of the month immediately preceding the month in which such final distribution is made. The Trustee, in each such case, shall purchase such fractional Share from the ESOP Participant at a price equal to the cash payment to be made to the ESOP Participant.
e.    Whenever the Trustee requires funds for the purchase of fractional Shares, such funds shall be drawn from the accumulated income of the ESOP Trust Fund, if any, and otherwise shall be advanced by the Employer upon the Trustee’s request, subject to reimbursement from future income of the ESOP Trust Fund. All fractional Shares so purchased

Exhibit 10.1.2

by the Trustee shall be allocated to the ESOP Subaccounts of the remaining Participants at such intervals as shall be determined by the Plan Administrator, but no later than the end of the next succeeding Plan Year. The Trustee shall sell any Shares in respect of which a cash distribution is to be made. The Trustee may make such sales on any securities exchange where Shares are traded, in the over-the-counter market, or in negotiated transactions. Such sales may be on such terms as to price, delivery and otherwise as the Trustee may determine to be in the best interests of the ESOP Participants. The Trustee shall complete such sales as soon as practical under the circumstances having due regard for any applicable requirements of law affecting the timing or manner of such sales.
f.    Upon any termination of the ESOP, the ESOP Trust Fund shall continue until all Shares which have been allocated to ESOP Participants’ ESOP Subaccounts have been distributed to the ESOP Participants, unless the Board directs an earlier termination of the ESOP Trust Fund. Upon the final distribution of Shares, or at such earlier time as the Board shall have fixed for the termination of the ESOP Trust Fund, the Plan Administrator shall direct the Trustee to allocate to the ESOP Participants any Shares then held by the Trustee and not yet allocated, and the Trustee shall distribute to the ESOP Participants any whole Shares which have been allocated to their ESOP Subaccounts but which have not been distributed, shall sell all fractional Shares and distribute the proceeds to the respective ESOP Participants entitled to such fractional Shares, shall liquidate any remaining assets (other than Shares) held by the ESOP Trust Fund, and shall apply the proceeds of such liquidation and any remaining funds held by the Trustee, the disposition of which is not otherwise provided for, to a distribution to all ESOP Participants then receiving a final distribution of Shares, in proportion to the whole and fractional Shares to which each is entitled; and the ESOP Trust Fund shall thereupon terminate.

If the Company is required to repurchase employer securities which are distributed to the Participant as part of a total distribution, the payments must be in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days and not exceeding 5 years, in accordance with Internal Revenue Code 409(h)(5)(A). Additionally, if the payments are made in installments under a put option, the ESOP will provide adequate security and interest on the unpaid amounts, in accordance with Internal Revenue Code 409(h)(5)(B).

Exhibit 10.1.2

Article XV.

Defined Contribution Pension Formula

15.01    Special Definitions Applicable to the Defined Contribution Pension Formula
a.    Annual Variable Pay Award means the amount awarded, if any, to a Management DCPF Participant in a Plan Year under CECONY’s variable pay compensation plan or O&R’s ATIP. For a Participating Employer other than CECONY or O&R, Annual Variable Pay Award means the amount awarded, if any, to a Management DCPF Participant in a Plan Year under that Participating Employer’s short-term incentive compensation plan that has been approved by the Plan Administrator. Approval by the Plan Administrator of any short-term incentive compensation plan is on a prospective basis.
Effective November 15, 2001, the amount of any award to be counted for a Management DCPF Participant shall not exceed 25% of the Management DCPF Participant’s rate of base annual salary or pay in effect as of January 1 of the Plan Year in which the award is made. Any awards under a long-term incentive compensation plan shall not be includible in any Annual Variable Pay Award. Commissions paid by an Employer also shall be considered to have been awarded pursuant to a short-term incentive compensation plan and shall be subject to the overall aggregate limit of 25% of base annual salary (exclusive of commissions).
b.    DCPF Participant means each Eligible Employee covered under the Defined Contribution Pension Formula. A DCPF Participant includes a Management DCPF Participant, a Local 3 Employee, Local 503, and a Local 1-2 Employee covered under the Defined Contribution Pension Formula.
c.    Management DCPF Participant means each Eligible Employee who is a CECONY Management Employee, O&R Management Employee, CET Employee, or CEI Affiliate Employee who is employed by a CEI Affiliate that is a Participating Employer under the Defined Contribution Pension Formula; and who has satisfied the service requirements, if any; and who, by design, election, or default, is covered under the Defined Contribution Pension Formula.
15.02    Defined Contribution Pension Formula -Eligible Groups
a.    Local 3 Employee:    Defined Contribution Pension Formula - Establishment -Effective as of July 1, 2013, CECONY has established the Defined Contribution Pension Formula (“DCPF”) which is a separate defined contribution pension formula and is on behalf of, negotiated, and agreed upon, by Local 3. Subsequently, the DCPF will be available to other groups.

Exhibit 10.1.2

b.    Local 503 Employee:    Effective on and after June 1, 2014, O&R has established the DCPF on behalf of, negotiated, and agreed upon, by Local 503.
c.    Local 1-2 Employee:    Effective on and after June 26, 2016, each Local 1-2 Employee who is hired on or after June 26, 2016, will be given a Pension Choice to be covered under either the Cash Balance Pension Formula in the Retirement Plan or the Defined Contribution Pension Formula.
d.    Local 1-2 Employee Covered Under Cash Balance Pension Formula:    Effective beginning January 1, 2017, a Pension Choice will be given to each CECONY Weekly Participant who is a Local 1-2 Employee and who, as of June 25, 2016, is covered under the Cash Balance Pension Formula in the Retirement Plan.
e.    CECONY Management Employee, O&R Management Employee, and CET Employee:    Effective beginning January 1, 2017, each CECONY Management Employee, O&R Management Employee, and CET Employee who becomes an Eligible Employee on or after January 1, 2017, will become covered under the Defined Contribution Pension Formula (“Management DCPF Participant”). If a CEI Affiliate becomes a Participating Employer and, with the proper and necessary Boards’ approval, adopts the Defined Contribution Pension Formula, then the eligible Employees of such CEI Affiliate will be covered under the Defined Contribution Pension Formula.
Additionally, each CECONY Management Employee, O&R Management Employee, CET Employee, and participating CEI Affiliate employee who, on or after January 1, 2017, is rehired, reinstated, reemployed, returning to, resuming employment after a break of employment becomes an Eligible Employee, and did not, at the time of his or her prior departure, have a deferred accrued benefit or had an accrued benefit and commenced distribution under the Consolidated Edison Retirement Plan is eligible under the Defined Contribution Pension Formula. If she or he is a Participant in the Retirement Plan, has not received, in whole or in part, some or all of her or his accrued pension benefit on the day she or he returns to the active payroll of CECONY, O&R, CET, or a CEI Affiliate, the rules of the Retirement Plan will govern whether she or he has a Pension Choice or is covered under the Defined Contribution Pension Formula.
f.    CECONY Management Employee, O&R Management Employee, and CET Employee Covered Under the Cash Balance Pension Formula in the Retirement Plan:        Effective beginning January 1, 2017, each CECONY Management Employee, O&R Management Employee, and CET Employee covered under the Cash Balance Pension Formula in the Retirement Plan will be given a Pension Choice. The election period will begin as soon as

Exhibit 10.1.2

administratively practicable, subject to statutory requirements, and will end on December 31, 2021. The election to transfer to the Defined Contribution Pension Formula is irrevocable.
g.    Except as otherwise provided in this Article XV, the provisions in the Thrift Savings Plan that would apply to a defined contribution pension formula, such as the sections setting forth Plan Administration, apply to the DCPF and are not repeated in this Article XV.
15.03    Participation Rules in the DCPF - For a Local 3 Employee - Pension Choice
a.    Each Local 3 Employee who is hired on or after June 30, 2013, will have a period of time to make a Pension Choice election to be covered under the cash balance pension formula in the Retirement Plan or to be covered under this DCPF. He or she will receive information regarding the Pension Choice as soon as practicable following his or her date of hire.
b.    If he or she makes no election by the end of the 60-day period, he or she will become a Participant in the DCPF. He or she will begin participation after completing three months of service in the first month of the immediately following calendar quarter, or if not administratively practicable, in the first month of the next following calendar quarter.
c.    Entry dates are the first day of each calendar quarter.
d.    Whether such Local 3 Employee elects to participate or is deemed to have elected to participate, his or her Pension Choice is irrevocable.
15.04    Participation Rules for a Local 3 Employee Transferring From the Retirement Plan
a.    An individual who: (i) is a Local 3 Employee; (ii) covered under the cash balance pension formula in the Retirement Plan; and (iii) has elected to transfer out of the cash balance pension formula in the Retirement Plan and into the DCPF, will become covered under the DCPF as soon as practicable following the date that his or her Pension Choice election form has been properly submitted.
b.    If such Local 3 Employee makes and properly submits his or her Pension Choice election in the first or second month of a calendar quarter, he or she will begin participation on the first day of the next calendar quarter. If he or she submits his or her Pension Choice election in the third month of a calendar quarter, he or she will begin participation in the first month of the immediately following second calendar quarter.
c.    Entry dates are the first day of a calendar quarter.
d.    Each Participant who has transferred from the Cash Balance Pension Formula will be credited with his or her Years of Service since his or her date of hire with the Employer for the purpose of determining his or her vested status.

Exhibit 10.1.2

e.    Each Participant who has transferred from the Cash Balance Pension Formula will be credited with his or her Years of Service since his or her date of hire with the Employer for the purpose of determining his or her points for Compensation Credits.
15.05    Participation Rules for an O&R Hourly Employee Transferring From the Retirement Plan - Pension Choice
a.    Effective January 1, 2015, a pension choice will be given to an O&R Hourly Employee who is covered under the Cash Balance Pension Formula in the Retirement Plan as of May 31, 2014.
b.    An O&R Hourly Employee who was hired between January 1, 2010, and May 31, 2014, and is covered under the Cash Balance Pension Formula in the Retirement Plan will be given a one-time opportunity to irrevocably elect to transfer out of the Retirement Plan and into the Defined Contribution Pension Formula. The election period for such O&R Hourly Employee will begin as soon as administratively practicable, subject to statutory requirements, but no later than January 1, 2015, and will end on December 31, 2015.
c.    If the O&R Hourly Employee elects to transfer out of the Retirement Plan and to be covered under the Defined Contribution Pension formula, he or she will cease active participation in the Retirement Plan, effective as soon as administratively practicable after receipt of his or her election form (“Election Effective Date”), and will be covered under the Defined Contribution Pension formula thereafter.
d.    As of the Election Effective Date, for an O&R Hourly Employee who elects to cease active participation in the Retirement Plan and to be covered under the Defined Contribution Pension formula, there will be no additional compensation credits to the O&R Hourly Employee’s Cash Balance Pension allowance.
e.    As of the Election Effective Date, such an O&R Hourly Employee’s Cash Balance Pension allowance will continue to receive interest credits until the date that he or she begins distribution of his or her Cash Balance Pension allowance from the Retirement Plan. The interest rate is based on 30-year U.S. Treasury bonds, subject to a minimum floor of 4% and a maximum ceiling of 9%.
f.    Each O&R Hourly Employee hired between January 1, 2010 and June 1, 2014, will be educated on his or her benefit options by O&R.
15.06    Defined Contribution Pension for an O&R Hourly Employee Hired On or After June 1, 2014
a.    O&R will establish a separate Defined Contribution Pension Account for each employee and will contribute, at the end of each calendar quarter (end of March, June,

Exhibit 10.1.2

September, and December), or as soon as administratively possible, a Compensation Credit on behalf of each such O&R Hourly Employee in accordance with the DCPF set forth below.
15.07    Participation Rules in the DCPF for a Local 1-2 Employee - Pension Choice
a.    Each Local 1-2 Employee who is hired on or after June 26, 2016, will have a period of time to make a Pension Choice election. He or she will receive information regarding the Pension Choice as soon as practicable following his or her date of hire.
b.    The election period begins on the date of hire and ends on the 60 days after the date of hire.
c.    If a Local 1-2 Employee hired on or after June 26, 2016, fails to make a timely election, he or she will be deemed to have made an irrevocable election to be covered under the Defined Contribution Pension Formula and he or she will not be given another Pension Choice Election.
d.     After completing three months of service, he or she will begin participation in the first month of the immediately following calendar quarter, or as soon as administratively practicable.
e.    Entry dates are the first day of each calendar quarter.
f.    This election is irrevocable and remains in effect for as long as he or she is a member of the Local 1-2 bargaining unit. A new election is not available if such individual is rehired or reinstated following any break in service or termination of employment.
15.08    Participation Rules for a Local 1-2 Employee Transferring From the Retirement Plan
a.    Effective January 1, 2017, a Pension Choice will be given to Local 1-2 Employee who as of June 25, 2016, is covered under the Cash Balance Pension Formula in the Retirement Plan.
b.    A Local 1-2 Employee who was hired between July 1, 2012, and June 25, 2016, and is covered under the Cash Balance Pension Formula in the Retirement Plan will be given a one-time opportunity to make an irrevocable election to transfer out of the Retirement Plan and into the Defined Contribution Pension Formula.
c.    The election period will begin as soon as administratively practicable, subject to statutory requirements, but no later than January 1, 2017, and will end on June 20, 2020.
d.    If such Local 1-2 Employee elects to transfer out of the Retirement Plan and into the Defined Contribution Pension Formula, his or her active participation in the Retirement Plan will terminate at the end of the calendar quarter in which he or she submits his or her election form.

Exhibit 10.1.2

e.    This election by a Local 1-2 Employee to transfer out of the Retirement Plan is irrevocable and remains in effect for as long as he or she is a member of the Local 1-2 bargaining unit. A new election is not available if such Local 1-2 Employee is rehired or reinstated following any break in service or termination of employment.
f.    The Local 1-2 Employee will begin participation in the Defined Contribution Pension Formula on the first day of the calendar quarter immediately following the end of the calendar quarter in which he or she submitted the election form.
g.    A Local 1-2 Employee who makes an election to terminate active participation in the Retirement Plan will receive no additional compensation credits to his or her Cash Balance Pension benefit in the Retirement Plan. His or her Cash Balance Pension benefit remains in the Retirement Plan and will not be transferred to the Thrift Savings Plan.
h.    A Local 1-2 Employee who makes an election to terminate active participation in the Retirement Plan will continue to receive quarterly interest credits on his or her Cash Balance Pension benefit until the date that he or she begins distribution of his or her Cash Balance Pension benefit from the Retirement Plan.
15.09    Participation Rules for Management Employee - for CECONY Management Employee, O&R Management Employee, and CET Employee
a.    Effective January 1, 2017, the Company will establish a separate Defined Contribution Pension Account for each CECONY Management Employee, O&R Management Employee, and CET Employee hired, rehired, reemployed, reinstated, returning after a break to or otherwise on the active payroll on or after January 1, 2017. Each Employer will contribute, at the end of each calendar quarter (end of March, June, September, and December), or as soon as administratively possible, a Compensation Credit on behalf of each such Employee in accordance with the DCPF set forth below.
15.10    Participation Rules for Management Participants Transferring From the Retirement Plan -

a.    An individual who: (i) is a CECONY Management Employee, O&R Management Employee, and CET Employee and covered under the cash balance pension formula in the Retirement Plan; and (ii) has elected to transfer out of the Cash Balance Pension Formula in the Retirement Plan and into the DCPF, will become covered under the DCPF as soon as practicable following the date that his or her Pension Choice election form has been properly submitted.

Exhibit 10.1.2

b.    If such individual makes and properly submits his or her Pension Choice election in the first or second month of a calendar quarter, he or she will begin participation on the first day of the next calendar quarter. If he or she submits his or her Pension Choice election in the third month of a calendar quarter, he or she will begin participation in the first month of the immediately following second calendar quarter.
c.    Entry dates are the first day of a calendar quarter.
d.    Each Participant who has transferred from the Cash Balance Pension Formula will be credited with his or her Years of Service since his or her date of hire with the Employer for the purpose of determining his or her vested status.
e.    Each Participant who has transferred from the Cash Balance Pension Formula will be credited with his or her Years of Service since his or her date of hire with the Employer for the purpose of determining his or her points for Compensation Credits.
15.11    Defined Contribution Pension Formula
a.    The Company will contribute at the end of each calendar quarter (end of March, June, September, and December), or as soon as administratively practicable, a Compensation Credit on behalf of each Participant covered under the DCPF in accordance with the following formula:

Points (Age Plus Service)*as of the Allocation Date	Percentage of Compensation** Earned in the quarter	Plus	Percentage of year-to-date Compensation** that exceeds the Social Security Wage Base
Under 35	4.00%		4.00%
35 - 49	5.00%		4.00%
50 - 64	6.00%		4.00%
Over 64	7.00%		4.00%
* Points are based on age and service at the end of each calendar quarter.
** Compensation for a Local 3 Employee and a Local 1-2 Employee means basic straight-time compensation plus Sunday premium pay, night shift, and midnight shift differential premium pay, calculated to the nearest whole dollar.

** Compensation for an O&R Hourly Employee means basic straight-time compensation, calculated to the nearest whole dollar.

b.    Basic straight-time compensation is determined based on the Participant’s rate of pay in the last pay period in the Calendar quarter. Sunday premium pay, night shift, and midnight shift differential premium pay are based on amounts actually earned during the preceding calendar quarter.

Exhibit 10.1.2

c.    A Participant whose termination of employment occurs in the first or second month of a calendar quarter shall receive an allocation for such calendar quarter. He or she will receive an allocation equal to a pro rata quarterly allocation based on age, years of Accredited Service, and the Compensation he or she received in such calendar quarter at his or her termination of employment. The Participant will receive his or her applicable percentage times her or his Compensation as of the date of termination of employment. Additionally, if the Participant has exceeded the Social Security Taxable Wage Base, he or she will receive an additional 4% allocation on the Compensation in the calendar quarter that has exceeded the Social Security Taxable Wage Base.
d.    For any period of an authorized, unpaid leave of absence for which the Participant receives Accredited Service (up to but not to exceed six months), the Participant shall receive Compensation Credits to his or her DCPF Account. The Compensation Credits shall be determined on the assumption that the Participant continued to receive during the leave period his or her Compensation (excluding any Sunday premium pay and night shift and midnight shift differential premium pay during the calendar quarter ) based on the rate of pay in effect for such Participant immediately prior to such leave of absence.
e.    The entire amount, if any, of a Management DCPF Participant’s Annual Variable Pay Award shall be included in the Management DCPF Participant’s Annual Compensation in the calendar quarter in which the Award is paid. However, if her or his Annual Compensation, as of the calendar quarter with some or all of the Annual Variable Pay Award, exceeds the Code Section 401(a)(17) limit, his or her Annual Variable Pay Award will not be included in that calendar quarter. In no event will his or her Annual Compensation for the calendar quarter exceed the Code Section 401(a)(17) limit. In the case of a Management DCPF Participant whose Annual Compensation is not projected to exceed the limitations of Section 401(a)(17) of the Code, any portion of his or her Variable Pay Award not included as Annual Compensation, in accordance with this paragraph, will be added to the Annual Compensation paid to the Participant for pay periods ending in each such succeeding calendar quarter (but not in excess of 25% of the Section 401(a)(17) limit for such calendar year) until all such Variable Pay Award has been included as Annual Compensation for such calendar year, provided that in no event shall the limitations of Section 401(a)(17) of the Code be exceeded. Annual Compensation is determined based on the Management DCPF Participant’s rate of pay in the last pay period in each calendar quarter.
15.12    Participant Investment Directions and Choices for the DCPF Account

Exhibit 10.1.2

a.    The first Employer’s Compensation Credit Contributions to a Participant’s DCPF Account will be invested in the default investment option under the Thrift Savings Plan (“Qualified Default Investment Alternative”). Until the Participant directs otherwise, all future compensation credit contributions will continue to be invested in the Qualified Default Investment alternative. A Participant’s entire DCPF Account, whether or not vested, is available for Participant investment direction.
b.    Each Participant is entitled to direct the investment of his or her Defined Contribution Pension Formula Account, in any or all of the investment funds available under, and in such manner and on such terms and conditions as set forth under the 401 (k) Formula.
c.    The DCPF Account cannot be invested in the Company Stock Fund.
d.    Each Participant is fully responsible for the investment directions and asset allocations of his or her DCPF Account. The Company is not responsible for how the DCPF Account is invested or for any or all losses resulting from the investment decisions made by the Participant.
e.    While many of the other provisions, terms and conditions included in the Thrift Savings Plan apply to this Article XV, and acknowledging redundancy, the following Sections of Article IV and Article V apply to the DCPF Account: Sections 4.01, 4.03, 4.04, 4.06, 5.01, 5.02, 5.05, 5.06, 5.07 and 5.08.
15.13    Vesting in Compensation Credit Contributions
a.    Each Participant who is not an O&R Hourly Employee will be 100% vested in his or her DCPF Account upon completion of three years of vesting service. An O&R Hourly Employee will be 100% fully vested immediately in his or her Defined Contribution Pension Account.
b.    If his or her DCPF Account is not yet 100% vested, he or she will become 100% vested upon attainment of normal retirement age (age 65).
c.    A Participant who terminates employment before becoming 100% vested will forfeit his or her DCPF Account.
d.    Each CECONY Management Employee, O&R Management Employee, CET Employee, and CEI Affiliate employee employed by a Participating Employer in the Defined Contribution Pension Formula will be 100% vested in his or her DCPF Account upon completion of three Years of Vesting Service.
15.14    Form and Timing of Distributions
a.    Timing of Distributions

Exhibit 10.1.2

Upon termination from employment with the Company and any Affiliate, distributions will be made as follows:
if the vested portion of the Participant’s Account Balance equals or is less than $1,000, his or her DCPF Account will be distributed in a single lump sum as soon as practicable; or
A Participant is entitled to his or her full DCPF Account Balance upon attainment of age 65. If the Participant does not make an election to begin his or her distribution before his or her required beginning date, his or her Account Balance will begin to be distributed at his or her Code Section 401(a)(9) required beginning date.
b.    Termination of employment entitling a Participant to a distribution does not occur in the event of a corporate transaction in which there is a transfer of the Account Balances of Participants affected by the corporate transaction to a plan maintained or created by the affected Participant’s new employer.
c.     Notwithstanding the entitlement to his or her full DCPF Account Balance upon attainment of age 65, the Participant may elect an immediate or deferred distribution, subject to Code Section 401 (a)(9), in such manner and on such conditions as may be prescribed by the Plan Administrator, in any of the following:
a distribution of the Participant’s Vested Account Balance in a single lump sum;
monthly, quarterly or annual periodic installment payments in a fixed dollar amount or fixed percentage amount; or
a distribution of all or part.
d.    If a Participant’s distribution is deferred until April 1 of the calendar year following the calendar year in which the Participant attains again 70½, the Participant may elect, in such manner and on such condition as may be presented by the Plan administrator;
a distribution in a single lump sum, or
a distribution in the required minimum amounts and over the applicable distribution period prescribed under the Code’s minimum distribution rules. If the Participant fails to make an election, the distribution shall be made in annual installments.
Any distribution of less than all of a Participant’s Vested Account Balance shall be made pro-rata from the Investment Funds in which the Account Balance in invested.
15.15    Death Benefits
a.    If a DCPF Participant dies before his or her distribution has begun, a death benefit equal to the vested DCPF Account will be payable to the Participant’s Beneficiary.

Exhibit 10.1.2

b.    If the Participant is married on his or her date of death, his or her Beneficiary is his or her Surviving Spouse.
c.    If the Participant is not married on his or her date of death, his or her Beneficiary will be the person he or she has designated.
d.    His or her Beneficiary may elect a form and timing of payment so long as his or her election complies with the distribution rules codified in Code Section 401(a)(9) and the final regulations set forth in Treasury Regulations 1.401(a)(9) as in effect at the time of the distribution. The Beneficiary’s benefit will be paid as soon as practicable following the Participant’s date of death. If the Surviving Spouse is the Beneficiary he or she may defer a distribution up to the date the Participant would have attained age 65, in accordance with Code Section 401(a)(9).
e,    If the vested Participant is not married at his or her death and there is no surviving Beneficiary or a Beneficiary has not been designated, the death benefit shall be payable to the Participant’s estate or legal representative.
15.16    Proof of Death and Right of Beneficiary or Other Person
The Plan Administrator and/or the Record Keeper may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the vested DCPF Account as the Plan Administrator or Record Keeper may deem proper. His or her determination of the right of that Beneficiary or other person to receive payment will be conclusive.
15.17    Distribution Limitation
All distributions shall conform to the regulations issued under Code Section 401(a)(9), including the incidental death benefit provisions of Code Section 401(a)(9)(G). Such regulations override any Plan provision that is inconsistent with Code Section 401(a)(9).

Exhibit 10.1.2

APPENDIX A
Participating Employers

A.    List of Participating Employers

The following list sets forth:
(i)    the Participating Employers,
the effective date of each Employer’s participation, and
the designation of those employees who will become Participants or continue their participation in the Plan.

Exhibit 10.1.2

Name of Company	Effective Date of Participation in the 401(k) and 401(m) formula	Eligible Employees	Effective Date of Termination as Participating Employer	Date of Participation in Defined Contribution Pension Formula

Consolidated Edison Development, Inc.	May 1, 1996	All otherwise Eligible Employees.
Consolidated Edison Solutions, Inc.	May 1, 1997	All otherwise Eligible Employees.
Consolidated Edison Communications, Inc.	February 1, 1999	All otherwise Eligible Employees.	Terminated as a Participating Employer
Consolidated Edison Energy, Inc.	March 1, 1998	All otherwise Eligible Employees.
Orange and Rockland Utilities, Inc.	January 1, 2001	All otherwise Eligible Employees		For an O&R Hourly Participant - June 2014 and for O&R Management Participant -January 1,2017
Consolidated Edison Energy Massachusetts, Inc.	July 18, 1999	Employees working at the Western Massachusetts Electric Cogeneration Facility.	Terminated as a Participating Employer as of
CED Operating Company, L.P.	June 1, 2000	Employees working at the Lakewood Cogeneration Facility

Exhibit 10.1.2

Name of Company	Effective Date of Participation in the 401(k) and 401(m) formula	Eligible Employees	Effective Date of Termination as Participating Employer	Date of Participation in Defined Contribution Pension Formula

CED Operating Company, L.P.	June 1, 2000	Employees working at the Lakewood Cogeneration Facility

Con Edison Transmission	January 1, 2017	Employees are eligible for the 401(k) formula, 401(m) formula		January 1, 2017

B.    Termination of Participating Employers

From time to time, a Participating Employer may terminate its participation from the Plan for any reason or no reason. In no case, will an employer or an entity that is not a member of the CEI ERISA controlled group be permitted to be a Participating Employer. At any time that a Participating Employer is sold, transferred, or spun out of the CEI ERISA controlled group, that Participating Employer, by operation of this language, will no longer be an eligible employer.

C.    Participating Employers

The participation of an entity must be agreed upon by the proper authorized board and companies, as the case may be. An employer that becomes a member of the CEI controlled group does not become a participating employer without the proper authorizations.